EXHIBIT 10.33

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

NOTE PURCHASE AGREEMENT

March 29, 2001

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

P.O. Box 111

Boston, MA 02117

John Hancock Variable Life Insurance Company

John Hancock Place

200 Clarendon Street

P.O. Box 111

Boston, MA 02117

Ladies and Gentlemen:

POPE RESOURCES, A DELAWARE LIMITED LIABILITY PARTNERSHIP, together with its successors and assigns (“Borrower”), hereby agrees with you to the following.  Certain of the terms used herein are defined as provided for in Annex II hereto.

SECTION 1.  PURCHASE AND SALE OF NOTES.

1.1    Issuance of Notes.  Borrower has authorized the issuance of three 7.63% Fixed Rate Senior Secured Notes dated of even date herewith in the aggregate original principal amount of $30,000,000 having a maturity date of April 1, 2011, (said Notes, together with any and all replacements, supplements, modifications, amendments, restatements, renewals or extensions thereof hereinafter collectively and severally referred to herein as the (“Notes”).

1.2    Registration of Notes; Substitution of Notes.

(a)     Registration of Notes.  Borrower shall cause to be kept at its principal place of business a register for the registration and transfer of the Notes.  The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more Notes will be registered in the register, provided such transfer is not in violation of subsection 1.2(b) below.  The Person in whose name any Note shall be registered will be deemed and treated as the owner and holder thereof for all purposes hereof, and Borrower will not be affected by any notice or knowledge to the contrary.  Borrower shall update the register from time to time with respect to any Note upon the written instructions of the Person in whose name such Note is registered.

(b)     Exchange of Notes.  Subject to the last sentence of this subsection (b), upon surrender of any Note at the Borrower’s principal place of business duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his or its attorney duly authorized in writing, Borrower shall execute and deliver, at such holder’s expense, new notes in exchange therefor in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new note shall be payable to such Person as such holder may request and shall be substantially in the form of the surrendered Note.  Each such new note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  Each holder of Notes will not sell or otherwise transfer any Note to any Person other than an Institutional Accredited Investor; provided, if there is a Default or Event of Default, each holder of Notes shall have control over the disposition of all of its assets to the fullest extent required by applicable insurance law or other applicable law, and may sell to any Person.  Each transfer of Notes hereunder shall consist of a pro rata share of the Notes outstanding at the time of the transfer based on the relative principal balances then outstanding under each type of Note.

(c)     Replacement of Notes.  Upon receipt by Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note; and

(1)   in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is an Institutional Investor with respect to which Borrower has no reasonable grounds to question its continued solvency, such holder’s own unsecured written agreement of indemnity shall be deemed to be satisfactory), or

(2)   in the case of mutilation, upon surrender and cancellation thereof;

Borrower will execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon; provided, all expenses associated with issuing such new Notes shall, including, without limitation Borrower’s reasonable attorneys fees shall be paid by the Holder requesting the new Note.

1.3   The Closing.

(a)   Borrower hereby agrees to sell to you and you agree to purchase from Borrower, in accordance with the provisions of this Agreement, Notes at 100% of the principal amounts thereof.

(b)   The closing (the “Closing”) of your purchase shall be held at 11 a.m., pacific time, on such date (the “Closing Date”) not later than March 29, 2001, as shall have been agreed to by you and Borrower, at Land America, 1200 Sixth Avenue, Suite 1910, Seattle, WA 98101. At the Closing, Borrower will deliver to you the Notes duly executed by Borrower and dated the Closing Date at Seattle, Washington and payable to you, against payment of the purchase price therefor by bank wire transfer of immediately available funds to an account or accounts designated by Borrower in writing at or prior to Closing.

1.4   Purchase for Investment.

(a)   You represent to Borrower that you are purchasing the Notes for your own account for investment or for one or more separate accounts maintained by you or for the account of one or more funds managed by you and with no present intention of distributing or reselling the Notes or any part thereof, but subject, nevertheless, to any requirement of law that the disposition of your or their property be within your control at all times.

(b)   You acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities law, by reason of their issuance in a transaction intended to be exempt from the registration requirements of said Act and any of said securities laws which are applicable and that the Notes being acquired by you pursuant hereto accordingly may not be transferred unless the Notes are registered under said Act and any applicable state securities laws or such Notes may, at the time of transfer, lawfully be transferred without such registration.  It is understood that Borrower shall have no obligation to you at any time to register the Notes under the Securities Act of 1933 or under any other state or federal securities laws, and that Borrower is relying upon your representations contained in this Agreement in connection with the issuance of the Notes.

(c)   You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Notes purchased by you hereunder:

(1)   if you are an insurance company, the Source is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) (“PTCE 95-60”) and the purchase of the Notes is exempt under the provisions of PTCE 95-60; or

(2)   the Source is either (A) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption 90-1 (issued January 29, 1980) (“PTCE 90-1”), or (B) a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 (issued July 12, 1991) (“PTCE 91-38”) and, except as you have disclosed to Borrower in writing pursuant to this paragraph (2), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(3)   the Source is an “investment fund” (within the meaning of Part V or Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984) (the “QPAM Exemption”) managed by a “qualified professional asset manager” (“QPAM”) (within the meaning of Part V of the QPAM Exemption) which has been identified pursuant to this paragraph (3), such that the purchase by or on behalf of such investment fund is exempt from the application of the prohibited transaction rules of ERISA and Section 4975 of the Code, provided that no other party to the transactions described in this Agreement and no affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such other party has at this time, and has not at any time during the immediately preceding year exercised, the authority to appoint or terminate the identified QPAM as manager of the assets of any employee benefit plan that has an interest in such investment fund (which plans have been identified pursuant to this paragraph (3)) or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan; or

(4)   the Source is a “governmental plan” as defined in Title I, Section 3(32) of ERISA; or

(5)   the Source is one or more “employee benefit plans” or a separate account or trust fund comprised of one or more “employee benefit plans,” each of which has been identified to the Borrower in writing pursuant to this paragraph (5); or

(6)   the Source does not include assets of any employee benefit plan, other than a plan exempt from coverage under ERISA.

As used in this subsection (c), “plan” or “plans” shall have the meaning set forth in Title I, Section 3(3) of ERISA.

1.5   Failure to Deliver; Failure of Conditions.  If at the Closing, Borrower fails to tender to you the Notes, or if the conditions specified in Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement.  Nothing in this Section shall operate to relieve Borrower from any of its obligations hereunder or to waive any of your rights against Borrower.

1.6   Expenses; Brokers.

(a)   Whether or not the Notes are sold, Borrower promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) will pay all reasonable out-of-pocket expenses relating to this Agreement, including but not limited to:

(1)   the cost of reproducing this Agreement, the Notes and all other Financing Documents;

(2)   the fees and disbursements of your outside counsel;

(3)   the costs of the Timber Cruise required by Section 9.3(a), title examination, title insurance, environmental site assessments, recording and filing taxes and fees, abstract continuation, UCC search fees, mortgage or similar taxes, revenue or documentary stamps, intangibles tax and similar costs;

(4)   the cost of delivering to your home office, insured to your satisfaction, the Notes issued to you at the Closing;

(5)   all reasonable out-of-pocket expenses (including those of the types described in (1) through (4) of this subsection 1.6(a)) relating to any amendment, modification, waiver or consent requested by Borrower pursuant to the provisions hereof or of any of the other Financing Documents, whether or not the same is finalized or declared effective; and

(6)   all fees for special investigations or technical audits, including, without limitation the Environmental Reports, and the fees of the Forestry Consultant and other similar fees incurred in connection with the issuance of the Notes and the transactions contemplated by this Agreement.

(b)   Borrower represents and warrants to you that no broker, finder, investment banker, or other similar Person, has been retained by Borrower in connection with the issuance of the Notes and the transactions contemplated by this Agreement.  You represent and warrant to Borrower that no broker, finder, investment banker, or other similar Person, has been retained by you in connection with the issuance of the Notes and the transactions contemplated by this Agreement.

(c)   The obligations of Borrower under Section 1.6(a) and the representations and warranties of the parties under Section 1.6(b) shall survive the payment or prepayment of the Notes and the termination of this Agreement.

SECTION 2.  WARRANTIES AND REPRESENTATIONS

To induce you to enter into this Agreement and to purchase the Notes, Borrower warrants and represents to you that:

2.1           Ownership of Borrower.  Borrower is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all states where its business is conducted (other than states where failure to be so qualified would not have a material adverse effect on the business, properties, operations or financial condition of the Borrower), including, specifically, in the State of Washington.  The managing general partner of Borrower is Pope MPG, Inc., a Delaware corporation.

2.2           Intentionally Deleted.

2.3           Intentionally Deleted.

2.4           Authority.  Borrower has all requisite power and authority and all necessary licenses and permits to own and operate its Property, to carry on its business as now conducted and to carry out the transactions contemplated hereby and by the other Financing Documents, except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations or financial condition of the Borrower.  Borrower shall obtain all necessary licenses and permits as may be required to operate its Property in the future.

2.5           Indebtedness. The financial information, reports and other materials that Borrower has provided to you with respect to Borrower fully and correctly describe the general nature of the business of Borrower in all material respects and do not contain any untrue material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect.  Borrower’s audited financial statements dated as of December 31, 2000, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of as of the date thereof, including liabilities for taxes, material commitments and Debt in accordance with GAAP consistently applied throughout the period covered thereby.  Since the date of such statements there has been no material adverse change in the financial condition or operations of the Borrower. Except as described in Exhibit A and/or as reflected in Borrower’s financial statements, there is no other Debt.  There are no material agreements affecting the Timberlands.

2.6           Full Disclosure.  Neither this Agreement nor any written certificate, written statement or other written information furnished to you by or on behalf of Borrower in connection with the negotiation of the sale of the Notes contains any untrue statement of a material fact or omits to state any material fact necessary to make the information contained therein or herein not misleading as of the date when made.  Except for the Port Gamble Environmental Issue, there is no fact known to Borrower which Borrower has not disclosed to you in writing which could reasonably be expected to materially adversely affect the business, Property, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its obligations set forth in this Agreement or in the other Financing Documents in all material respects.

2.7           Pending Litigation.  Except for the Port Gamble Environmental Issue there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending against the Timberland or Borrower, or to the knowledge of Borrower, threatened against Borrower or the Timberland before any Governmental Authority, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity affecting the Timberland or against Borrower which do or could reasonably be expected to materially and adversely affect Borrower or the Timberland, the ownership or use of any of Borrower’s assets or the Timberland, Borrower’s business or financial condition or prospects, or Borrower’s right or ability to enter into the Financing Documents and the other transactions contemplated thereby or to perform its obligations thereunder.

2.8           Title to the Timberland.  Other than as disclosed in the Title Policies or on Exhibit A hereto, Borrower has Good Title to the Timberland free and clear of all Liens or other encumbrances affecting Borrower’s title thereto.

2.9           Enforceable Obligations.  This Agreement is, and the Notes, and the other Financing Documents upon the execution and delivery thereof will be, valid, binding and enforceable obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be adversely affected by applicable bankruptcy laws affecting creditors’ rights generally (other than laws described in the following sentence) and except that equitable principles may limit the availability of certain equitable remedies (such as specific performance) in certain circumstances.  The enforceability of such obligations of Borrower is not currently adversely affected by, and Borrower has no reason to believe that, upon the commencement of any proceeding in bankruptcy or otherwise or upon any other circumstance, the enforceability of such obligations would be adversely affected by, any law, rule or regulation governing fraudulent conveyances or obligations or constructively fraudulent conveyances or obligations.

2.10         No Conflicts or Consents.  Subject to the accuracy of your representations in Section 1.4, the execution and delivery by Borrower of this Agreement, the Notes, and the other Financing Documents the performance of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not (a) conflict with any provision of (i) any applicable domestic or foreign law, statute, rule or regulation (including without limitation the Securities Exchange Act of 1934 and state securities laws and the regulations and rules promulgated thereunder), or (ii) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (b) result in the acceleration of any Debt of Borrower, (c) result in a default, or event of default of Borrower under any other material agreement (as described in Section 2.12), or (d) result in or require the creation of any Lien upon any Property of Borrower, except those created or permitted in the Financing Documents.  Except as described on Exhibit A, and except for those which have been obtained and those which if not obtained would not have a material adverse effect on the business, properties, operations or financial condition of the Borrower, and except for filing and/or recording any Financing Statement, including the Mortgages no consent, approval, authorization or order of, and notice to or filing with, any Governmental Authority or third parties is required in connection with the execution, delivery or performance by Borrower of any Financing Document or the consummation of any transaction contemplated by the Financing Documents.

2.11         Names and Places of Business.  Borrower has not, during the preceding five (5) years, been known by or used any fictitious or assumed names.  The principal place of business of Borrower is set out in Section 12.1.

2.12         No Defaults.  No event has occurred and is continuing and no condition exists which, upon the issuance of the Notes would constitute a Default or an Event of Default under this Agreement.  Borrower is not in violation of any material term contained in any material agreement or other material instrument to which it is a party or by which it or its Property may be bound. As used herein, “material term” shall mean any term which, if  violated, could reasonably be expected to result in termination or cancellation of the agreement or other instrument or, except for those which have previously been disclosed in writing to you, could reasonably be expected to result in actual or liquidated damages in excess of $250,000. For purposes of this Section 2.12 and Section 2.10, “material agreement” and “material instrument” shall mean an agreement or instrument the breach of which would have a material adverse effect on the business, profits, or condition, financial or otherwise, of Borrower.

2.13         Governmental Consent.  Neither (a) the nature of any of the respective businesses or Property of Borrower nor (b) any relationship between Borrower and any other Person, nor (c)

any circumstance in connection with the offer, issuance, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any other Person (including without limitation any Governmental Authority or any creditor of or lender to Borrower) on the part of Borrower as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes, other than (i) those which have been obtained, and (ii) the filing of the Financing Documents necessary to perfect the Liens created thereunder.

2.14         Taxes and Insurance.

(a)   Returns Filed; Taxes Paid. Borrower has filed all tax returns which are required to be filed in any jurisdiction, and has paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower, except (a) such taxes, if any, as are being Contested in Good Faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and (b) immaterial taxes.  Except for property tax audits, Borrower has not received any notice that any tax year or tax return of Borrower is currently being audited by the United States Internal Revenue Service or other governmental entity.  Borrower’s fiscal year end is December 31.

(b)   Intentionally Omitted.

(c)   Insurance.  Borrower has obtained the policies of insurance described on Annex IV, all of such policies are in full force and effect on the Closing Date, and Borrower has previously furnished to you certificates of insurance evidencing the issuance of each such policy and will promptly upon your request after the date hereof deliver to you a true, correct and complete copy of each such policy.

2.15         Securities Laws.  None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.  Borrower does not own or intend to carry or purchase any “margin security” within the meaning of said Regulation U, including margin securities originally issued by it.  None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any “security” within the meaning of the Securities Exchange Act of 1934, as amended, if the purchase or continued ownership of the security would result in a violation of said Regulations U, T or X.

2.16         Private Offering.  Borrower has not offered the Notes for sale to, or solicited offers to buy the Notes or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than you.  No Person has been authorized or employed by Borrower to act as an agent, broker, dealer or otherwise in connection with the offering or sale of the Notes.  Borrower agrees that it will not offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offer or issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.  Upon issuance of the Notes, the Notes are not, or will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A under the Securities Act of 1933. Neither Borrower nor any affiliate (as that term is defined in Rule 501(b) promulgated under the Securities Act of 1933) is disqualified from using the exemptions from the registration requirements of Section 5 of the Securities Act of 1933 provided by Rules 504, 505, and 506 promulgated under the Securities Act of 1933 by virtue of Rule 507(a) promulgated under the Securities Act of 1933.

2.17         Compliance with Law. Except for the matters expressly set forth in Exhibit A:

(a)   Except as may be set forth in the Environmental Report and except for the Port Gamble Environmental Issue, Borrower and Timber Property are not in violation of or subject to any existing, pending, or, to the knowledge of Borrower, threatened investigation or inquiry by any Governmental Authority or, to the knowledge of Borrower, to any remedial obligations under Applicable Environmental Laws pertaining to the Timber Property which does or could reasonably be expected to materially and adversely affect Borrower, the ownership or use of any of its assets or Property, its business or financial condition or Borrower’s right or ability to enter into the Financing Documents or to perform its obligations thereunder.

(b)   Except for the Port Gamble Environmental Issue, Borrower is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Timber Property by reason of any Applicable Environmental Laws (other than permits, licenses and similar authorizations which have been obtained or which will be obtained promptly after the date hereof), where the failure to obtain such permits, licenses and authorizations will have a material adverse effect on the business, properties, operations or financial condition of the Borrower.

(c)   Borrower has undertaken appropriate inquiry into the previous ownership and uses of the Timber Property consistent with good commercial practice and has obtained and delivered to the Holders the Environmental Reports and has no knowledge of any violation of any Applicable Environmental Laws with respect to Hazardous Materials only, except as may be disclosed in such Environmental Report and except for the Port Gamble Environmental Issue.

(d)   Except for the Port Gamble Environmental Issue, Borrower has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of the Timber Property, where the failure to obtain such permits, licenses and authorizations will have a material adverse effect on the business, properties, operations or financial condition of the Borrower.

2.18         Restrictions on Borrower.  Other than as described on Exhibit A, Borrower is not a party to any contract or agreement, which materially and adversely affects the Collateral.

2.19         ERISA.  Borrower represents and warrants that no employee benefit plan established or maintained by Borrower, which is subject to Part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as that term is defined in Section 302 of ERISA) as of the most recent fiscal year of such plan ended prior to the Closing Date which was or would have been material to Borrower; no liability to the Pension Benefit Guaranty Corporation has been, or is expected by Borrower to be, incurred with respect to any employee benefit plan maintained by Borrower, which is subject to Part 3 of Subtitle B of Title I of ERISA, which would be material to Borrower; and Borrower is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder.  Borrower further represents and warrants that the consummation of the transactions contemplated by this Agreement will neither result in a  “prohibited transaction” as described in Section 406(a) of ERISA nor a tax under Section 4975 of the Code. The foregoing representation is made in reliance upon your representations in subsection 1.4(c) hereof as to the Source to be used to purchase the Notes.

2.20         Investment Company Act.  Borrower is not an “investment company” or a company “controlled” by an “investment company,” or an “open-end investment company,” a “unit investment trust,” or a “face-amount certificate company,” within the meaning of the Investment Company Act of 1940, as amended.

2.21         Intentionally Omitted.

2.22         Intentionally Omitted.

SECTION 3.  CLOSING CONDITIONS.

Your obligation to purchase and to pay for the Notes to be delivered to you at the Closing and on the Closing Date shall be subject to the following conditions precedent to be satisfied before or coincident with the Closing:

3.1      Timber Property.  Borrower shall own the Timberlands, which shall be free and clear of all Liens and other encumbrances to title, other than those matters disclosed in the Title Policies.

3.2      Intentionally Omitted.

3.3      Financing Documents.  Borrower shall have executed and delivered the Notes, the Mortgages, the Financing Statements, the Indemnification Agreement and the other Financing Documents, including without limitation the Collateral Agreement.

3.4      Title Insurance.  Title Insurer shall have issued its commitment to deliver the Title Policies, and Title Reinsurers shall have issued its commitment to deliver the Title Reinsurance, in the forms approved by the Administrative Agent and its counsel.

3.5      Warranties and Representations True.  At the time of the purchase of the Notes and also after giving effect thereto, the warranties and representations contained in Section 2 of this Agreement shall be true and correct in all material respects.

3.6      No Prohibited Action.  Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by the Financing Documents had the Financing Documents been binding and effective at all times during the period from the date of this Agreement through and including the Closing Date.

3.7      Compliance with Agreements.  Borrower shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by it before or at the Closing.  Borrower shall be in compliance with all of the terms, provisions and covenants of the Financing Documents as of the Closing.

3.8      Opinions of Counsel.  You shall have received an opinion of counsel from (i) Borrower’s counsel, and (ii) your outside counsel in form and substance satisfactory to you.

3.9      Proceedings Satisfactory.  All documents and papers relating to the issuance and sale of the Notes shall be satisfactory to you and your counsel.  You and your outside counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith, all in form and substance satisfactory to you and your outside counsel.

3.10    Intentionally Omitted.

3.11    Intentionally Omitted.

3.12    Payment of Transaction Costs.  Borrower shall have paid all fees, expenses and disbursements incurred by you at or prior to the time of the Closing and for which invoices have been delivered to Borrower in connection with the transactions contemplated by this Agreement and the other Financing Documents, including without limitation the fees, expenses and disbursements of your special counsel.  To the extent not available at Closing, Borrower agrees that it will promptly pay upon its receipt any and all additional invoices delivered to Borrower after Closing relating to any such fees, expenses and disbursements.

3.13    Bank of America.  You shall have reviewed and approved the financial covenants and reporting requirements of the Bank of America revolving line of credit facility with Borrower.

3.14    Related Agreements.  Borrower shall have executed and delivered to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, such other documents reasonably required by the Administrative Agent to consummate the transaction contemplated hereunder, including without limitation, the Indemnification Agreement, the Collateral Agreement, an amendment to the 1992 Deed of Trust (to cross default and cross collateralize the same with the Mortgages), an amendment to the promissory note secured by the 1992 Deed of Trust, and such collateral assignments of certain agreements to which Borrower is a party.  Following the Closing, the parties to this Agreement shall execute and deliver any and all other documents or instrument necessary and appropriate to complete the transaction contemplated hereunder, including, without limitation the consulting agreement with Atterbury Consultants, Inc.

SECTION 4.  PAYMENTS AND DISTRIBUTION THEREOF.

4.1      Direct Payment.  Subject to the provisions of Section 5 hereof with respect to the Collateral Account, Borrower will pay all amounts payable with respect to the Notes (without any presentment of the Notes and without any notation of such payment being made thereon) by crediting before 12:00 noon eastern time, by bank wire transfer of immediately available funds, to such account of the Administrative Agent or the Holders as may be designated from time to time in writing by the Administrative Agent, or in such manner as may be directed or to such other address in the United States as may be designated in writing by the Administrative Agent.  The address and other instructions of the Administrative Agent that are set forth in Annex I shall be deemed to constitute notice, direction or designation (as appropriate) to Borrower with respect to direct payment as aforesaid.  If for any reason there is no Administrative Agent for the Holders or the Administrative Agent cannot perform its duties hereunder, the Holders may upon proper notice to Borrower receive all payments under the Notes directly.  Each Holder agrees, by its acceptance of the Notes issued to it, that in the event it shall sell or transfer the Notes it will, prior to the delivery of the Notes (unless it has already done so), make a notation thereon of all principal, if any, paid on the Notes and will also note thereon the date to which interest has been paid on the Notes.  If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

4.2      Issuance Taxes.  Borrower will pay all taxes, assessments and charges in connection with the issuance and sale of the Notes and the execution, delivery and recording of the Financing Documents, and in connection with any modification of the Notes and/or Financing Documents (but excluding any income taxes or other similar taxes based on the gross receipts, gross income or net income of any Holder) and will save each Holder harmless, without limitation as to time, against any and all liabilities with respect to all such taxes, assessments and charges.  The obligations of Borrower under this Section 4.2 shall survive the prepayment or payment of the Notes and the termination of this Agreement.

4.3      Payment Terms Applicable to Notes.

(a)           Interest Rate.  Interest shall accrue on the aggregate unpaid principal amount of the Notes from the date hereof through and including April 1, 2011at a rate of Seven and Sixty-three Hundredths percent (7.63%) per annum.  Interest under the Notes shall be calculated on the basis of a 360-day year.

(b)           Required Interest Payments.  Borrower shall pay to the Administrative Agent, as agent for itself and the Holders, all accrued, unpaid interest on the Notes monthly, in arrears, beginning on May 1, 2001,and continuing on the first day of each calendar month thereafter through and including April 1, 2011.

(c)           Required Principal Payments.  The principal amount of the Notes is due and payable, and shall be repaid by Borrower in full, as follows:

(i)            On April 1, 2002, an installment in the aggregate of $500,000; shall be due and payable to the Administrative Agent, as agent for itself and the Holders;

(ii)           Commencing on April 1, 2003, and continuing on each April 1 thereafter through and including April 1, 2006, an annual installment in the aggregate of $1,000,000 shall be due and payable to the Administrative Agent, as agent for itself and the Holders;

(iii)          Commencing on April 1, 2007, and continuing on each April 1 thereafter through and including April 1, 2010, an annual installment in the aggregate of $750,000 shall be due and payable to the Administrative Agent, as agent for itself and the Holders; and

(iv)          A final installment shall be due and payable to the Administrative Agent, as agent for itself and the Holders, on April 1, 2011, in the aggregate amount of the then unpaid principal balance remaining on the Notes.

(d)           Maturity Date.  Unless previously paid in full in accordance with the provisions of this Agreement and the Notes, the entire unpaid principal balance of the Notes, together with all accrued, unpaid interest and other charges due hereunder or thereunder, or under any of the other Financing Documents shall be due and payable on April 1, 2011 (the “Maturity Date”).

(e)           Optional and Mandatory Prepayments.  The Notes may not be paid except as required or permitted under this Section 4.3 or Section 4.7 below.  Borrower may prepay the Notes as provided below:

(1)   Optional Prepayment.  Prior to the Maturity Date, up to $3,000,000 in the aggregate in excess of the scheduled principal installment payments may be prepaid at par plus accrued interest; provided, however, Borrower may only use cash flow from its operations for this purpose.  Thereafter, Borrower may, on any scheduled Payment Date (or, with respect to a prepayment in full of the entire principal balance of the Notes, on any Business Day), upon delivery of notice to Holders as provided in subsection (2) below, prepay the principal of the Notes in whole or in part, provided Borrower also pays to the Holders all accrued interest, if any, on the principal amount so prepaid accrued to the prepayment date, and the applicable Prepayment Premium (hereafter defined).

(2)   Notice.  Borrower will give notice of any optional prepayment of the Notes pursuant to this subsection to the Holders not less than fifteen (15) days nor more than sixty (60) days before the date fixed for prepayment (though if such prepayment is to occur on a date other than a Payment Date in accordance with the provisions of subsection 4.3(e)(1) above, such notice shall be delivered not less than thirty (30) days before the date fixed for prepayment), specifying (A) the date of such prepayment, (B) the principal amount of the Notes to be prepaid on such date, and (C) the estimated accrued interest applicable to the prepayment.  Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the accrued interest thereon and the Prepayment Premium applicable thereto shall become due and payable on the specified prepayment date.

(3)   Mandatory Prepayment.  Other than as provided in subsection 4.3(c) above and in Section 4.7 below, no mandatory prepayments of principal under the Notes are required of Borrower.

(4)   Prepayment Premium.  The “Prepayment Premium” applicable to principal under the Notes prepaid during any Note Year shall be an amount equal to the applicable Make-Whole Premium Amount.  Any payment of the indebtedness evidenced by the Notes following acceleration of such indebtedness by the Holders upon an Event of Default hereunder shall be deemed to be a voluntary prepayment of such indebtedness by Borrower and shall be subject to the Prepayment Premium provided for hereunder.  Notwithstanding the foregoing, if (i) Borrower obtains casualty insurance on the Timberlands, and if the proceeds of such casualty insurance are the source of any such prepayment, or (ii) if the source of any such prepayment is condemnation proceeds received with respect to a condemnation or similar taking of any portion of the Timber Property by any governmental authority, then no Prepayment Premium shall be payable with respect to such prepayment.

(f)            Late Payments.  Any payments required to be made with respect to the Notes (whether at maturity, upon acceleration or otherwise) which are not made when due shall bear interest at the Default Rate from the date such payment was due through the date such payment is received by the Holders.

4.4      Intentionally Deleted.

4.5      Intentionally Deleted.

4.6      Application of Payments. All payments made with respect to the Notes in accordance with the provisions of this Section 4 shall be applied ratably to all Notes then outstanding.  All regular installment payments made on the Notes shall be applied first to any interest accrued to the date of such payment with the remainder applied toward principal.  However, in connection with any optional or mandatory prepayment, payments shall be applied first to the then applicable Prepayment Premium, if any, next to any interest accrued on the principal being prepaid and the remainder applied toward the principal installments due on the Notes.

4.7      Payments from Collateral Account. With respect to monies deposited in the Collateral Account pursuant to Section 5.5, Section 5.6 , Section 9.3 and Section 9.4 hereof, such monies, excluding any interest or earnings thereon, on deposit in the Collateral Account shall be disbursed from the Collateral Account on each Quarterly Payment Date as follows:

(1)   To pay the annual principal payment on the Notes, if then due; and then

(2)   To reduce the outstanding principal balance of the Notes, subject to the applicable Prepayment Premium.

All interest and earnings on such monies held in the Collateral Account shall belong to Borrower and may, at Borrower option, be paid to Borrower or applied as against the Notes as set forth above; provided, if an Event of Default exists, all such earnings and interest shall be disbursed and applied in the same manner as the monies otherwise deposited into the Collateral Account.

SECTION 5.  CUTTING RIGHTS; RELEASE PROVISIONS; PAYMENTS TO COLLATERAL AGENT.

So long as the 1992 Note or any of the Notes or remain outstanding, Borrower covenants that it will not, without the prior written consent of the Required Holders:

5.1      Cutting and Removal of Timber.  Except for pre-commercial thinnings and cull tree removals performed in accordance with standard industry practices and except as provided in this Section 5, Borrower shall not cut or remove or permit the cutting or removal of any Timber without the prior written consent of the Required Holders.

5.2      Cutting Privileges.

(a)   Subject to Section 5.3 hereof, Borrower shall have the privilege to cut and remove during calendar year 2001 and during each calendar year thereafter (each such calendar year being referred to herein as a “Cutting Year”) a maximum volume of Merchantable Timber (the “Annual Allowable Cut”).  Subject to Section 5.3, the Annual Allowable Cut for cutting year 2001 shall be 27MMBF, Scribner; and the Annual Allowable Cut for the calendar years 2002, 2003, 2004, and 2005 shall be 32.8MMBF, Scribner.  Notwithstanding the foregoing, for the fraction of calendar year 2001 after the date of this Agreement and for the fraction of the calendar year in which the final payment of principal on the Notes is due, the permitted volume of cutting in any Category shall be proportionate to the number of days in such fractional calendar year (the permitted volume of cutting for such fractional calendar year shall be multiplied by a fraction, the numerator of which is the number of days in the fractional calendar year and the denominator of which is 365).  For purposes of this Section 5.2 all Merchantable Timber otherwise cut, sold and conveyed by Borrower during any Cutting Year shall be deemed to have been cut and removed by Borrower hereunder.  The Annual Allowable Cut shall be reduced by the excess volume of Timber cut or removed during the preceding Cutting Years pursuant to Section 5.5 hereof, unless and until Borrower deposits into the Collateral Account the amounts required under subsection 5.5(a) below with respect to such overcutting.

(b)   After five (5) years, the Administrative Unit Values will be reset to reflect the then-existing market conditions.  The Administrative Unit Values will be reset by (i) mutual agreement of Borrower and the Administrative Agent, or in the event an agreement cannot be reached, then by (ii) the product of one plus the percentage change in delivered log prices as described in Exhibit C attached hereto, times the original Administrative Unit Values.  Price changes will be reflected in “Loglines”, or its successor, or similar publication, and other relevant information, as required and mutually agreed upon.  If no such mutually acceptable publication exists, then the Forestry Consultant will be retained at Borrower’s expense to determine the Administrative Unit Value reset by multiplying the then current retail unit prices by 64.75%.  If after the reset, the Administrative Unit Value increases, then some portion of the

Timber Property may be released from the Mortgage, or the Borrower will have an additional borrowing base available due to increase in values.  If, after the reset, the Administrative Unit Value has declined, Borrower will be required to provide additional unsecured timberlands to the Collateral or pay down the Notes such that the Loan to Value Ratio equals that prior to the reset.

(c)   Borrower may, at its election, cut less than 100% of the volumes allowed during any Cutting Year (determined on a Category-by-Category basis) pursuant to subsection 5.2(a) above (hereinafter referred to as an “Under Cut”), and in such event, Borrower shall be permitted to cut, without penalty or payment, the remainder of such permitted volume (plus 4% annual growth) in any subsequent Cutting Year included within the five (5) year projected growth report used to establish the allowable volume of cutting for such Cutting Year.

(d)   Prior to commencing any harvesting activities with respect to any Timber to be included within the Annual Allowable Cut for any Cutting Year, Borrower shall prepare and submit to the Administrative Agent an annual harvesting plan for such Cutting Year indicating, by plat, the area or areas to be harvested, which plan shall include an estimate of the Administrative Unit Values of Timber to be removed based upon the utilization limits and specifications set forth in this Agreement (the “Annual Harvesting Plan”).  Once submitted for use by the Administrative Agent, the submitted Annual Harvesting Plan shall govern Borrower’s harvesting activities during the applicable Cutting Year.  During the year the Annual Harvest Plan may be revised by Borrower in response to changing conditions, such as weather conditions and market conditions; provided, that Borrower promptly notifies the Administrative Agent thereof.  All prior and anticipated changes to the Annual Harvest Plan shall be reported in the semi-annual harvesting reports pursuant to Section 9.4 hereof.

5.3      Revision of Cutting Privileges.

(a)   The Annual Allowable Cut may be periodically reviewed and adjusted from time to time by the Administrative Agent in its commercially reasonable discretion: (i) upon Collateral substitution; (ii) upon receipt of new or improved inventory information, (iii) as required to maintain a management strategy that is consistent with responsible sustainable forest management principles and practices, (iv) as needed to comply with any changes in applicable government laws or regulations, (v) to accommodate partial releases made which in the aggregate exceed 10% of the total Administrative Value of the Timberlands; and/or (vi) to obtain appropriate amortization in the event timber market conditions undergo significant adverse change which, if not adjusted for, would materially affect the value of the Collateral; provided, with respect to items (ii) and (iv) above to the extent new inventory or growth information, including, without limitation increased “set asides” in response to environmental or other regulations, or changes in the applicable laws affecting forest management, suggest or mandate a reduction of the commercially available sustained yield harvest is warranted, the Annual Allowable Cut will be reduced by the implied percentage reduction of the commercially available sustained yield.

(b)   Borrower may not cut or remove any Timber if any Event of Default exists and is continuing.

5.4      Timber Deemed Cut or Removed.  Any Timber which is Destroyed Timber shall be deemed to have been cut or removed for purposes of determining the Annual Allowable Cut by Borrower during the calendar year in which it became Destroyed Timber, and accounted for in the semi-annual report required by Section 9.4 hereof; provided, any Timber which becomes Destroyed Timber on twenty-five (25) or less acres per occurrence shall not be deemed to have been cut or removed for purposes of determining the Annual Allowable Cut by Borrower during the calendar year in which it became Destroyed Timber nor shall it be reported in the semi-annual report required by Section 9.4 hereof.  Borrower agrees that it will immediately notify Lender in writing of any damage to the Timberlands caused by fire, windstorm, condemnation, disease, infestation or other natural disaster affecting more than 100 acres of the Timberlands.

5.5      Excess Cutting or Removal.

(a)   Subject to the provisions of Section 5.3 hereof, Borrower may cut or remove volumes of Merchantable Timber in excess of the volumes permitted under Section 5.2 hereof during any calendar year, provided Borrower deposits into the Collateral Account, in the manner provided for hereunder, an amount equal to the sum of the products obtained by multiplying (i) the differences between the volumes for each Category of Merchantable Timber actually cut and removed during any calendar year and the permitted volume for each such Category established pursuant to Section 5.2 for such calendar year, by (ii) the Administrative Unit Values of each such Category set forth in the following subsection (b).

(b)   For purposes of determining the amount of payment to the Collateral Account for excess cutting or removal of Merchantable Timber during any calendar year, the Administrative Unit Values for each such category for the applicable calendar year shall be as indicated on Exhibit C.

(c)   If at any time during a calendar year Borrower determines that it has cut or removed volumes of Merchantable Timber in any Category in excess of the volumes permitted under Section 5.2 hereof, Borrower shall immediately deliver written notice of such excess cutting to the Holders and, thereafter, shall deposit into the Collateral Account on a monthly basis the amounts required to be paid pursuant to subsection 5.5(b) hereof.  The monthly payments into the Collateral Account required under this subsection 5.5(c) shall be made on or before the thirtieth (30th) day of the calendar month following the calendar month in which the overcutting to which such payments relate occurred.

5.6      Land Sales, Condemnation and Release Procedure.

(a)   Subject to compliance with all provisions of this Section 5.6, and provided (i) no Event of Default exists and is continuing hereunder, and (ii) the Loan to Value Ratio is fifty percent (50%) or less before such sale, and will continue to be fifty percent (50%) or less after such sale, Borrower may, from time to time, sell portions of the Land, and the Holders shall release in the manner hereinafter provided such portions of the Land, and any Timber thereon, from the Lien of the Financing Documents; provided, that, in each case, Borrower shall deposit into the Collateral Account an amount equal to one hundred percent (100%) of the Total Administrative Value of the Land and Timber to be conveyed and released, as determined by Borrower as of the date of such sale and release; provided such Administrative Value shall at Administrative Agent’s option be subject to independent verification by the Forestry Consultant of the accuracy of the information set forth therein; and provided further, however, any such deposits into the Collateral Account shall be subject to Section 4.3(e) above; and provided further, that such Total Administrative Value shall be adjusted to take into consideration the value of the Land and Timber being released and the impact, if any, of the release upon the overall security position of the Administrative Agent in the remaining encumbered Land and Timber as well as the amount of the outstanding, unpaid balance due under the Notes as of the date of such sale and release.

(b)   Borrower shall promptly give notice to the Holders of any Condemnation.  Any Condemnation shall be deemed to be a sale under (a) above and be governed by the requirements thereof.

(c)   Unless otherwise agreed to by the Required the Holders, all requests for partial releases of Land and Timber pursuant to subsection (a) and (b) above shall:

(1)   Be presented to the Administrative Agent in writing;

(2)   Be accompanied by a copy of the contract or agreement of sale or condemnation documents for which such partial release is sought, certified as being a true and accurate copy thereof by the Borrower;

(3)   Be accompanied by a legal description of the tract(s) or parcel(s) of Land for which the partial release of all or a portion is sought and include evidence reasonably satisfactory to the Administrative Agent that such partial release will not adversely affect access to any other tract or parcel of Land;

(4)   If less than an entire contiguous tract is to be released, be accompanied by a plat of survey of the portion of the Timber Property to be released prepared by a reputable registered engineer or land surveyor reasonably acceptable to the Administrative Agent;

(5)   Be accompanied by a report in all respects reasonably satisfactory to the Administrative Agent in its sole discretion stating (i) the acreages and volumes, as the case may be, of Land, Pre-Merchantable Timber, Sub-Merchantable Timber, and Merchantable Timber contained within that portion of the Timber Property for which the partial release is sought, (ii) the Total Administrative Value of that portion of the Timber Property to be released, (iii) the then estimated Total Administrative Value of the entire Timber Property, determined both before and after such release, and (iv) the then estimated value of any and all Buildings and other improvements located on that portion of the Timber Property to be released, which report, if not prepared by the Forestry Consultant, shall be subject to independent verification by the Administrative Agent of the accuracy of the information set forth therein;

(6)   Be accompanied by an appropriate instrument of partial release in form and substance reasonably satisfactory to the Administrative Agent; and

(7)   Be accompanied by a servicing fee payable to the Administrative Agent in the amount of $500.00 for each “group” of requests for releases submitted by Borrower.

(8)   Be accompanied by copies of the proposed deed of conveyance and related documentation (easements, restrictions, releases, etc.) by which the Timber Property is to be conveyed, which deed and related documentation shall be in form and substance reasonably acceptable to the Administrative Agent; and

(9)   Be accompanied by a commitment from the Title Insurer to issue an endorsement to the Title Policy in favor of Administrative Agent which (i) reflects the release of such Timber Property from the lien of the Mortgage, (ii) confirms that the release of such Timber Property does not adversely affect the priority of the lien of the Mortgage with respect to the remaining Land and Timber covered by the Mortgages, and (iii) is otherwise in form and substance reasonably acceptable to the Administrative Agent.

                Upon compliance by Borrower with the foregoing, the Administrative Agent shall, within thirty (30) days after receipt of such request, notify Borrower of its acceptance or rejection of the accompanying documents and, in the case of acceptance, acknowledge their agreement to execute and deliver to the Collateral Agent the partial release instrument simultaneously with the payment to Collateral Agent of the amount required to be paid into the Collateral Account in accordance with subsection (a) above; provided, the Administrative Agent shall not unreasonably withhold its acceptance under this Section 5.6(c).  Borrower shall pay any and all reasonable costs and attorneys’ fees incurred by the Administrative Agent in connection with any release or proposed release pursuant to the provisions of this section, including, without limitation, the servicing fee described in subsection (7) above.  Borrower agrees that it will submit no more than 12 groups (for purposes of this section, a “group” consists of one or more requests for releases made simultaneously by Borrower to the Holders) of requests for releases to the Administrative Agent during any calendar year.  Any sale of Timber pursuant to subsections 5.6 (a) and (b) above shall not be considered as part of Borrower’s Annual Allowable Cut.

(d)           If Borrower, whether voluntarily or by operation of law, sells or otherwise transfers the Timberland or any portion thereof, exceeding 100 acres, other than in the ordinary course of business, without the prior written consent of the Administrative Agent (“Improper

Transfer”), the Administrative Agent, at its option, shall have the right to declare the Notes immediately due and payable; provided, however, if such Improper Transfer was unintentional and in good faith and did not transfer a material portion of the Timberland, Borrower shall have five (5) business days after discovery by either the Borrower or the Administrative Agent, to cure such Improper Transfer before the Administrative Agent has a right to declare the Notes immediately due and payable as a result of such Improper Transfer.

5.7      Cutting and Release Provisions Affected by Default.  Notwithstanding any provision of this Agreement to the contrary, Borrower shall not be permitted (i) to cut any Timber on the Timberlands, or (ii) to sell to any Person any Land or standing Timber (or to request a partial release of the Mortgages with respect to any such Land and/or Timber) at any time during which an Event of Default shall exist under this Agreement.

5.8      Payments to Collateral Account.  All payments to the Collateral Account shall be due as follows:

(a)   With respect to payments required by Section 5.5 hereof relating to cutting of Merchantable Timber by Borrower in excess of permitted volumes, such payments shall be made on or before the thirtieth (30th) day of the calendar month following the calendar month in which such overcutting occurred.

(b)   With respect to payments required by Section 5.6 hereof relating to sale of certain portions of the Timberlands by Borrower, such payments shall be made simultaneously with the delivery of the partial release document by the Administrative Agent to the Borrower releasing such Land sold from the lien of the Security Documents.

(c)   With respect to payments required by subsection 9.3(b) hereof relating to deposits required of Borrower, such payments shall be made within fifteen (15) days following delivery of the certificates required of Borrower under such subsection; and with respect to the transfer of other unencumbered timber property or land owned by Borrower in lieu of such payments, Borrower shall, at the time of the delivery of the certificates required of Borrower under such subsection, provide Holders with reasonable assurances that such transfer shall be completed within forty-five (45) days of the date such certificate is delivered to Administrative Agent.

5.9      Third Party Restrictions.  No contracts or agreements (whether written or oral) for the lease, sale, or disposition of timber wherein third parties are granted the privilege of entry upon the Timberland for cutting and removal of timber shall be made for a term (including renewal options) of more than twenty-four (24) months.

SECTION 6.  DEFAULTS – REMEDIES.

6.1      Nature of Events.

An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)   Principal and Other Payments.  Borrower fails to make any payment or prepayment of principal, Prepayment Premium or other sum owing on the Notes or pursuant to this Agreement or any other Financing Document within three (3) business days of the date such payment or prepayment is due;

(b)   Interest Payments. Borrower fails to make any payment of interest owing on the Notes within three (3) business days of the date such payment is due;

(c)   Breach of Particular Covenants.  Borrower fails to comply with any covenant, agreement or obligation contained in Section 5 hereof, in Section 8 hereof, in Section 9.1 hereof or in the Indemnification Agreement and such failure continues for more than fifteen (15) days after the first to occur of Borrower’s actual knowledge of such failure or notice from the Administrative Agent or any Holder of such failure; provided, however, if such failure is incapable of cure within a fifteen (15) day period and if Borrower shall have commenced such cure within said fifteen (15) day period and thereafter diligently pursues such cure, the period for effecting such cure shall be extended for an additional fifteen (15) day period.

(d)   Other Defaults.  Borrower fails to perform or observe any covenant, agreement, condition or provision of this Agreement or any other Financing Document (other than those which constitute an Event of Default under other subsections of this Section 6.1), and such failure continues for more than thirty (30) days after the first to occur of Borrower’s actual knowledge of such failure or notice to Borrower from the Administrative Agent or any Holder of such failure; provided, however, if such failure is incapable of cure within a thirty (30) day period and if Borrower shall have commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure, the period for effecting such cure shall be extended for an additional thirty (30) day period.

(e)   Warranties or Representations.  Any warranty, representation or other statement by or on behalf of Borrower contained in this Agreement, or any of the other Financing Documents, or in any instrument or document furnished by Borrower in compliance with or in reference to this Agreement or any other Financing Document proves to be false or misleading in any material respect as of the date made;

(f)    Default on Indebtedness.  Borrower fails to make any payment of principal, premium or interest due on any indebtedness (other than indebtedness owing pursuant to the Financing Documents) representing obligations in excess of $100,000 and such failure is continuing beyond any applicable grace period and not Contested in Good Faith;

(g)   Undischarged Final Judgments.   Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against Borrower and such judgments have been outstanding for more than 30 days from the date of entry and have not been discharged in full or are not stayed and Contested in Good Faith;

(h)   Involuntary Bankruptcy Proceedings.  A receiver, custodian, liquidator or trustee of Borrower, the Timber Property, the Collateral Account, or any other portion of the Collateral is appointed by court order and such order is consented to by Borrower, or remains in effect for more than 60 days after the commencement of such action; or an order for relief under any state or federal bankruptcy law is entered with respect to Borrower, or Borrower is adjudicated a bankrupt or insolvent; or the Timber Property, the Collateral Account or any substantial part of the Property of Borrower is sequestered by court order and such order is consented to by Borrower, or remains in effect for more than 60 days after the commencement of such action; or a petition is filed against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

(i)    Voluntary Petitions.  Borrower files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of or any order for relief under any petition against it under any such law;

(j)    Assignments for Benefit of Creditors. etc.   Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay his debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of Borrower;

(k)   Default in Related Documents.  An “event of default” (as therein defined) shall exist under any Financing Document other than this Agreement and such default or event of default is not remedied within the applicable grace period (if any) and is not waived;

(l)    Attachment.  Borrower suffers a writ or warrant of attachment or any similar process to be issued by any court against the Timber Property, the Collateral Account, or any part of its Property having a fair market value of $100,000 or more and such writ or warrant of attachment or any similar process is not released within 30 days after the commencement of such action or is not fully bonded and Contested in Good Faith; or

(m)  Default in 1992 Loan.  An “Event of Default” shall exist under either that certain Promissory Note dated April 29, 1992, made by Borrower in favor of John Hancock Mutual Life Insurance Company in the original amount of $16,000,000, as amended by instruments dated May 25, 1993, December 19, 1995, and December 20, 1999, and instrument dated of even date herewith (such Promissory Note, as amended previously and as may be amended hereafter, is herein referred to as the “1992 Note”), or any instrument given to secure Borrower’s payment or performance obligations under the 1992 Note, including, without limitation that certain Timberland Deed of Trust and Security Agreement with Assignment of Rents by and between Borrower, as Grantor, and John Hancock Mutual Life Insurance Company, as Beneficiary, dated April 29, 1992, and recorded on April 29, 1992, in volume 371, pages 237-332, Jefferson County, Washington official records, as amended by instrument recorded August 26, 1992, in Volume 385, Pages 204-206, Jefferson County, Washington official records, as amended by instrument recorded on June 14, 1993, in Volume 417, Pages 297-299, Jefferson County, Washington official records, as amended by instrument recorded on December 29, 1995, in Volume 542, Pages 447 and 448, Jefferson County, Washington official records, as amended by instrument recorded on December 30, 1999, in Volume 666, Pages 274-

278, Jefferson County, Washington official records, and as amended and restated by instrument dated of even date herewith (such Deed of Trust, as amended previously and as may be amended hereafter, is herein referred to as the “1992 Deed of Trust”).

6.2      Acceleration of Notes.

(a)   Automatic Acceleration.  If an Event of Default exists under Subsection 6.1(h) or (i), the principal and interest accrued on the Notes, together with the applicable Prepayment Premium (subject to any limitations in Section 11.5), shall automatically become forthwith due and payable, without any notice or action required by the Holders.

(b)   Optional Acceleration.  If any other Event of Default exists, the Required Holders, may declare the entire principal and all interest accrued on the Notes (or any of them) to be, and the Notes shall thereupon become, forthwith due and payable together with the applicable Prepayment Premium (subject to any limitations in Section 11.5) without presentment, demand, protest or other notice of any kind (including without limitation any notice of intent to accelerate maturity or any notice of acceleration of maturity), all of which are hereby expressly waived, and Borrower will forthwith pay to the Holders the entire principal balance of and interest accrued on the Notes as of the date of such declaration, together with the applicable Prepayment Premium.

6.3      Default Remedies.

(a)   If an Event of Default exists, the Holders acting through the Administrative Agent, as agent for itself and the other Holders, may exercise all of the rights and remedies granted to the Holders under each of the other Financing Documents, and all of the rights and remedies herein conferred, it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Administrative Agent.

(b)   If an Event of Default exists, the Administrative Agent may give notice to the Collateral Agent demanding that the Collateral Agent pay to the Holders the balance then in the Collateral Account, and upon receipt of such funds the Holders may apply the amounts so received toward the amounts owing in connection with the Financing Documents in the following order:  first to the then applicable Prepayment Premium (it being agreed that, subject to the limitations in Section 11.5, a Prepayment Premium shall be due and payable in connection with such funds if and to the extent that principal under the Notes is thereby prepaid), next to any interest accrued on the principal prepaid and the remainder applied toward the principal installments due on the Notes.

(c)   If an Event of Default exists, each Holder, to the extent it may lawfully do so, may also, with or without proceeding with sale or foreclosure or demanding payment of its Note without further notice, appropriate and apply to the payment of the obligations secured hereunder any and all balances, credits, deposits, accounts, reserves, or other monies due or owing to

Borrower held by such Holder (the offset rights set forth in this subsection being expressly limited to the assets of Borrower and not to the assets of Borrower’s constituent partners or members).

(d)   All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any other Financing Documents, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower contained herein.

6.4      Other Enforcement Rights.

(a)   The Administrative Agent may proceed to protect and enforce this Agreement, each other Financing Document and the Notes by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein granted, or for foreclosure thereunder, or for the appointment of a receiver or receivers for the foreclosure thereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the indebtedness hereby secured or for the enforcement of any other proper legal or equitable remedy available under applicable law.

(b)   In the event that an Event of Default has occurred and is continuing and there shall be pending any case or proceedings for the bankruptcy or for the reorganization or arrangement of Borrower under the federal bankruptcy laws or any other applicable law or in connection with the insolvency of Borrower or in the event that a custodian, receiver or trustee shall have been appointed for Borrower or the Collateral, or in the event of any other proceedings in respect of Borrower or the Collateral irrespective of whether the principal of the Notes shall then be due and payable as therein expressed, by proceedings for the payment thereof, by declaration or otherwise, the Holders shall be entitled and empowered to file and prove a claim for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and any other sum or sums owing thereon or pursuant thereto or hereto, and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same after the deduction of its charges and expenses; and any receiver, custodian, assignee or trustee in bankruptcy, trustee or debtor in reorganization or trustee or debtor in any proceedings for the adoption of an arrangement is hereby authorized by each Holder, by the acceptance of the Notes held by it to pay to each of the Holders any amount due it for compensation and expenses, including counsel fees, incurred by it up to the date of such distribution.

6.5      Effect of Sale, etc.

(a)   Subject to any rights of redemption and to the maximum extent permitted by law, any sale or sales pursuant to the provisions of any Financing Documents, whether under any power of sale granted thereby or pursuant to any legal proceedings, shall operate to divest Borrower of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Collateral, or any part thereof, so sold.  At any such sale the Holders may bid for and purchase the Collateral sold and may make payment therefor as set forth below, and the Holder so purchasing the Collateral upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability.

(b)   The receipt by any Holder, or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale.  In the event that, at any such sale, any Holder is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply the Notes by crediting thereon the amount apportionable and applicable thereto out of the net proceeds of such sale.

6.6      Delay or Omission; No Waiver; Expenses.  No course of dealing on the part of the Holders nor any delay, omission or failure on the part of the Holders to exercise any right or power shall exhaust or impair such right or power or operate as a waiver of such right or power or prevent its exercise during the continuance of a default or otherwise prejudice the Holders’ rights, powers and remedies.  Every right and remedy given by this Agreement, by any other Financing Document or by law to any Holder may be exercised from to time as often as may be deemed expedient without in any manner exhausting, impairing, waiving, preventing or otherwise prejudicing the Holders’ other rights, powers and remedies.  If Borrower fails to pay when due the principal or interest on the Notes, or fails to comply with any other provision of this Agreement or any other Financing Document, Borrower will pay to the Holders to the extent permitted by law, such further amounts as shall be sufficient to cover such reasonable costs and expenses, including but not limited to reasonable attorneys’ fees, as may be incurred by such Holders in collecting any sums due on the Notes or in otherwise enforcing any of its rights.

6.7      Restoration of Rights and Remedies.  If the Holders shall have instituted any proceeding to enforce any right or remedy under this Agreement or any other Financing Document and such proceeding shall have been continued or abandoned for any reason, or shall have been determined adversely to the Holders, then and in every such event, the Holders and Borrower shall, to the maximum extent permitted by law and subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereunder, and thereafter rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

6.8      Cumulative Remedies.  No waiver by the Holders of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein.  No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Agreement operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies hereunder, nor shall the Holders be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

6.9      Suits for Principal and Interest.  Nothing in any provision of this Agreement or in the Notes or other Financing Documents shall affect or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest, if any, on the Notes to the Holders on the dates when due, and in the manner provided for such payments, whether upon acceleration or otherwise, or affect or impair the right of action, which is also absolute and unconditional, of the Holders to institute suit to enforce such payment by virtue the contract embodied in the Notes.

6.10    Waiver by Borrower.  To the extent it lawfully may do so, Borrower hereby covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, any stay (except in connection with a pending appeal), valuation, appraisal, or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on the Notes or this Agreement or any other Financing Document; and, to the extent it lawfully may do so, Borrower hereby expressly waives and relinquishes all benefit and advantage of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to any Holder, but it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

SECTION 7.  AFFIRMATIVE COVENANTS.

Borrower covenants that on and after the date of initial issuance of the Notes, so long as any amounts due under the 1992 Note or any of the Notes are outstanding:

7.1      Payment of Taxes, Claims and Other Obligations.  Borrower will pay or discharge, before they become delinquent and where the failure to pay or discharge such amounts will have a material adverse effect on the business, properties, operations, or financial condition of Borrower:

(a)   all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or Property; and

(b)   all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property; and

(c)   all other Debt;

provided that items of the foregoing description (other than those owing to the Holders) need not be paid while they are being Contested in Good Faith.

7.2      Maintenance of Properties, Etc.  Borrower will:

(a)   Property.  Maintain, preserve, protect and keep all of the Collateral in good condition and repair and in compliance in all material respects with all applicable laws, rules and regulations, and from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times; provided, however, that Borrower shall be permitted to dispose of equipment and other personal property in the ordinary course of Borrower’s business of which Borrower has no further need;

(b)   Insurance.  Maintain in full force and effect the policies of insurance described on Annex IV;

(c)   Financial Records.  Keep true books of records and accounts in which full, true and correct entries will be made of all its business transactions, all in accordance with GAAP;

(d)   Compliance with Law.  Not be in violation of any law, ordinance or governmental rule and regulation to which the Collateral is subject, including specifically, without limitation, any Applicable Environmental Law, and will not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of the Collateral or to the conduct of his business in connection therewith, which violation or failure to obtain could reasonably be expected to materially and adversely affect the Collateral.

(e)   Intentionally Omitted.

(f)    Company Existence.  Conduct continuously and actively its business, will keep in full force and effect its existence as a partnership in good standing under the laws of the state of its formation, and qualified to do business in the State of Washington and any other states in which it conducts business (except where failure to qualify would be immaterial), and make all such reports and pay all such franchise and license and similar taxes and fees and do all other such acts and things as may be necessary to maintain its rights, licenses, powers and franchises under the laws of the United States and the states and jurisdictions in which it does business, other than such matters which, if not done, would be immaterial.

7.3      Payment of Notes and Maintenance of Office.  Borrower will punctually pay or cause to be paid the principal, interest and premium, if any, to become due in respect of the Notes according to the terms thereof.  Borrower will maintain an office where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it.  Such office shall be maintained at the address specified for Borrower in or pursuant to Section 12 until 30 days after such time as Borrower shall notify the Holders of any change of location of such office.  In the event Borrower shall fail to maintain any such office or agency (and this sentence shall not be deemed to waive such failure), such presentations may be made at the address specified for Borrower in or pursuant to Section 12.

7.4      Financial and Business Information.  Borrower will deliver to the Administrative Agent:

(a)   Financial Statements.  Borrower shall furnish to the Administrative Agent as soon as practical after the end of each fiscal year, and in any event within ninety (90) days thereafter, financial statements for such year, including without limitation balance sheets, income statements and cashflow statements prepared in accordance with GAAP, which have been audited, at Borrower’s expense, by an independent certified public accountant reasonably acceptable to the Administrative Agent who is a member of the American Institute of Certified Public Accountants.  Such audited financial statements shall be accompanied by a certificate of an officer of Borrower stating that stating that he is familiar with the financial requirements of this Agreement, the Notes, the Mortgages and all other Financing Documents and that, after diligent inquiry, he is unaware of the existence of any Default or any Event of Default, or, alternatively, specifying the nature and period of any Default or any Event of Default of which he is aware.  Borrower shall also furnish to the Administrative Agent as soon as practical after the end of each fiscal quarter of Borrower, and in any event within forty-five (45) days thereafter, quarterly, unaudited financial statements, including without limitation balance sheets, income statements and cashflow statements, prepared in accordance with GAAP, set forth in reasonable detail, using the same format and categories as the last audited financial statements and accompanied by a certificate of the chief financial officer of Borrower to the effect that such statements are true and correct in all material respects and reflect such matters as would be reflected in audited financial statements.

(b)   Officer Certificate.  Simultaneously with the delivery of the annual and quarterly financial statements required by subsection 7.4(a) above, the chief financial officer of Borrower shall execute and deliver to the Administrative Agent a certificate (supported by schedules showing all calculations necessary to determine Borrower’s compliance with the provisions of the Financing Documents) stating that he is familiar with the financial requirements of this Agreement, the Notes, the Mortgages and all other Financing Documents and that, after diligent inquiry, he is unaware of the existence of any Default or Event of Default, or, alternatively, specifying the nature and period of any Default or any Event of Default of which he is aware.

(c)   Other Data.  With reasonable promptness, Borrower shall furnish to the Administrative Agent such additional financial or other data as the Administrative Agent may reasonably request.

7.5      Inspection.  Borrower will permit the Administrative Agent and/or other representatives of the Required Holders to visit and inspect the Collateral, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss Borrower’s business affairs, finances and accounts with its officers and to cause all of their books of account, records, reports and other papers to be audited by independent public accountants selected by the Administrative Agent, all at such reasonable times and as often as may be reasonably requested; provided, however, absent an Event of Default, such audits shall be limited to once per year.  The party or parties exercising the inspection and audit rights provided above will pay the fees and expenses of any officers, partners, employees, independent public accountants, attorneys or other advisers employed by such party or parties in connection with such inspection and/or audit; provided, however, that Borrower shall be required to pay any and all such fees and expenses relating to such inspection or audit performed by or on behalf of the Administrative Agent or any other representative of the Required Holders following a Default or Event of Default hereunder.

7.6      Agreement to Deliver Security Documents.  Borrower agrees to deliver, to further secure the Notes whenever requested by the Administrative Agent in its reasonable discretion,

deeds of trust, mortgages, deeds to secure debt, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to the Administrative Agent for the purpose of granting to, confirming, and perfecting in favor of the Holders, liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any security document previously executed.

7.7      Outstanding Environmental Issues.  The Environmental Report is described in Exhibit B and except for the Port Gamble Environmental Issue, attached hereto as Exhibit B-1 is a schedule of certain environmental issues reflected in the Environmental Report, the legal requirements or actions to be taken with respect to each such issue, and the time within which such action must be completed (or the frequency with which such actions are to be taken).  Borrower shall comply with the requirements and take the actions described in Exhibit B-1 within the time periods (or with the frequencies) therein described.

7.8      Intentionally Deleted.

7.9      Intentionally Omitted.

SECTION 8.  NEGATIVE COVENANTS.

So long as the 1992 Note or any of the Notes remain outstanding, Borrower covenants that it will not, without the prior written consent of the Required Holders:

8.1      Additional Liens. Place, incur, assume or suffer to exist, any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except: (i) Liens pursuant to any Financing Document; (ii) Liens on the Property that secure the Debt under the Bank of America revolving line of credit; (iii) Liens existing on the date hereof and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.2 hereof; (iv) Ordinary Course Liens; and (v) Other Liens securing Debt in an aggregate principal amount not exceeding $500,000 at any time.  Notwithstanding anything herein to the contrary, under no circumstances shall Borrower place, incur, assume or suffer to exist, any Lien on the Timber Property, other than Ordinary Course Liens.  Notwithstanding the foregoing, it is anticipated that there will be a need for additional financing as Borrower grows through acquisition.  It is further anticipated that Borrower will utilize the security for this loan as equity in new acquisitions such that additional loans from John Hancock may be funded based on the Timberlands, up to a Loan to Administrative Value of 50%.  To the extent Borrower has unencumbered timberlands, those lands may be used to secure additional loans, at a Loan to Administrative Value of not more than 50%, on terms similar to this financing, but taking into account then-current market conditions.  Moreover, each such additional loan by John Hancock will be subject to approval of its investment committees at such later date as its principal terms are known.

8.2      Additional Debt. Create, incur, assume or suffer to exist any Debt, except: (i) Debt under the Financing Documents; (ii) Debt under the Bank of America revolving line of credit and all other Debt outstanding on the date hereof and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder; (iii) Ordinary Course Indebtedness; and (iv) Unsecured Debt in an aggregate principal amount not exceeding $500,000 at any time.

8.3      Intentionally Omitted.

8.4      Cash Flow Coverage.  Permit Borrower’s Cash Flow Coverage Ratio to be less than 1.10 to 1.00 during:  (i) the six months ending June 30, 2001, (ii) the three calendar quarter periods ending September 30, 2001, (iii) the four calendar quarter periods December 31, 2001, or (iv) any period of four (4) consecutive calendar quarters ending on or after March 31, 2002.

8.5      Distributions to Partners.  Make any distributions of cash or other Property to any of its partners, or redeem any outstanding equity interest in Borrower, except in accordance with the provisions of this Section 8.5, as follows:  So long as no Default or Event of Default shall exist hereunder either before or after such distribution, Borrower shall be permitted to distribute, on a cumulative, calendar year basis, to each of its partners, no more frequently than once per calendar quarter, fifty percent (50%) of Net Income, excluding distributions to pay the estimated federal and state income tax payable by each partner (or its constituent partners or members) on such partner’s share of the taxable income of Borrower (as calculated for federal income tax purposes); provided, however, in no event shall such quarterly, cumulative distributions exceed seventy-five percent (75%) of Net Income on a calendar year basis; and provided further, that Borrower may not purchase, redeem or retire any outstanding partnership units if after giving effect to any such purchase, redemption, or retirement, Borrower would be in violation of any of the terms or covenants of this Agreement or the other Financing Statements.  Prior to any such distribution, Borrower’s chief financial officer shall prepare and deliver to the Administrative Agent a sworn certificate of distribution and a brief summary of the Borrower’s methodology in establishing the amount of the dividends paid.

8.6      Intentionally Omitted.

8.7      No Transfers.  Except as may be specifically permitted or provided for in this Agreement and except for the disposition of equipment and other personal property in the ordinary course of Borrower’s business of which Borrower has no further need, Borrower shall not transfer, sell, lease, encumber, assign or convey or place restrictive covenants upon, or grant or create any legal, equitable or beneficial interest in, the Timber Property or any of the other Collateral, or any interest therein or any part thereof, whether as security, through the use of any kind of trust or otherwise.

8.8      Transactions with Affiliates.  Borrower shall not conduct any transactions with an affiliate or related entity of Borrower unless such transaction is conducted on an “arms length” basis at terms no less favorable than what could be received in the market; provided, however, that the Borrower may provide or receive reasonable services to or from an affiliate or related entity in exchange for smaller compensation (including no compensation) than the Borrower or such affiliate or related entity would receive were it to perform comparable services in an arm’s-length transaction for a person not affiliated with Borrower.

8.9   Purchase of Notes.  Directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire or permit any Affiliate of Borrower to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any of the outstanding Notes except (i) by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement, or (ii) pursuant to any identical offer made by the Borrower pro rata and on the same terms to each Holder of the Notes at the time outstanding.

8.10    Assignment.  Assign its rights under this Agreement or any of the other Financing Documents to any other Person.

8.11      No Mergers.  Enter into any merger, consolidation or other reorganization with any other Person, unless Borrower survives in substantially the same line of business with similar credit characteristics.

8.12      Subsidiaries; Collateral Ownership.  Create, acquire or otherwise invest in any Affiliate or Subsidiary, or otherwise move, transfer or change the ownership of any of the Timber Property into an Affiliate or Subsidiary.

8.13      Intentionally Omitted.

8.14      Debt to Total Capitalization.  Debt to Total Capitalization shall not exceed fifty percent (50%) on a market value basis, based on Borrower’s Closing Unit Price at the end of each quarter, so long as Borrower is publicly traded.

8.15      Lease Obligations.  Enter into any lease agreements of any type as lessee other than Permitted Leases.

SECTION 9.  TIMBER COVENANTS AND PROVISIONS.

Borrower covenants that on and after the date of initial issuance of the Notes, so long as any amounts due under the 1992 Note or the Notes (or any of them) are outstanding:

9.1   Intentionally Omitted.

9.2   Timber Management.  Borrower will operate the Timber Property for its highest and best use as such, having due regard to soil conditions, stand arrangements and other factors relevant to the conduct of sound silvicultural and harvesting practices.  Borrower further covenants and agrees:

(a)   Harvesting Operations and Thinning. All cutting, logging, and removal shall be completed in accordance with good forestry practices and shall be conducted in such a manner as to realize the greatest return from the individual tree and from the Collateral, to effect suitable utilization of the Timberland, and to foster the regeneration of the Timberland, if clearcut, or that all desirable trees which are not at the time being harvested, including young trees, shall be protected against unnecessary injury from felling, skidding, and hauling, and that all measures reasonably practicable shall be used to prevent soil erosion including the proper location of skidways and roads.  In addition, Borrower shall comply in all material respects with all then current and applicable federal, state, and local laws, regulations, ordinances, and guidelines and policies concerning the harvesting of timber.

(b)   Intentionally Omitted.

(c)   Salvage.  To the extent economically feasible, all trees which are dead, diseased, fallen or otherwise damaged by casualty or as a result of insect infestation, shall be salvaged and harvested in accordance with sound silvicultural  practices and shall be reported in the semi-annual reports prepared in accordance with the provisions of Section 9.4 hereof.

(d)   Fire Protection.  All measures shall be taken which are reasonably necessary to protect the Land and the Timber thereon from loss by fire, which measures shall be at least equal to fire-control practices generally followed on timber-producing property in the same general area including the adoption of suitable prevention and control measures, proper disposal of slash and slabs, and full cooperation with local, state and federal agencies on matters of fire prevention control.

(e)   Maintenance of Roads.  Borrower shall maintain an adequate system of roads and roadways in such a manner as to permit access of mobile fire fighting equipment to all parts of the Timber Property in accordance with either recognized industry standards or in accordance with all state approved road maintenance plans.

(f)    Regeneration.  All reasonable measures shall be taken to ensure proper regeneration of Timber on the Timber Property, including the following:  (i) all reforestation requirements imposed by state, local or federal laws, regulations or ordinances shall be complied with in all material respects, (ii) each clearcut area without adequate seed source for regeneration by natural means shall be site-prepared and replanted in accordance with industry standards.  To the extent weather permits, all such clear-cut areas shall be site-prepared and replanted within twenty-four (24) months of such clear-cutting.

(g)   Control of Disease and Insects. Borrower shall utilize sound silvicultural practices and take all reasonable and effective measures to prevent the development of and to control the spread of disease and insect infestation on the timberland, including, but not limited to, the shifting of logging operations. to the extent economically feasible, to remove diseased or insect-infested trees and other trees threatened with disease or insect infestation, and all other such accepted forest sanitation and control measures as are necessary to prevent the development and spread of disease and insect infestation.

(h)   Trespass.  Prior to the commencement by Borrower of any harvesting, mining, or similar activities near any boundary line of the Timber Property, Borrower shall have said boundaries marked in order to prevent unauthorized harvesting from occurring.  Borrower shall cause the Timber Property to be inspected periodically for the purpose of preventing the unauthorized cutting of Timber.

(i)    Contracts. No contracts or agreements (whether written or oral) for the lease, sale or disposition of Timber wherein third parties are granted the privilege of entry upon the Timber Property for cutting and removal of Timber or sale of all or part of the Timber Property for a term of more than twenty-four (24) months have been or shall be made without the prior written approval of the Administrative Agent.

9.3   Timber Cruises and Growth Studies; Escrow Deposits.

(a)   Borrower shall cause to be prepared by the Forestry Consultant, and delivered to the Holders by March 31, 2006, a detailed report showing the results of a new Timber Cruise of all of the Land, the remaining Timber inventory (including the ages of Pre-Merchantable Timber and Sub-Merchantable Timber broken down into the number of acres by age class) and a Timber growth projection showing the projected annual Timber growth on the Land for each of the five (5) years immediately following the date of each such report.  The report of the results of the Timber Cruise shall be in form reasonably satisfactory to the Administrative Agent and shall show shall show the volumes of each Category of Merchantable Timber and acreage of Pre-Merchantable Timber and Sub-Merchantable Timber on the Timberlands and the Total Administrative Value of the Timberlands, using the format and unit values set forth in Exhibit C.  Any undercutting during the previous five-year period shall be included within the inventory for purposes of establishing the Annual Allowable Cut for the next five years.

(b)   Upon completion of each such Timber Cruise required by subsection (a) above, Borrower shall prepare and deliver to the Holders, within ten (10) days following delivery by the Forestry Consultant of the report of such Timber Cruise, a certificate of Borrower’s chief financial officer setting forth a calculation of the Loan to Value Ratio using the revised Total Administrative Value of the Timberlands set forth in the Forestry Consultant’s report.  If the Loan to Value Ratio thus established is in excess of fifty percent (50%), Borrower shall, within fifteen (15) days following the delivery of such certificate to the Holders, (i) deposit into the Collateral Account an amount which, if applied against the then outstanding principal balance of the Notes, would reduce the Loan to Value Ratio to fifty percent (50%) or less or (ii) transfer other unencumbered timber property or land owned by Borrower the Total Administrative Value of which, if applied against the then outstanding principal balance of the Notes, would reduce the Loan to Value Ratio to fifty percent (50%) or less;

9.4   Semi-Annual Cutting Reports; Escrow Deposits.  Borrower shall furnish to the Administrative Agent, on or before (i) July 31 and of each calendar year with respect to the 6–month period ending on June 30 of the immediately preceding calendar year, and (ii) January 31 of each calendar year with respect to the 6-month period ending on December 31 of such calendar year, commencing with July 31, 2001, a report showing the following information for the immediately preceding semi-annual period:  (i) the volumes of all Merchantable Timber, by Category, cut or removed from the Timberlands (including Timber deemed cut or removed under Section 5.4 hereof) with such volumes being calculated in accordance with the provisions of Section 9.6 hereof; (ii) the number of acres of the Land on which cutting in the form of final harvest and intermediate thinnings or cut to be held for sale was conducted, with the number of acres for each such form of cutting being separately stated and the location of the acreage for each such form of cutting being identified according to the description of parcels used in the Mortgages or by “Stand Numbers” corresponding to stand maps used to maintain the Timber Property; (iii) subject to the 25-acre de minimus exception contained in Section 5.4, a description of Destroyed Timber on the Timberlands (and, in the case of Destroyed Timber which is Pre–Merchantable Timber and Sub-Merchantable Timber, the acreage thereof for each Category of Pre-Merchantable Timber and Sub-Merchantable Timber) with the number of acres lost or destroyed by each cause being separately stated, the location of the acreage lost or destroyed by each cause being identified according to descriptions contained in the mortgages or by “Tract Numbers” corresponding to tract maps used to maintain the Timber Property, and the approximate date of destruction; (iv) the number of acres of the Land which were site-prepared and replanted, with their location being identified according to such descriptions; (v) a description of all improvements made on the Land (including, but not limited to, all buildings, forest roads and clearings or thinnings for sale other than for forestry purposes) and the acres affected by each such improvement, with the location of such improvements and acres being identified according to descriptions contained in the Mortgages or by “Tract Numbers” corresponding to tract maps used to maintain the Timber Property; and (vi) such other information as the Administrative Agent may reasonably request from time to time with respect to the management of and activities on the Timber Property, and including a calculation of the Total Administrative Value of the Timberlands as of the end of such semi-annual period in the form attached hereto as Exhibit C.  Borrower shall also furnish with each such report maps reasonably satisfactory to the Administrative Agent showing the location of the parcels on which the cutting, loss or destruction, site preparing and replanting and improvements reported on by Borrower occurred or were made.  Reports may be prepared by Borrower’s own foresters, but, in such case, the Administrative Agent shall have the option to have such reports verified by the Forestry Consultant at Borrower’s expense, which verification may include investigation and observation of on–site conditions in a manner as complete as that required for an original report.  Acreages reported in such reports may be estimated from aerial photographs, cruise maps or by other reasonable means, and need not be verified by survey.  In the event of an over cut situation, the reporting requirements under this section 9.4(a) shall become a monthly requirement for the remaining calendar year.

9.5   Retaining Forestry Consultant.  Borrower will, at the request of the Administrative Agent and at Borrower’s sole cost and expense, employ the Forestry Consultant for the purposes of (i) developing, determining, and/or confirming the Annual Allowable Cut for each Cutting Year, and the growth assumptions in accordance with Exhibit C attached hereto, and analyzing and advising the Administrative Agent with respect to each Annual Harvest Plan submitted by Borrower pursuant to Section 5.2 above, (ii) monitoring general forest management activities required by this Agreement, (iii) making semi-annual inspections to verify the information set forth in the Semi-Annual Cutting Reports prepared by Borrower pursuant to Section 9.4 above, (iv) performing the Timber Cruise or auditing a Timber Cruise performed by another party as required by subsection 9.3(a), and (v) auditing inventory procedures and data, and performing ample field sampling to verify the reasonability of the timber volumes, age classes, and stand typing on the Timberlands, and/or (vi) performing such other services from time to time as the Administrative Agent may deem reasonably necessary or appropriate.

9.6   Timber Categories and Calculations.  For all purposes of this Agreement, “Merchantable Timber” means, and shall be classified by species, product and size in the following categories:

(a)   Softwood Timber.  “Softwood Timber” means Douglas fir, hemlock, cedar, pine and other species commonly utilized in the production of ‘softwood’ timber products.  Merchantable Softwood Timber shall follow the Log Scaling and Grading Bureau guidelines, and shall be classified as:

(i)            HI-EX:            High quality export logs, 16” or larger in small-end diameter, inside bark, with 8 growth rings or more per inch, containing at least 60 board feet.

(ii)           EX:                  Export logs, 8 inches or larger in small-end diameter, inside bark, scattered knots, defect of 10% or less, containing 50 board feet minimum.

(iii)          2S:                   Domestic grade logs, 12 inches or larger in small-end diameter, inside bark, not suitable for above sorts, meeting Scaling Bureau requirements for number 2 saw logs, containing 50 board feet minimum.

(iv)          3S:                   Domestic grade logs, 6 inches or larger in small-end diameter, inside bark, not suitable for above sorts, meeting Scaling Bureau requirements for number 3 saw logs, 50 board feet minimum.

(v)           CNS:               Chip-n-Saw logs, 5 to 7 inches in small-end diameter, inside bark, scattered knots, not suitable for above sorts, 10 board feet minimum.

(vi)          PU:                  Pulpwood logs, 4 inches or larger in small-end diameter, inside bark, not suitable for above sorts.  Must have at least 50% gross volume suitable for chipping, 10 board feet minimum.

(b)   Hardwood Timber.  “Hardwood Timber” means Red Alder, Maple and other species commonly utilized in the production of ‘hardwood’ timber products.  Merchantable Hardwood Timber shall follow the Log Scaling and Grading Bureau guidelines, and shall be classified as:

(i)            SL:                  Domestic grade logs, 6 inches or larger in small-end diameter, inside bark, meeting Scaling Bureau requirements for number 3 saw logs, 50 board foot minimum.

(ii)           PU:                  Pulpwood logs, 4 to 6 inches in small-end diameter, inside bark, not suitable for SL.  Must have at least 50% gross volume suitable for chipping, 10 board foot minimum.

9.7   Inspections.  Each of the Forestry Consultant, the Administrative Agent, and other representatives of the Required Holders shall have the right at all reasonable times to enter upon and inspect the Timber Property, or any part thereof, and to inspect and review scaling slips and summaries to confirm Borrower’s compliance with the terms and provisions of this Agreement.

9.8   Reasonableness.  Borrower acknowledges the importance of the Collateral as security for payment of the Notes, and acknowledges that the protections afforded to the Holders pursuant to the Financing Documents are reasonable.

SECTION 10.  HAZARDOUS MATERIALS.

10.1         Definitions:  Borrower and Holders agree that, for purposes of this Agreement, the following terms shall have the meaning herein specified:

(a)   “Governmental Authority” shall mean the United States, the states, the counties, the cities, or any other political subdivision in which the Timber Property or any portion thereof is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrower or the Timber Property.

(b)   “Environmental Laws” shall mean all laws, ordinances, orders, interpretations, rules and regulations of any Governmental Authority applicable to Borrower or the Timber Property relating to the protection of human health or the environment from Hazardous Materials and pollution, including, without limitation, RCRA and CERCLA (as hereinafter defined), the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., all as now or hereafter amended, as well as any comparable state law provisions.

(c)   “Hazardous Materials” shall mean any of the following: (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended from time to time, and regulations promulgated thereunder (“RCRA”); (ii) any “hazardous substance,” “pollutant” or “contaminant,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder (“CERCLA”); (iii) asbestos (whether or not friable) and asbestos-containing materials; (iv) any volatile organic compounds, including oil and petroleum products; (v) any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes; (vi) any other substance the presence of which on the Timber Property is prohibited by any Environmental Laws; and (vii) any other substance which by any Environmental Laws requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

(d)   “Hazardous Materials Contamination” shall mean the contamination (whether presently existing or hereafter occurring) of the buildings, facilities, soil, groundwater, air or other elements on or of the Timber Property by Hazardous Materials, or the contamination (whether presently existing or hereafter occurring) of any buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the effective date hereof) emanating from the Timber Property.

10.2         Borrower’s Warranties.  Borrower hereby represents and warrants that:

(a)   Borrower has obtained and delivered to Holders the Environmental Reports, and, except as may be disclosed in the Environmental Reports and except for the Port Gamble Environmental Issue, Borrower has no knowledge of any violations of any Environmental Laws applicable to the Timber Property.

(b)   Except as disclosed in the Environmental Reports and except for the Port Gamble Environmental Issue, to the best knowledge of Borrower’s officers and key management personnel (“Borrower’s best knowledge”), after due inquiry, there have been no releases of Hazardous Materials either at, upon, under or within the Timber Property, and no Hazardous Materials have migrated to the Timber Property from neighboring properties.

(c)   Except as disclosed in the Environmental Reports and except for the Port Gamble Environmental Issue, to Borrower’s best knowledge, no Hazardous Materials are located on or have been stored (except in such amounts and in such manner as permitted in accordance with all applicable laws), processed or disposed of on, or released or discharged from (including discharges to groundwater), the Timber Property or any other adjoining property in violation of any Environmental Laws, and, except as disclosed in the Environmental Reports, to Borrower’s best knowledge, no above or underground storage tanks exist on the Timber Property.

(d)   Except as disclosed in the Environmental Reports and except for the Port Gamble Environmental Issue, to Borrower’s best knowledge, no notice has been issued by any Governmental Authority with respect to any release of Hazardous Materials at, upon, under or within the Timber Property, and to Borrower’s best knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Timber Property.  To Borrower’s best knowledge, no portion of the Timber Property is currently on, and has ever been on, any federal or state “Superfund” or “Superlien” list.

(e)   Except as disclosed in the Environmental Report and except for the Port Gamble Environmental Issue, to Borrower’s best knowledge, there is no asbestos or asbestos-containing materials, PCBs, radon gas, or urea formaldehyde foam insulation at or within the Timber Property or the improvements located thereon.

(f)    Borrower possesses all permits, licenses, registrations, and similar authorizations required to operate the Timber Property under Environmental Laws, which, if not obtained, could, either individually or in the aggregate, reasonably be expected to have a material and adverse effect on the business, prospects, profits or condition (financial or otherwise) of Borrower or the value of the Timber Property, and except as disclosed in the Environmental

Report and except for the Port Gamble Environmental Issue, to Borrower’s best knowledge, the Timber Property and all operations conducted thereon are currently in compliance with all Environmental Laws.

10.3         Borrower’s Covenants:  Borrower hereby covenants and agrees as follows:

(a)   Borrower shall not undertake, or authorize or permit any other person to undertake, any activity on the Timber Property which would cause (i) the Timber Property to be considered a hazardous waste treatment, storage or disposal facility as defined under any Environmental Laws; (ii) a release or threatened release of Hazardous Materials on or from the Timber Property in violation of any Environmental Laws; or (iii) the discharge of Hazardous Materials into any watercourse, surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials in each case requiring a permit under any Environmental Laws and for which no such permit has been issued.

(b)   Borrower will strictly comply with all Environmental Laws, and except for the Port Gamble Environmental Issue, Borrower shall immediately notify the Holders in writing should Borrower’s officers or key management personnel become aware of (i) any release or threatened release of any petroleum products or other Hazardous Materials or the occurrence of any other environmental problem or liability on or with respect to the Timber Property in violation of any Environmental Laws which could subject Borrower, the Holders or the Timber Property to a claim under any Environmental Laws or to any restriction on ownership, occupancy, transferability or use of any portion of the Timber Property, (ii) any lien filed, action taken or notice given with respect to any such release, threatened release, environmental problem or liability, (iii) any notice given to Borrower from any tenant or other occupant of the Timber Property or from any other person with respect to any release or threatened release of Hazardous Materials, or (iv) the commencement of any litigation or threat of litigation relating to any alleged release of any petroleum products or other Hazardous Materials or other environmental contamination, liability or problem with respect to or arising out of or in connection with any portion of the Timber Property.  Borrower will deliver to the Administrative Agent any documentation or records the Administrative Agent may request and which are susceptible of being obtained by Borrower without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such notices, inquiries, and communications, and shall advise the Administrative Agent of any subsequent developments.

(c)   Except for the Port Gamble Environmental Issue, if at any time required by any Governmental Authorities, or if otherwise required to comply with the provisions of any applicable Environmental Laws, Borrower shall, at its own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Timber Property, including all removal, containment and remedial action in accordance with all applicable Environmental Laws, and shall further pay or cause to be paid at no expense to the Holders all clean-up, administrative, and enforcement costs of all Governmental Authorities or the parties protected by Environmental Laws which may be asserted against the Timber Property or any other property previously or subsequently owned or operated by Borrower or any affiliate of Borrower, the owner or operator thereof or a lienholder secured thereby.  All costs (including, without limitation, those costs described above), damages, liabilities, losses, claims, expenses (including, without limitation, attorneys’ fees and disbursements) which are incurred by the Holders with respect to the matters addressed in this section, without the requirement that the Holders wait for the ultimate outcome of any litigation, claim or other proceeding, shall be paid by Borrower to the Holders within ten (10) days after delivery of notice to Borrower from the Holders itemizing the amounts incurred to the effective date of such notice, with interest thereon from the date of payment by the Holders at the Default Rate.  Until such amounts shall be paid by Borrower, they shall be added to and become a part of the Indebtedness secured hereby.

10.4    Site Assessments: Except for the Port Gamble Environmental Issue, in the event that the Administrative Agent at any time and from time to time, either prior to or after the occurrence of an Event of Default, reasonably believes that conditions may exist with respect to the Timber Property, or any part thereof, which could constitute a violation of any Environmental Laws and could reasonably be expected to threaten potential liability in excess of $250,000, the Administrative Agent may contract for the services of persons (the “Site Reviewers”) to perform environmental site assessments (“Site Assessments”) on the Timber Property for the purpose of determining whether there in fact exists on the Timber Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Timber Property arising under any Environmental Laws.  To the extent reasonably possible, the Administrative Agent shall limit the scope of any such Site Assessment to those portions of the Timber Property which the Administrative Agent believes are affected by an adverse environmental condition.  The Site Reviewers are hereby authorized to enter upon the Timber Property for such purposes.  The Site Reviewers are further authorized to perform both above and below ground testing for environmental damage or the presence of Hazardous Materials on the Timber Property and such other tests on the Timber Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Borrower will supply to the Site Reviewers such historical and operational information regarding the Timber Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  So long as the Site Assessment establishes a material violation of an Environmental Law that could reasonably be expected to result in a potential liability in excess of $250,000, the cost of performing such Site Assessment shall be paid by Borrower to the Administrative Agent within ten (10) days after notice to Borrower from the Administrative Agent itemizing the amounts incurred to the effective date of such notice, with interest thereon from the date of payment by the Administrative Agent at the Default Rate.  Until such amounts shall be paid by Borrower, they will be added to and become a part of the indebtedness secured by the Mortgages.

10.5    INDEMNIFICATION:  BORROWER HEREBY AGREES TO UNCONDITIONALLY AND ABSOLUTELY INDEMNIFY, DEFEND AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES (AS HEREINAFTER DEFINED) FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, LIABILITIES (INCLUDING STRICT LIABILITY), OBLIGATIONS, PENALTIES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, FINES, COSTS, DISBURSEMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES, CLEAN-UP COSTS, WASTE DISPOSAL COSTS AND OTHER SUCH SIMILAR COSTS), OF ANY KIND OR NATURE WHATSOEVER (HEREINAFTER

COLLECTIVELY CALLED THE “LOSSES”) WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY OF THE INDEMNIFIED PARTIES AND ARISING FROM ANY ENVIRONMENTAL MATTER DESCRIBED HEREIN OR IN THE INDEMNIFICATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, MATTERS ARISING OUT OF ANY BREACH OF THE COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE INDEMNIFICATION AGREEMENT, WHETHER ANY SUCH MATTERS ARISE BEFORE, DURING OR AFTER ANY FORECLOSURE OF THE MORTGAGES OR OTHER TAKING OF TITLE TO ALL OR ANY PORTION OF THE TIMBER PROPERTY OR THE ENFORCEMENT OF ANY OTHER REMEDIES UNDER THE FINANCING DOCUMENTS, NOTWITHSTANDING THE CONCURRENT OR COMPARATIVE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, BUT ONLY WITH RESPECT TO EVENTS OCCURRING PRIOR TO THE CUTOFF DATE.  THE FOREGOING INDEMNIFICATION SHALL INCLUDE, BUT NOT BE LIMITED TO, INDEMNIFICATION FOR LOSSES ARISING OR RESULTING FROM (A) THE PRESENCE ON OR UNDER, OR THE ESCAPE, SEEPAGE, LEAKAGE, SPILLAGE, DISCHARGE, EMISSION OR RELEASE FROM THE TIMBER PROPERTY OF ANY HAZARDOUS MATERIALS (WHETHER OCCURRING BEFORE OR AFTER THE EFFECTIVE DATE HEREOF BUT PRIOR TO THE CUTOFF DATE), (B) ANY HAZARDOUS MATERIALS CONTAMINATION (WHETHER OCCURRING BEFORE OR AFTER THE EFFECTIVE DATE HEREOF BUT PRIOR TO THE CUTOFF DATE), (C) THE ENVIRONMENTAL CONDITION OF THE TIMBER PROPERTY AND ANY VIOLATION OF ANY ENVIRONMENTAL LAW WITH RESPECT TO THE TIMBER PROPERTY (WHETHER OCCURRING BEFORE OR AFTER THE EFFECTIVE DATE HEREOF BUT PRIOR TO THE CUTOFF DATE), AND/OR (D) THE APPLICABILITY OF ANY ENVIRONMENTAL LAWS RELATING TO HAZARDOUS MATERIALS (INCLUDING, WITHOUT LIMITATION, CERCLA OR ANY FEDERAL, STATE OR LOCAL SO-CALLED “SUPERFUND” OR “SUPERLIEN” LAWS, STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE), REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF BORROWER, AND NOTWITHSTANDING THE CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE HOLDERS.  The Indemnification Obligations and other covenants, warranties and representations contained in this Section 10 are in addition to, and not in lieu of, the Indemnification Obligations and other covenants, warranties and representations contained in the Indemnification Agreement.  The representations, covenants, warranties and indemnifications contained in this Section 10 shall survive the foreclosure or release of the Mortgages as follows:  (a) indefinitely after a foreclosure or the acceptance of a deed in lieu of foreclosure, the exercise by the Holders of any other remedies under the Financing Documents, the discharge of Indemnitor’s obligations under any of the other Financing Documents, or any transfer of the Timber Property, even if, as a part of such foreclosure, deed in lieu of foreclosure or other enforcement action, the indebtedness evidenced by the Notes and secured by the Mortgages is satisfied in full, and (b) for a period of five (5) years after the voluntary release of the Mortgages in connection with the full satisfaction of such indebtedness which is not related to a foreclosure, deed in lieu of foreclosure or other enforcement action.  For purposes of this paragraph, the term “Indemnified Parties” shall refer collectively and severally to (a) any subsequent owner or holder of the Notes or the Mortgages, and (b) any officers, directors, shareholders, partners, policyholders, employees, agents and attorneys of any of the persons or entities described in clauses (a) and (b) of this sentence.  As used herein, the term “Cutoff Date” with respect to the Timber Property shall mean either (A) the date on which (i) the liens created by the Mortgages relating to the Timber Property are foreclosed (which for purposes of this Agreement shall include the acceptance of a deed in lieu of foreclosure with respect to the Timber Property) and (ii) Borrower shall have delivered possession of the Timber Property to the Holders or to the purchaser at any such foreclosure sale and shall have vacated the Timber Property, or (B) the date on which the Holders voluntarily release the liens created by the Mortgages with respect to the Timber Property.  The limitations contained herein relating to the Cutoff Date are intended to relate solely to the occurrence of the event which gives rise to the indemnification obligation, not the date on which the Indemnified Parties discover that such event has occurred or the date on which the Indemnified Parties have a right to enforce the indemnification obligations of the Borrower.  Notwithstanding the indemnification provisions of this Section 10.5, Borrower shall not be liable for losses caused solely by the actions of the Holders or others after the Cutoff Date.

10.6      Cure Violations of Environmental Laws:  If Borrower fails to comply with the requirements of any Environmental Laws, the Administrative Agent shall have the right (but not the obligation) prior or subsequent to an Event of Default, to give such notices or cause such work to be performed at, upon, under or within the Timber Property, or to take any and all other actions as the Administrative Agent deems necessary, to cure said failure of compliance.  All amounts paid or incurred by the Administrative Agent in the exercise of any such rights shall be paid by Borrower to the Administrative Agent within ten (10) days after notice to Borrower from the Administrative Agent itemizing the amounts incurred to the effective date of such notice, with interest thereon from the date of payment by the Administrative Agent at the Default Rate.  Until such amounts shall be paid by Borrower, they shall be added to and become a part of the indebtedness evidenced and secured hereby and by the other Financing Documents.

SECTION 11.  INTERPRETATION OF THIS AGREEMENT.

11.1      Disclosure.  Whenever the phrase “except as previously disclosed in writing” or any similar phrase is used herein, such phrase shall refer to matters expressly described or disclosed in a writing delivered to you, and shall not refer to matters described or disclosed in a document incorporated by a reference contained in any such writing unless a copy of such incorporated document is also delivered to you.

11.2      Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON AND APPLICABLE FEDERAL LAW.

11.3      Section Headings, Table of Contents and Construction.  The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.  Each warranty, representation, condition or other provision contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other warranty, representation, condition or other provision contained herein, and compliance with any one warranty, representation, condition or other provision shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other warranties, representations, conditions or other provisions.

11.4      Partial Invalidity.  The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

11.5      Limitation on Interest.  It is expressly stipulated and agreed to be the intent of Borrower and the Holders at all times to comply with applicable Washington law governing the maximum rate or amount of interest payable on or in connection with the Financing Documents and the extension of credit evidenced by the Notes (the “Credit Extension”).  If the applicable law is ever judicially interpreted so as to render usurious any amounts called for under any Financing Document, or contracted for, charged, taken, reserved or received with respect to the Credit Extension, or if acceleration of maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and the Holders’ express intent that all excess amounts theretofore collected by the Holders be credited on the principal balances of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Financing Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Financing Documents.  The right to accelerate maturity of the Notes does not include the right to accelerate any interest which is not otherwise accrued on the date of such acceleration, and the Holders do not intend to collect any unearned interest in the event of acceleration.  If the Prepayment Premium payable upon acceleration of maturity of the Notes constitutes interest under applicable law, the amount of such Prepayment Premium, together with all other amounts which constitute interest under applicable law, will not exceed the maximum amount of interest which may be lawfully charged or received with respect to the Credit Extension for the actual period such Credit Extension is outstanding.  All sums paid or agreed to be paid to the Holders for the use, forbearance or detention of the Credit Extension shall, to the extent permitted by  applicable law, be amortized, prorated, allocated and spread throughout the full term of the Credit Extension until payment in full so that the rate or amount of interest on account of such Credit Extension does not exceed the applicable usury ceiling.

11.6      Exhibits.

All references herein to Exhibits or Annexes shall be to the Exhibits and Annexes attached to this Agreement unless the context otherwise requires reference to an exhibit or annex to another document.  All Exhibits and Annexes attached to this Agreement are made a part hereof for all purposes.

SECTION 12.  MISCELLANEOUS.

12.1      Notices.

(a)   Method; Address.  All notices and communications required or permitted to be given under this Agreement shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or delivered in person to the intended addressee, or sent by telecopier, prepaid telegram or telex, or sent by reliable express mail (such as Federal Express or U.S. Express Mail), and shall be addressed,

(1)   if to you, at your address shown in Annex I to this Agreement, marked for attention as there indicated, or at such other address as you shall have furnished to Borrower in writing, or

(2)   if to Borrower, at the following address:

Pope Resources
19245 Tenth Avenue Northeast
Poulsbo, WA 98370
Attention:  Mr. Thomas M. Ringo

With copies to:

Mr. Greg Adams
Davis Wright Tremaine LLP
2600 Century Square
1501 Fourth Avenue
Seattle, WA 98101-1688

or at such other address as Borrower shall have furnished in writing to the Administrative Agent.

(b)   When Given.  Any notice so mailed shall be deemed to be given and become effective three (3) days after deposit in the U.S. Mail.  Any notice given in any other manner shall be deemed to be given and become effective only if and when actually received (or rejected) by the addressee.

12.2      Reproduction of Documents.

                This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the Closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.3      Survival.  All warranties, representations, certifications and covenants made by Borrower herein or in any written certificate or other written instrument delivered to you or a representative thereof by Borrower or on behalf of Borrower under this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf.  All statements  in any such certificate or other instrument shall constitute warranties and representations hereunder.

12.4      Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties to this Agreement.  The provisions of this Agreement are intended to be for the benefit of all the Holders, from time to time, of the Notes, and shall be enforceable by the Administrative Agent on behalf of any or all the Holders who acquire an interest in any one or more of the Notes in a transaction which does not violate the provisions of subsection 1.2(b) above.

12.5      Amendments and Waiver.

(a)   Requirements.  This Agreement may be amended, and the observance of any term of this Agreement may be waived with (and only with) the written consent of Borrower and the Holders, as more particularly described in Section 13.7 below.

(b)   Binding Effect.  Any such amendment or waiver shall be binding upon the Holders and upon Borrower whether or not the Notes shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or any right consequent thereon.

12.6      Duplicate Originals; Execution in Counterpart.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

12.7      Intentionally Deleted.

12.8      Entire Agreement.  The Financing Documents constitute the entire agreement between Borrower and the Holders, and supersede all prior negotiations and agreements relating to the subject matter thereof.

12.9      Conflicts.  If and to the extent the provisions of this Agreement conflict with or are inconsistent with any of the provisions of any other Financing Documents, the provisions of this Agreement shall control; provided that the parties agree that this Agreement and the other Financing Documents shall be interpreted and construed, to the fullest extent possible, so as not to be in conflict with each other, it being the intent of the parties that all provisions of this Agreement and the other Financing Documents shall be enforceable to the fullest extent possible.

12.10    No Personal Liability of General Partners.  In any action brought to enforce the obligation of the maker of the Notes to pay the indebtedness evidenced by such Notes or to enforce the obligation of Borrower to pay any indebtedness or obligation created or arising under this Agreement, the Deed of Trust, or any Financing Statement any judgment or decree shall be enforceable against the General Partners of Borrower only to the extent of their interests in the Collateral, and any such judgment or decree shall not be subject to execution on, nor be a lien on, assets of such General Partners of Borrower other than their interests in the Collateral.  The foregoing shall in no way otherwise affect the personal liability of Borrower.

SECTION 13.  APPOINTMENT, RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE AGENT.

13.1      Appointment.  The Holders, by their acceptance of the benefits of this Agreement, hereby irrevocably designate John Hancock as the initial Administrative Agent to act as specified herein.  Each Holder hereby irrevocably authorizes, and each subsequent holder of any of the Notes by the acceptance of any such note shall be deemed irrevocably to authorize, the initial Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Holders by the terms hereof and such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

13.2      Nature of Duties.  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this section.  Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to the Holders for any action taken or omitted by it as agent hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct.  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth in this section.

13.3      Lack of Reliance.  Independently and without reliance upon the Administrative Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the indebtedness evidenced by the Notes and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of Borrower, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the purchase of any Notes, or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any of the other Financing Documents or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Borrower or the existence or possible existence of any Event of Default.

13.4      Certain Rights of John Hancock.  For purposes of this Agreement, the Holders holding at least sixty-six and two-thirds percent (66.67%) of the aggregate principal amount of the Notes at any one time shall be referred to collectively as the “Required Holders”.  If the Administrative Agent shall request instructions from the Required Holders with respect to any act or action (including failure to act) in connection with this Agreement, the Mortgages or any other Financing Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken; and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Holders.

13.5      Reliance.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity on behalf of any Holders, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it. Borrower shall be entitled to rely, and shall be fully protected in relying, on the fact that John Hancock is acting as Administrative Agent on behalf of the Holders until such time as Borrower shall have received a written notice from John Hancock stating that John Hancock is no longer acting in its capacity as Administrative Agent for the Holders and on the assumption that as Administrative Agent, John Hancock has received the requisite consent of the Required Holders for any acts it purports to take on their behalf.

13.6      Note Assignment; Participation Interests.

(a)   Each holder of Notes will not sell or otherwise transfer any Note to any Person other than an Institutional Accredited Investor; provided, if there is a Default or Event of Default, each holder of Notes shall have control over the disposition of all of its assets to the fullest extent required by applicable insurance law or other applicable law, and may sell to any Person.  Upon any such sale such purchaser or assignee shall, upon compliance with the registration requirements of Section 1.2 above, become a Holder hereunder.

(b)   Each Holder may, without the consent of the Borrower, sell participations to one or more banks or Institutional Investors in all or a portion of its rights and obligations under this Agreement and the other Financing Documents; provided, however, that (i) such Holder’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Holder shall, vis a vis such participant, remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Holder shall remain the holder of the Notes held by it for all purposes of this Agreement, (iv) the Borrower and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Agreement and the other Financing Documents.  Any Holder selling a participation to any bank or Institutional Investor that is not an affiliate of such Holder shall give notice thereof to the Borrower and the Administrative Agent.

13.7      Amendments to Financing Documents.  Any term, covenant, agreement or condition of this Agreement and, unless explicitly provided otherwise therein, of any of the other Financing Documents, other than the 1992 Note and the 1992 Deed of Trust, may, with the consent of Borrower, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instructions signed by the Required Holders, provided that:

(a)   No such amendment or waiver shall, without the consent of all of the Holders,

(1)   change the amount of the principal of any of the Notes or change the amounts or dates of payment of any payment or prepayment of principal due upon any of the Notes or reduce the rate or change the time of payment of interest on any of the Notes, or subordinate the obligation of Borrower to pay the principal of, premium, if any, and interest on the Notes to any other obligation, or modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment thereof (including the amount of any premium payable on any prepayment); or

(2)   change the percentage of the Holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes, without the consent of the Holders of all of the Notes at the time outstanding; and

(b)   No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon

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If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to Borrower, whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

POPE RESOURCES, A DELAWARE
LIMITED PARTNERSHIP, a Delaware
limited partnership

By: Pope MPG, Inc., a Delaware corporation,
its managing general partner
By:	/s/ Thomas M. Ringo
Name:	Thomas M. Ringo
Title:	Vice President & CFO

The foregoing Agreement is hereby
accepted as of the date first above written:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ C. Whitney Hill
	Name:	C. Whitney Hill
	Title:	Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ C. Whitney Hill
	Name:	C. Whitney Hill
	Title:	Director

ANNEX I.

SCHEDULE OF INFORMATION FOR PAYMENT AND NOTICES

JOHN HANCOCK LIFE INSURANCE COMPANY

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

1.             All payments on account of Notes or other obligations in accordance with the provisions thereof shall be made by bank wire transfer in immediately available funds for credit, not later than 12 noon, Boston time, to:

Wire money to:                     Bank One, Illinois

ABA # 071100269

For credit to:    John Hancock Champaign Service

Center- Mtg/Bond

Account # 617423603

Reference: Loan # 163908

2.             Contemporaneously with the above wire transfer, advice setting forth:

(1)           the full name, interest rate and maturity date of the Notes or other obligations;

(2)           allocation of payment between principal and interest and any special payment; and

(3)           name and address of Bank from which wire transfer was sentshall be delivered or mailed to:

John Hancock Financial Services

Bond and Corporate Service Center

201 Knollwood Dr., Suite A

Champaign, IL  61820-7594

Attn: Accounting

Phone No. 217-356-6464

Facsimile No. 217-356-1031

with a copy to:

John Hancock Life Insurance Company

Bond and Corporate Finance Group

2520 Venture Oaks Way, Suite 120

Sacramento, CA  95833

Attn:  C. Whitney Hill

3.             All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

John Hancock Financial Services

Bond and Corporate Service Center

201 Knollwood Dr., Suite A

Champaign, IL  61820-7594

Phone No. 217-356-6464

Facsimile No. 217-356-1031

with a copy to:

John Hancock Life Insurance Company

Bond and Corporate Finance Group

2520 Venture Oaks Way, Suite 120

Sacramento, CA  95833

Attn:  C. Whitney Hill

and:

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

Boston, MA 02117

Attention: Investment Law Division, T-30

4.             All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

John Hancock Life Insurance Company

John Hancock Place

200 Clarendon Street

P.O. Box 111

Boston, MA 02117

Attention: Bond and Corporate Finance Group T–57

with a copy to:

John Hancock Life Insurance Company

Bond and Corporate Finance Group

2520 Venture Oaks Way, Suite 120

Sacramento, CA  95833

Attention:  C. Whitney Hill

5.             All Securities shall be registered in the name of John Hancock Life Insurance Company with respect to Notes F-1 and F-2 referenced on Annex VI and John Hancock Variable Life Insurance Company with respect to Note F-3 referenced on Annex VI.

6.             Borrower’s Tax I.D. No.: 91-1313292.

ANNEX II.

DEFINED TERMS

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section of the Note Purchase Agreement following such term (all such definitions to be equally applicable to both the singular and plural forms of the terms defined):

Administrative Agent — initially John Hancock, and thereafter such Person as may be designated from time to time by the Holders to act as “Administrative Agent” hereunder.

Administrative Values — for each Category of the Land, the Pre–Merchantable Timber, Sub-Merchantable Timber and the Merchantable Timber, the value per unit (either acre or ton) as set forth in Exhibit C.

Affiliate — a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Borrower.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement — this Note Purchase Agreement, as the same may be amended, supplemented, restated or assigned from time to time (subject to the consent required under Section 12.5 hereof).

Applicable Environmental Laws — any applicable laws pertaining to human health and/or the environment, including, without limitation, CERCLA, RCRA and the applicable provisions of any other laws of the United States of America and/or the State Washington dealing with similar matters, including specifically, without limitation, the “Environmental Laws” as defined in subsection 10.1(b) above.

Assets — anything owned or controlled by Borrower and any right or interest therein.

Borrower — POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership, and its permitted successors and assigns.

Business Day — a day other than a Saturday, a Sunday or a day on which national banks in Washington are closed for business.

Cash Flow Coverage Ratio —” means, as of any date of determination, the ratio of (a) EBITDA for the period of calculation minus internally financed capital expenditures made by Borrower and its subsidiaries during such period, to (b) the sum of (i) Interest Charges during such period plus (ii) all scheduled payments of principal with respect to Required Debt Service required to be made by Borrower and its subsidiaries during such period.

Category — each of the categories of Land, Merchantable Timber, Pre–Merchantable Timber, and Sub-Merchantable Timber set forth on Exhibit C to this Agreement.

CERCLA — subsection 10.1(a).

Closing — Section 1.3(b).

Closing Date — Section 1.3(b).

Code — the Internal Revenue Code of 1986, as amended.

Collateral — the Timber Property, the Collateral Account, all other Property of Borrower described in the Financing Documents from time to time securing payment of the Notes, and all permits, governmental approvals, data, files, and computer software and hardware relating to the Timber Property.

Collateral Account — collectively, (i) the Collateral Account and all substitutions held by the Collateral Agent pursuant to the Collateral Agreement, (ii) any and all sums paid to or deposited with Collateral Agent pursuant to the provisions of the Collateral Agreement (the “Escrowed Funds”), (iii) any and all interest, dividends and other earnings on the Escrowed Funds, (iv) any and all instruments evidencing the Escrowed Funds, and (v) any and all substitutions therefor, increases thereto and proceeds thereof.

Collateral Agent —John Hancock or any successor approved by Borrower and the Administrative Agent.

Collateral Agreement — the Cash Pledge and Security Agreement dated of even date herewith between Borrower and the Holder, as same may be amended, restated, modified or assigned from time to time.

Condemnation — any taking of the Land or Timber on the Land or any interest therein under the exercise of the power of eminent domain, or any transfer of the Land or Timber, or any interest therein, by sale in lieu of the exercise of such power.

Contested in Good Faith — any claim, demand, levy, assessment or other matter shall for purposes of this Agreement be deemed to be “Contested in Good Faith” if:  (i) no Event of Default exists hereunder at the time such contest is commenced or at any time during the pendency of such contest, (ii) such claim, demand, levy, assessment or matter is actively contested in good faith by appropriate proceedings in a manner not prejudicial to the Holders or the rights of the Holders hereunder or under the other Financing Documents, (iii) such contest (as opposed to the outcome of any such contest) could not reasonably be expected to have a material adverse effect on the Timberland or Borrower or its businesses, profits, or condition (financial or otherwise), (iv) where the amount being contested, if determined adversely to Borrower, would have a material adverse effect on Borrower, the Timberland, or Borrower’s business, Borrower, at its option, shall have either (A) established adequate book reserves with respect to the amounts contested, determined in accordance with GAAP, or (B) within five (5) days after written demand of the Holders either deposited funds with the Holders or obtained a bond in form and substance and with an issuing company acceptable to the Holders in an amount sufficient to cover any amount which may be owing in the event the contest is unsuccessful (the decision of whether to deposit funds or to deliver a bond being expressly reserved to the Borrower), and (v) such contest does not continue beyond the date on which the Timberlands or any of the other Collateral could be sold due to the nonpayment of the amount contested.  In the case of any contest in respect of which a negative outcome could reasonably be expected to have a material adverse effect on the Timberland or Borrower or its businesses, profits, or condition (financial or otherwise), the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings (which opinions need not predict the outcome of any such proceeding), which opinion shall be supplemented from time to time at the request of the Holders.

Credit Extension — Section 11.5.

Cutting Year — Section 5.2(a)

DBH — with respect to Timber, the Diameter Breast Height or the diameter of any tree as measured at a point four and one–half feet above the ground.

Debt — means, as to any Person at a particular time, all of the following: (a) all obligations of such Person for borrowed money; (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark–to–market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) lease payment obligations under capital leases or synthetic lease obligations; (f) all Guaranty Obligations of such Person in respect of any of the foregoing; and (g) purchase money indebtedness incurred solely to finance the payment of all or part of the purchase price of any equipment, software licenses, or other fixed assets acquired in the ordinary course of Borrower’s business.  For all purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person except for customary exceptions acceptable to Required Holders.

Default — an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Default Rate — an interest rate per annum equal to the lesser of (a)  two percent (2%) over the interest rate applicable to the Notes from time to time, and (b) the highest rate per annum permitted to be charged in accordance with applicable law.

Destroyed Timber — Timber which is (i) cut or removed by any Person other than a Person authorized by Borrower, or (ii) which is lost, damaged or destroyed by fire, windstorm, disease, infestation, act of any Governmental Authority, war or third parties.

Disposal or Disposed — shall have the meaning specified in RCRA, provided in the event that RCRA is amended to broaden the meaning of this term such broader meaning shall apply subsequent to the effective date of such amendment and provided further to the extent that the laws of the State of Washington establish a meaning for “disposal” which is broader than that specified in RCRA, such broader meaning shall apply.

Environmental Reports — the environmental site assessment or assessments more particularly identified and described on Exhibit B attached hereto and incorporated herein by this reference.

EBITDA - means, for any period, for Borrower and its subsidiaries on a consolidated basis, an amount equal to the sum of (a) Net Income, (b) Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Net Income, (d) the amount of depreciation, amortization, and depletion expense deducted in determining such Net Income, and (e) the cost basis of land sold.

ERISA — the Employee Retirement Income and Security Act of 1974, as amended.

Event of Default — Section 6.1.

Financing Documents — this Agreement, the Notes, the 1992 Note, the Mortgages, the Indemnification Agreement, the Collateral Agreement, the Financing Statements and all other documents or instruments executed and delivered in connection with this Agreement or the indebtedness evidenced by the Notes and secured by the Mortgages, as from time to time modified, amended, restated or supplemented, and all other documents and instruments executed and delivered in connection therewith.

Financing Statements — collectively, the UCC-1 Financing Statements required by the Administrative Agent to be executed by Borrower and filed in the appropriate state and county offices to perfect the Holders’ security interest in those portions of the Collateral consisting of personal property.

Fiscal Year — means a twelve–month period ending on December 31 of any year.

Forestry Consultant — initially Atterbury Consultants, Inc., or such other forestry consultants selected by the Administrative Agent and approved by Borrower, which approval will not be unreasonably withheld.

GAAP — such accounting principles as conform at the time to the generally accepted accounting principles announced by the Financial Accounting Standards Board or its equivalent, consistently applied and maintained throughout the period indicated.

Good Title — good, marketable and insurable title to real property (in fee simple unless a different estate is expressly called for), and good and marketable title to personal property.

Governmental Authority — subsection 10.1(a).

Guaranty Obligation — means, as to any Person, any (a) guaranty by such Person of Debt of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any “keep-well” or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

Hardwood Timber — Section 9.6.

Hazardous Materials — subsection 10.1(c).

Holders — initially, John Hancock and the initial Holders listed on Annex VI hereof, and thereafter, collectively, any and all owners and holders of the Notes at the applicable time, including their successors and assigns.

Indemnification Agreement — the Indemnification Agreement of even date herewith executed by Borrower in favor of the Holders, as same may be amended, modified, restated and assigned from time to time.

Institutional Accredited Investor —is an Institutional Investor that is an accredited investor within the meaning of Rule 501(a)(7) under the Securities Act of 1933, as amended.

Institutional Investor — any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other similar institutional investor, and any nominee of any of the foregoing.

Interest Charges - means, for any period, for Borrower and its subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of Borrower and its subsidiaries in connection with Required Debt Service (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

John Hancock — John Hancock Life Insurance Company, a Massachusetts corporation.

Land — the tracts of land covered by the Mortgages at the applicable time.

Lien — with respect to Property, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor (i) which provides for the payment of such Debt out of such Property or (ii) which allows him to have such Debt satisfied out of such Property, in either case prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, deed to secure debt, deed of trust, assignment of production, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises in the ordinary course of business.

Loan to Value Ratio — at any time, the fraction, expressed as a percentage, determined by (i) subtracting the then current balance in the Collateral Account from the aggregate outstanding principal balances of the Notes, and then (ii) dividing the amount determined in accordance with clause (i) hereof by the Total Administrative Value of the Timberlands.

Make-Whole Premium Amount — as defined in Annex V.

Maturity Date — subsection 4.3(d).

Merchantable Timber — as defined in Section 9.6.

Mortgages — collectively and severally, the mortgages, deeds of trust and/or deeds to secure debt of even date herewith from Borrower to John Hancock, as agent for the

Holders, and the mortgages, deeds of trust and/or deeds to secure the 1992 Note, including, without limitation the 1992 Deed of Trust, which are more particularly described on Exhibit F attached hereto and incorporated herein by this reference covering, among other things, Borrower’s interest in the Timber Property, as same may from time to time be modified, amended, renewed, restated or assigned pursuant to the terms hereof and thereof.

Net Income — the net income (or net loss) of Borrower for the period in question determined in accordance with GAAP.

Notes — Section 1.1.

Note Year — the periods of 12 calendar months commencing on January 1 of each calendar year, except that the first Note Year shall commence on the date of issuance of the Notes and end on December 31, 2001.

Ordinary Course Indebtedness — means (a) intercompany Guaranty Obligations of Borrower or any subsidiaries guarantying Debt otherwise permitted hereunder of Borrower or any subsidiary; (b) Debt arising from the honoring of a check, draft or similar instrument against insufficient funds; (c) obligations in respect of Swap Contracts; (d) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days; and (e) deferred taxes.

Ordinary Course Liens - means: (a) Liens for taxes not yet due or which are being Contested in Good Faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (b) carriers’, warehousemen’s, mechanics’, loggers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being Contested in Good Faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (c) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and (f) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being Contested in Good Faith by appropriate proceedings and adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture.

Partnership Agreement - that certain Partnership Agreement of Borrower dated November 7, 1985, as the same may be amended, restated or  modified from time to time.

Payment Date — any scheduled date upon which an installment of principal, interest, or both, is due and payable by Borrower to the Holders under the Notes pursuant to the provisions of this Agreement.

Permitted Leases — collectively and severally, leases entered into by Borrower for equipment, software licenses or other fixed assets in the ordinary course of Borrower’s business, but only to the extent that the annual lease payments due under such leases, do not exceed $2,000,000 in the aggregate.

Person — an individual, general partnership, limited partnership, limited liability company, corporation, trust, unincorporated organization, government, governmental agency or governmental subdivision, including, without limitation Borrower.

Port Gamble Environmental Issue — means the contamination of Borrower’s property at Port Gamble, Washington, which is the subject of ongoing inquiry and oversight by the State of Washington Department of Ecology and remediation activity of Borrower and Pope & Talbot, Inc., and for which (1) based on information obtained to date, the cost of remediation of the Port Gamble site is estimated by outside consultants to be $10-12 million; (2) Borrower is continuing to negotiate liability issues with Pope & Talbot, Inc., with a current best estimate of net cost to Borrower of $2-3 million; and (3) a total of $2 million has been reserved in the 2000 financial statements of Borrower.

Pre–Merchantable Timber — at any time, softwood timber stands less than 30 years old, at such time.

Prepayment Premium — Section 4.3(e).

Property — any interest of Borrower in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, including without limitation the Timber Property.

Quarterly Payment Date — in each case, the first (1st) day of January, April, July and October during each calendar year

RCRA — Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, as amended.

Release or Released — shall have the meaning specified in CERCLA, provided in the event that CERCLA is amended to broaden the meaning of this term such broader meaning shall apply subsequent to the effective date of such amendment and provided further to the extent that the laws of the State of Washington establish a meaning for “release” which is broader than that specified in CERCLA, such broader meaning shall apply.

Required Debt Service — means, as of any date of determination, for Borrower and its subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including obligations hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of Borrower and its subsidiaries, and (c) without duplication, all Guaranty Obligations with respect to Debt of the type specified in subsections (a) and (b) above of Persons other than Borrower or any subsidiary.

Required Holders — Section 13.4.

Security — shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

Softwood Timber — Section 9.6.

Solid Waste — shall have the meaning specified in RCRA, provided in the event that RCRA is amended to broaden the meaning of this term such broader meaning shall apply subsequent to the effective date of such amendment and provided further to the extent that the laws of the State of Washington establish such a meaning for “solid waste” which is broader than that specified in RCRA, such broader meaning shall apply.

Sub-Merchantable Timber —Timber stands which are more than 30 but less than 45 years old.

Subsidiary — any corporation or other legal entity in which a majority of the securities (stock, partnership interests, etc.) which have voting power are controlled by Borrower. For the purpose of this Agreement, a corporation or other legal entity in which a majority of the securities which have voting power are owned by a Subsidiary, as defined in the preceding sentence, shall also be deemed to be a Subsidiary.

Swap Contract - means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a

“Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Timber — all timber and trees now or hereafter standing or lying or planted or growing on or in the Timber Property, and all timber and trees which may be severed from the Timber Property in which Borrower maintains an ownership or other legal or equitable interest, including, without limitation, all Sub-Merchantable Timber and Pre-Merchantable Timber.

Timber Cruise — an estimation of Pre–Merchantable Timber, Sub-Merchantable Timber, and Merchantable Timber quantities and conditions performed in accordance with the specifications set forth on Exhibit E attached hereto.

Timber Property or Timberlands — approximately 70,000 acres of timberland located in Mason, Kitsap, Clallam, and Jefferson Counties, Washington, more particularly described in Exhibit D attached hereto and incorporated herein by this reference and the property presently encumbered by the 1992 Deed of Trust, and commonly known as the Hood Canal Tree Farm.  The Timber Property is further described in the map attached hereto as Exhibit G.  Following any sale or release pursuant to the provisions of Section 5 hereof, the term Timberlands or Timber Property shall thereafter exclude the Land and Timber so released.

Title Insurer — initially Lawyer’s Title Insurance Company of Virginia and thereafter such title company as may be selected by Borrower and reasonably acceptable to the Administrative Agent, or in the absence of an Administrative Agent, the Required Holders.

Title Policies — The Mortgagee Policy of Title Insurance in the amount of $30,000,000 issued by Title Insurer insuring that liens on the Timber Property are first and prior liens and containing exceptions approved by the Administrative Agent.

Title Reinsurance — collectively, facultative Reinsurance Agreements between Title Insurer and Title Reinsurers to which secondary liability under the Title Policy is ceded to and assumed by the Title Reinsurers.

Title Reinsurers — those title insurance companies more particularly described on Exhibit G attached hereto and incorporated herein by this reference.

Total Administrative Value — at any time and with respect to that portion of the Timberlands for which such value is being calculated, the sum of:  (i) for each Category of Land set forth on Exhibit C hereto, the number of acres of Land in such Category multiplied by the specified Administrative Value per acre for such Category; (ii) for each Category of Pre-Merchantable Timber set forth on Exhibit C hereto, the number of acres in such Category multiplied by the specified Administrative Value per acre for such Category; (iii) for each Category of Sub-Merchantable Timber set forth on Exhibit C hereto, the number of acres in such Category multiplied by the specified Administrative Value per acre for such Category; plus (iv) for each Category of Merchantable Timber set forth on Exhibit C hereto, the volumes of Timber in such Category multiplied by the specified Administrative Value per ton for such Category.

Total Capitalization — means Debt, plus Borrower’s Unit Price at the end of each quarter in question, multiplied by the number of units outstanding.

Under Cut — subsection 5.2(c).

Unit Price — means a dollar amount equal to the average (rounded to the nearest penny) of the close bid and ask prices (per partnership unit) of Borrower’s partnership units on the NASDAQ national market system during such quarter, as reported in the Wall Street Journal.

ANNEX III.

FORM OF NOTES

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Class A Fixed Rate Senior Secured Note,

due April 1, 2011

$	Poulsbo, Washington
March 29, 2001

1.     POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership (herein, together with successors and assigns, called “Maker”), for value received, hereby promises to pay to JOHN HANCOCK LIFE INSURANCE COMPANY, a Massachusetts corporation (herein, together with each subsequent owner and holder of this Note, called “Payee”), the principal sum of                                                                                  and NO/100 DOLLARS ($                  ), together with interest on the unpaid principal balance from time to time outstanding hereunder from the date hereof to maturity (except as hereinafter provided) at the rate of 7.63 % per annum and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) at the “Default Rate” provided for under the Agreement (as hereinafter defined).

2.     This Class A Fixed Rate Senior Secured Note (this Note, as it may be amended, restated, or modified hereafter is herein referred to as this “Note”) is issued under that certain Note Purchase Agreement (as amended, modified, supplemented or restated from time to time, the “Agreement”) dated of even date herewith made by and between Maker, Payee, and the other Holders, as defined in the Agreement, and is entitled to the benefits thereof.  The Agreement also provides for the issuance by Maker to Payee of Class A Fixed Rate Senior Secured Notes (including this Note) of even date herewith in the aggregate principal amount of $30,000,000 (said Notes, including this Note, as may be amended, restated, or modified hereafter are collectively referred to herein as the “Fixed Rate Notes”).  As provided in the Agreement, this Note is subject to regular monthly payments of interest beginning May 1, 2001, annual payments of principal beginning April 1, 2002, and optional and mandatory prepayments, as specified in the Agreement.  Maker agrees to make required payments on account of this Note in accordance with the provisions of the Agreement, including, without limitation Section 4 thereof.  The Fixed Rate Notes, including this Note, are secured as set forth in the Agreement.  In connection with principal prepayments the Agreement requires the Maker to pay a prepayment premium under certain circumstances.

3.     Each “Event of Default” under the Agreement shall be deemed an event of default under this Note.

4.     Under certain circumstances, as specified in the Agreement, the principal and accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

5.     Limitations on the rate and amount of interest payable pursuant to this Note are contained in Section 11.5 of the Agreement.

6.     Maker is liable for the payment of attorneys fees and collection costs to the Payee in accordance with Section 6.6 of the Agreement.

7.     Maker hereby waives notice (including without limitation notice of intention to accelerate maturity, notice of acceleration of maturity, notice of nonpayment and notice of protest), demand, presentment for payment, protest, bringing of suit and diligence in taking any action to collect amounts owing hereunder or in proceeding against any of the rights and properties securing payment hereof, and is directly and primarily liable for the amount of all sums owing or to be owing hereon.  Maker agrees that the time for payments hereunder may be extended from time to time without notice, and consents to the acceptance of further security or the release of any existing security for this Note without in any manner affecting Maker’s liability with respect to this Note.  Maker agrees that its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.  No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note.

8.     Section 12.10 of the Agreement sets forth an exoneration of the general partners of the Maker from personal liability for the indebtedness evidenced by this Note.

9.     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership,

By:	Pope MPG, Inc., a Delaware corporation, its managing partner

By:
Name:
Title:

ANNEX IV.

INSURANCE REQUIREMENTS

Commercial General Liability Insurance with Borrower as the named insured and the Holders as additional insureds on a primary and noncontributory basis in commercially reasonable amounts and terms and issued by an insurer or insurers reasonably satisfactory to the Holders.  A portion of such insurance coverage may be maintained in the form of an excess liability (umbrella) policy.  Certificates of insurance and, if the Holders so request, certified copies of the insurance policies, shall be delivered to the Holders no less than 15 days prior to the expiration of the then current policies.

ANNEX V.

MAKE–WHOLE PREMIUM AMOUNT

In the event of any optional prepayment of the Notes, or acceleration of maturity of the Notes while an Event of Default exists, the Make–Whole Premium Amount shall be calculated as follows:

First, determine the amount of principal being prepaid (“Prepaid Principal”) and the proposed date of such prepayment (“Prepayment Date”).  In connection with acceleration of maturity, the Prepaid Principal shall be the entire principal balance on the date of acceleration and the Prepayment Date shall be the date of acceleration.

Second, use the Treasury Constant Maturity Series from Bloomberg, or if not available, the U.S. Federal Reserve Statistical Release H–15 Report (or its successor publication) published most recently as of the date which is three days prior to the Prepayment Date for U.S. Treasury obligations to determine the “Reinvestment Yield”, with the interpolated constant maturity period matching the remaining average life of the Notes as of the Prepayment Date (assuming no additional prepayments other than the Prepaid Principal) determined through the Maturity Date. If necessary, interpolation shall be used to determine the Reinvestment Yield, if the remaining average life does not match the maturities in the series listed above.

The “Make–Whole Premium Amount” shall mean the following: with respect to the Prepaid Principal on each Prepayment Date, “Make-Whole Premium Amount” shall mean the excess (but in no event less than zero) of (i) the net present value of all scheduled payments of principal and/or interest pursuant to Section 4.3 of the Note Purchase Agreement on the Prepaid Principal which would have been made following the Prepayment Date if the Prepaid Principal had not been prepaid on the Prepayment Date, determined by discounting (on a semi-annual basis) the amount of each such scheduled payment of principal and/or interest from the date such payments would have been required to be made to the Prepayment Date at a rate which is equal to the sum of the Reinvestment Yield, plus either (A) 50 basis points (.5%) if the funds for prepayment are generated solely from operations of the Borrower on the Timberlands and the sale of Land and/or Timber pledged as Security, or (B) zero basis points (0.00%) if the funds from prepayment are from any other source, over (ii) 100% of the Prepaid Principal, in each case first applying the Prepaid Principal to the principal installments due on the Notes in reverse order of maturity.

ANNEX VI.

LIST OF NOTES TO BE ISSUED AT CLOSING

NOTES

Holder	Designation	Amount
John Hancock Life Insurance Company	Note F-1	$4,500,000
John Hancock Life Insurance Company	Note F-2	$23,500,000
John Hancock Variable Life Insurance Company	Note F-3	$2,000,000

	TOTAL	$30,000,000.00

EXHIBIT A

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Disclosures

INDEBTEDNESS

DEBTHOLDER	Principal Amt Owed @ March 27, 2001
JOHN HANCOCK LIFE INSURANCE CO.	$12,864,764
JOHN HANCOCK LIFE INSURANCE CO. (anticipated to fund by 3/30/01)	$30,000,000
LOCAL IMPROVEMENT DISTRICT (LID) OBLIGATIONS:
GIG HARBOR	114,280
EVERETT	44,970
SEABECK	35,176

LETTERS OF CREDIT

ISSUED BY	BENEFICIARY	AMOUNT
BANK OF AMERICA	CANADIAN INTERNATIONAL DEVELOPMENT AGENCY (CIDA)	C$	136,250

LEASE AND SURFACE MINING BONDS

TYPE OF BOND	PURPOSE	NAME	Prem. Renewal Date	BOND $
SURFACE MINING		CHAMBERS CONSTRUCTION	6/28/01	5,000

SURFACE MINING		BEAVER VALLEY	1/11/02	8,000

SURFACE MINING		BEAVER VALLEY	2/27/02	36,000

LEASE BOND	FOR TIDE LANDS	LUDLOW MARINA	2/1/02	16,000

			SUB TOTAL	65,000

CONSTRUCTION BONDS

TYPE OF BOND	PURPOSE	NAME	Prem. Renewal Date	BOND $
PERFORMANCE	CONTRACTOR SURETY	STATE OF WA	6/1/01	6,000

PERFORMANCE	SUBDIVISION IMPROVEMENTS	SEABECK HEIGHTS	6/13/01	37,746

LICENSE/PERMIT		SEABECK HEIGHTS	9/17/01	2,500	Cxld 03/05/01

PERFORMANCE	MURRELET SURVEYS	CITY OF MONTESANO	3/7/01	1,000

PERFORMANCE	DNR CONTRACT	WA ST DNR	8/8/01	5,094

Permit Bond — Aberdeen	Road Construction	WA St DOT	10/5/00	2,500

Performance Bond	Sewer Line Borgen Blvd.	City of Gig Harbor	7/26/00	39,306

Performance Bond	Street, Storm, Swr, Wtr, & Signs	Timberton Village Phase III	1/23/02	90,800

Maintenance Bond	Completed Work	City of Gig Harbor	2/22/02	5,783

Cashiers Ck in Leu of Performance Bond	Sewer work performance	City of Gig Harbor	N/A Issued 02/28	750

			SUB TOTAL	191,479

			TOTAL BONDS	256,479

NOTARY BONDS
As of 02/28/01

BOND#	ASSIGNEE	EXPIRATION DATE	BOND $
5851095	Mary Corbett	2/27/04	10,000
5863199	Cynde Mayson	4/1/04	10,000
5863209	Michelle Wilcox	4/4/04	10,000
5904342	Pam Grove	5/7/01	10,000
5930195	Fay Schultz	1/23/02	10,000
5930280	Wendy Battaglino	4/9/02	10,000
5930281	Craig Jones	4/10/02	10,000
5939523	Michael Morgan	6/4/02	10,000
5939542	Dani Aldana	6/23/02	10,000
5939590	Miriam Villiard	8/21/02	10,000
593596	Jacqueline McClurg	9/14/02	10,000
5812134	Penny Henderson	2/5/03	10,000
6055822	D. Susan Schroader	8/1/04	10,000
6103299	Ember Krumwied	1/24/05	10,000
		SUB TOTAL	140,000

	NON EMPLOYEE
*5897967	Gwynne Bennett	3/1/01	10,000
*5904342	Pam Grove	5/7/01	10,000
*5915444	Noreen James	10/1/01	10,000

		SUB TOTAL	30,000

		TOTAL ORM	140,000

		TOTAL ALL	170,000

* Per PS&F these people are no longer our employees, therefore there is no liability to us.

Letters of Credit

As of 02/28/01

Letter #	Issued By	Expiration Date	Amount	Project	Purpose
3020784	Bank of America	December 2, 2002	$113,760.00	CIDA	Canadian Government — Contract Canadian $

EXHIBIT B

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Environmental Report

Set forth on the following pages to this Exhibit B is that certain Phase I Environmental Site Assessment, Hood Canal Tree Farm, Northwestern Washington, prepared by URS Corporation for Olympic Resource Management, URS Job No. 53-02000130.02, and dated March 23, 2001, as supplemented by Report Addendum dated March 27, 2001.

EXHIBIT B-1

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Certain Environmental Issues

On or before June 1, 2001, Borrower and URS shall investigate the status of the aboveground storage tanks and chemical containers mentioned in the “Field Reconnaissance” portion URS’s Report Addendum dated March 27, 2001, in connection with the “Duck Club.”  Borrower shall complete whatever action is recommended by URS with respect to such tanks and containers within six months of such recommendation.

EXHIBIT C

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Categories and Administrative Values

Applicable to the Timberlands

Hood Canal Tree Farm

Projected Inventory as of YE ‘00

			Acres	Administrative Unit Value	Administrative Value
Timberland:			59,713	$161.88	$9,666,042
Non-Forest Land			9,836	$32.38	$318,441

			69,549		$9,984,482
Pre-Merch Plantations	Retail Unit Value	Age
	$0	Clearcut	0	$0.00	$0
	$202	0-4	9,215	$130.80	1,205,276
	$280	5-9	8,226	$181.30	$1,491,374
	$389	10-14	4,089	$251.88	$1,029,927
	$541	15-19	7,520	$350.30	$2,634,237
	$752	20-24	10,020	$486.92	$4,878,938
	$807	25-29	5,956	$522.53	$3,112,204

	Total Pre-merch		45,026		$14,351,956
Sub-Merch Timber (30-44)	$1,451	30-34	1,725	$939.52	$1,620,676
	$2,016	35-39	925	$1,305.36	$1,207,458
	$2,801	40-44	1,285	$1,813.65	$2,330,537

	Total Sub-merch		3,935		$5,158,671
Merchantable Timber (45+)

Deliv. Logs

Retail Stumpage

Volume, MBF

Administrative Unit Value

Administrative Value

Douglas fir

PU

$

157

$

18

46,812

$

11.66

$

545,594

2S

$

524

$

385

41,611

$

249.29

$

10,373,102

3S

$

478

$

339

49,413

$

219.50

$

10,846,277

CNS

$

403

$

264

49,413

$

170.94

$

8,446,658

Export

$

744

$

605

72,819

$

391.74

$

28,525,933

260,068

Hemlock/fir

PU

$

133

$

0

16,094

$

0.00

$

0

2S

$

351

$

212

3,313

$

137.27

$

454,776

3S

$

299

$

160

4,260

$

103.60

$

441,336

CNS

$

270

$

131

19,880

$

84.82

$

1,686,271

Export

$

399

$

260

3,787

$

168.35

$

637,541

47,334

Hardwood

PU

$

140

$

1

25,401

$

0.65

$

16,447

SL

$

513

$

374

8,022

$

242.17

$

1,942,648

33,423

$

63,916,583

Large Volume% of Retail:

64.75

%

		Grand Total Administrative Value:			$93,411,693

EXHIBIT D

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Timberlands

The real property presently encumbered by the 1992 Deed of Trust and the property described in the attached legal descriptions covering other property in Jefferson, Kitsap, Mason, and Clallam Counties, Washington.

PARCEL 1:

Government Lot 3, EXCEPT the West 1/2 of the North 660 feet thereof and All of Government Lot 4 and the South 1/2 of the Northwest 1/4 in Section 3;

Government Lot 1 through 4, South 1/2 of the North 1/2 and the North 1/2 of the South 1/2, and the Southwest 1/4 of the Southwest 1/4 of Section 4;

Government Lots 1 and 5 and the West 3/4 of Section 5;

The Northeast 1/4 and the North 1/2 of the Northwest 1/4 and the Southeast 1/4 of the Northwest 1/4 of Section 16; Government Lot 3 in Section 20;

South 1/2 of the Northwest 1/4 and the North 1/2 of the Southwest 1/4 of Section 29, EXCEPT the East 30 feet of the Northeast 1/4 of the Southwest 1/4; ALSO EXCEPT the following described tract:

a)           Beginning at the Southeast corner of the Southeast 1/4 of the Northwest 1/4 of said Section 29;
thence North 80 rods;
thence West 40 rods;
thence South to the Creek;
thence following along said Creek back to the place of beginning;
said tract being designated on the County Assessor’s Plat and Description Book as Tax No. 4 in said Section 29;

All in Township 25 North, Range 2 West, W.M., Situate in Jefferson County, Washington.

PARCEL 2:

Government Lots 3 and 4 and the West 1/2 of the Northwest 1/4, Section 1, TOGETHER WITH tidelands of the second class as conveyed by the State of Washington, situate in front of, adjacent to and abutting thereon; Government Lots 1, 3, the East 1/2 of the Northeast 1/4 of Government Lot 4, the West 1/2 of the Southwest 1/4 of the Northeast 1/4; the Northwest 1/4 of the Southwest 1/4 of the Northwest 1/4; the South 1/2 of the Northeast 1/4 of the Southwest 1/4; the Southeast 1/4 of the Southwest 1/4, the North 1/2 of the Southeast 1/4, the Southwest 1/4 of the Southeast 1/4, and the Northwest 1/4 of the Southeast 1/4 of the Southeast 1/4, Section 2, EXCEPT Coyle County Road right of way as disclosed by Jefferson County Engineers Resolution recorded under Auditor’s File No. 286585;

the Northwest 1/4 of the Northwest 1/4, EXCEPT the Southwest 1/4 thereof in Section 11, EXCEPT Old Coyle County Road right of way and New Coyle County Road right of way as disclosed by Jefferson County Engineer Resolution recorded under Auditor’s File No. 286585;

Government Lot 3, the Northeast 1/4 of the Northeast 1/4 and the Northwest 1/4 of the Northwest 1/4, Section 22, EXCEPT Coyle County Road right of way as disclosed by Jefferson County Engineers Resolution recorded under Auditor’s File No. 286585, TOGETHER WITH tidelands of the second class as conveyed by the State of Washington, situate in front of, adjacent to and abutting upon said Government Lot 3;

Government Lot 1, Section 23, TOGETHER WITH tidelands of the second class, as conveyed by the State of Washington, situate in front of, adjacent to and abutting thereon;

the Northwest 1/4, Section 27;

ALSO EXCEPT the following described Tract in Section 23;

That portion of Government Lot 1 of said Section 23, described as follows:

Commencing at the Northeast corner of Section 22, Township 26 North, Range 1 West, W.M.;
thence South 80 rods;
thence East to the meander line of Government Lot 1;
thence in a Northeasterly direction along the meander line to the meander corner between Sections 14 and 23;
thence West to the point of beginning, said tract being designated on the County Assessor’s Plat and Description Book as Tax No. 1 of said Section 23;

EXCEPT Coyle County road right of way as conveyed by deeds recorded under Auditor’s File Nos. 188592 and 212026;

All in Township 26 North, Range 1 West, W.M., in Jefferson County, Washington.

PARCEL 3:

Government Lots 6 and 7, the Southwest 1/4, and the West 1/2 of the Southeast 1/4, Section 1;
Government Lots 3 and 4, Section 28, and those portions of the Northwest 1/4 and Northeast 1/4 of the Southwest 1/4 and the Southeast 1/4 of the Southwest 1/4 and the Southwest 1/4 of the Southeast 1/4 of Section 28, Township 26 North, Range 2 West, W.M., lying Southerly and Westerly of the Dosewallips River;
and the South 1/2 of the Southwest 1/4 of the Northeast 1/4 and South 1/2 of Section 29; Government Lot 2, the South 1/2 of the Southeast 1/4 of the Northwest 1/4 and the South 1/2 of Section 30;
Government Lot 4, the North 1/2; the Southeast 1/4 and the South 1/2 of the Southwest 1/4, Section 32;

Government Lot 3, the Northwest 1/4 of the Northwest 1/4, the South 1/2 of the Northwest 1/4, and the South 1/2, Section 33;
Those portions of Government Lots 1 and 2, and the South 1/2 of the Northeast 1/4 of Section 33, Township 26 North, Range 2 West, W.M., lying Southerly and Westerly of the Dosewallips River;
the Southwest 1/4 of the Southwest 1/4, and the Southwest 1/4 of the Southeast 1/4,
EXCEPT portion East of river, Section 34;

ALL in Township 26 North. Range 2 West;

EXCEPT the Dosewallips County Road as conveyed by Auditor’s File No. 212027.

PARCEL 4:

The West 1,335 feet of that portion of H.E. Survey No. 253 in the Olympic National Forest in Section 3, unsurveyed, Township 26 North, Range 2 West, W.M., in Jefferson County, Washington, lying South of the present Olympic Highway, also known as Primary State Highway No. 9, the whole of said H.E. Survey No. 253 being described as follows:

Beginning at corner No. 1, identical with the quarter corner to Section 2 and 3, Township 26 North, Range 2 West, W.M.;
thence North 45° 06’ West 16.52 chains to corner No. 2;
thence North 89° 04’ West 22.77 chains to corner No. 3;
thence South 1° 32’ West 23.89 chains to corner No. 4;
thence North 64° 01’ East 9.45 chains to corner No. 5;
thence South 89° 56’ East 26.40 chains to corner No. 6;
thence North 38° East 7.67 chains to corner No. 1, the place of beginning;

EXCEPTING from the above described tract those portions thereof included in the Olympic Highway or deeded to the State of Washington for the Olympic Highway, by deed dated December 21, 1937, recorded in Volume 108 of Deeds, page 144, records of Jefferson County; said tract is designated on the Assessor’s Plat and Description Book as Tax No. 2 in said Section 3, Township 26 North, Range 2 West, W.M.

PARCEL 5:

The Southeast 1/4 of the Southwest 1/4 of Section 2, Township 26 North, Range 2 West, W.M., in Jefferson County, Washington;

EXCEPTING THEREFROM the following described tract:

Commencing at the Southwest corner of the South 1/2 of the Northeast 1/4 of the Southwest 1/4 of said Section 2;
thence South along the West line of the Southeast 1/4 of the Southwest 1/4 of said Section 2, 348 feet;
thence Eastward 60° East of North 771 feet to the South line of said South 1/2 of the Northeast 1/4 of the Southwest 1/4;;

thence to the place of beginning;
said tract being designated on the County Assessor’s Plat and Description Book as Tax No. 1 of said Section 2;

ALSO EXCEPTING THEREFROM the right of way of State Road No. 9.

PARCEL 6:

Government Lot 1 and the Southeast 1/4 of the Northeast 1/4, Section 5, lying Westerly of Secondary State Highway No. 9–E right of way (Port Ludlow to South Point Road);

ALSO all of Government Lot 2 the Southwest 1/4 of the Northeast 1/4, and the Southeast 1/4 of Section 5;
the West 1/2 of Section 5;
All of Sections 6, 7 and 8;

The Northwest 1/4;
the Southwest 1/4, EXCEPT that portion of Government Lot 3 and the Northeast 1/4 of the Southwest 1/4 lying Southeasterly of Jefferson County Road right of way as conveyed to Jefferson County by instrument recorded under Auditor’s file Nos. 177018, 178775 and 179292, in Section 17;
All of Section 18, EXCEPT the West 8 feet of the Northeast 1/4 of the Southeast 1/4 of the Southwest 1/4 thereof;
EXCEPT that portion of the Southeast 1/4 of the Southeast 1/4 of said Section 8, being more particularly described as beginning at the Southwest corner of Lot 15, Division 8, Plat of Bridgehaven, as per plat recorded in Volume 6 of Plats, pages 53 and 54, records of Jefferson County, Washington;
thence South 0° 26’ 20” West along the Section line between said Section 8 and Section 9, 128.0 feet to the True Point of Beginning;
thence continuing along said Section line South 0° 26’ 20” West 240.0 feet;
thence North 89° 33’ 40” West 100.00 feet;
thence North 0° 26’20” East 240.00 feet;
thence South 89° 33’ 40” East 100.00 feet to the True Point of Beginning;

All in Township 27 North, Range 1 East, W.M., in Jefferson County, Washington.

PARCEL 7:

The Northeast 1/4, EXCEPT the North 1/2 of the Southwest 1/4 of the Northeast 1/4;
the Northwest 1/4, EXCEPT the Northwest 1/4 of the Northwest 1/4 of the Northwest 1/4;
EXCEPT Plat of Cedarholm Villa, as per plat recorded in Volume 2 of Plats, page 119, records of Jefferson County, Washington;

ALSO EXCEPT the East 8 feet of the Northwest Quarter of the Southwest Quarter of the Northwest Quarter;

ALSO EXCEPT right of way of Thorndyke Road (County Road No. 9) as conveyed to Jefferson County by instruments recorded under Auditor’s File No. 195647, 195649 and 195650, All in Section 19, Township 27 North, Range 1 East, W.M., in Jefferson County, Washington.

PARCEL 8:

Lots 1 and 2, Lots 55, 56 and 57, EXCEPT the East 10 feet thereof;

Lot 79, EXCEPT the West 10 feet thereof; and Lots 80 through 98 inclusive, Cedarholm Villa Tracts, as per plat recorded in Volume 2 of Plats, page 119, records of Jefferson County, Washington.

PARCEL 9:

All of Section 1;
All of Section 2;
Government Lots 1, 2, the South 1/2 of the Northeast 1/4, the South 1/2, EXCEPT Dabob–Coyle County Road right of way, Section 3;
the North 1/2 of the Northwest 1/4 (also known as Government Lots 3 and 4);
the South 1/2 of the Northwest 1/4, EXCEPT Dabob–Post Office County Road right of way and Dabob County Road right of way and Carl Johnson County Road right of way as conveyed by instrument recorded in Volume 1 of Road Waivers and Auditor’s File No. 112297, ALSO EXCEPT that portion of the South 50 feet (as measured along the East line of the Northwest 1/4) lying Easterly of Dabob Post Office Road, Section 4;
Government Lots 2 and 3, EXCEPT Quilcene Center County Road right of way, the East 1/2 of the Southwest 1/4, and the Southwest 1/4 of the Southeast 1/4, Section 5;
the South 3/4 of the Southeast 1/4, Section 7;
the West 1/2 of the Southwest 1/4, Section 10;
All of Section 11;
All of Section 12;
the North 1/2, the Southwest 1/4, EXCEPT the East 20 feet of the North 3/4 of the East 1/2 of the Southwest 1/4, Section 13;
the East 3/4;
the Northwest 1/4 of the Northwest 1/4, the South 1/2 of the Southwest 1/4 of the Southwest 1/4, Section 14;
the West 1/2 of the Northeast 1/4, Section 15;
the North 1/2 of the Northeast 1/4, Section 18;
the Southwest 1/4 of the Northeast 1/4, the North 1/2 of the Southeast 1/4, the Southeast 1/4 of the Southeast 1/4, Section 22;
All of Section 23, EXCEPT Dabob–Coyle County Road right of way;

the Northeast 1/4, the Southeast 1/4 of the Northwest 1/4, the Northeast 1/4 of the Southeast 1/4, Section 26;

the Northeast 1/4, the Southwest 1/4, the North 1/4 of the Southeast 1/4, the South 1/4 of the Southeast 1/4; EXCEPT that portion of the West 1/2 of the Southwest 1/4 of the Northwest 1/4 of the Southwest 1/4 lying Westerly of County Road, Section 29;

Government Lots 1, 2 and 3, EXCEPT that portion of the North 800 feet of said Government Lot 1 lying Westerly of County Road, Section 31;

the Northwest 1/4 of the Northeast 1/4, the Northwest 1/4, the North 1/2 of the Southwest 1/4, Section 32;

EXCEPT East Quilcene County Road, Lindsay Hill County Road right of way in Sections 20, 29, 32, Camp Discovery County Road right of way in Sections 22 and 23, and Wahl Lake County Road right of way in Sections 1 and 2 as disclosed by Jefferson County Engineers Resolution recorded under Auditor’s File No. 286585;

ALSO EXCEPT that portion of Section 31 which is delineated on Survey recorded in Volume 9 of Surveys, pages 42 and 43 and re–recorded in Volume 9 of Surveys, pages 47 and 48;

ALSO EXCEPT the following described tract:

Beginning at the Southwest corner of the Northwest 1/4 of the Southwest 1/4 of said Section 32;
thence East 2,070 feet;
thence North 300 feet;
thence West 360 feet;
thence South 270 feet;
thence West 1,710 feet to the West line of said Section 32;
thence continuing West 30 feet;
thence South 30 feet;
thence East 30 feet to said Southwest corner and point of beginning;

All in Township 27 North, Range 1 West, W.M., in Jefferson County, Washington.

PARCEL 10:

The Southeast 1/4 of Government Lot 5 (the Southeast 1/4 of the Southwest 1/4 of the Northwest 1/4) and the Southeast 1/4 of the Northwest 1/4 in Section 6, Township 27 North, Range 1 West, W.M., in Jefferson County, Washington.

PARCEL 11:

The West 1/2 of the East 1/2 in Section 20, Township 27 North, Range 1 West, W.M., in Jefferson County, Washington;

EXCEPT Broad Spit County Road right of way;

ALSO EXCEPT the North 135’ of the East 510’ of the Northwest 1/4 of the Southeast 1/4; ALSO EXCEPT that portion of the East 450’ of the Southwest 1/4 of the Northeast 1/4 of said Section 20, lying South and Easterly of the County Road known as Broad Spit Road;

ALSO EXCEPT that portion of the East 1/2 of the Southwest 1/4 of the Northwest 1/4 lying North and East of Broad Spit Road and described as follows:

Beginning at a point 1,002.48 feet North and 1,247.31 feet East of the Southwest corner of the Southwest 1/4 of the Northeast 1/4 of Section 20, Township 27 North, Range 1 West, W.M., which point is Station 21+67.9 on the survey of C.R.P.#70 (Broad Spit Road);
thence along the center line of said road South 25° West a distance of 107.5 feet;

thence South 40° 17’ West a distance of 198.2 feet;
thence South 55° 48’ East a distance of 57.4 feet;
thence South 32° 13’ West a distance of 141.9 feet;
thence South 30° 03’ West a distance of 70.2 feet;
thence South 53° 02’ East a distance of 109.1 feet;
thence South 8° 51’ West a distance of 51.0 feet;
thence South 21° 35’ West a distance of 62.9 feet;
thence South 44° 11’ West a distance of 205.4 feet;
thence South 81° 20’ East a distance of 74.1 feet;
thence North 50° 12’ East a distance of 461.9 feet;
thence North 77° 57’ East a distance of 10 feet, more or less, to the East line of the said Southwest 1/4 of the Northeast 1/4;
thence Northerly along said East line a distance of 523.58 feet;
thence Westerly a distance of 72.7 feet, more or less, to the point of beginning.

PARCEL 12:

A strip of land 100 feet in width on either side of the North Fork of that unnamed creek which crosses Broad Spit Roat at approximate survey station 38400 lying within the Southwest 1/4 of the Northeast 1/4, Section 20, Township 27 North, Range 1 West, W.M., in Jefferson County, Washington.

PARCEL 13:

Tract 28 of Seahome Addition, as per plat recorded in Volume 2 of Plats, on page 124, records of Jefferson County, EXCEPT the West 30 feet thereof conveyed to Jefferson County for county road by deed dated August 15, 1960 and recorded under Auditor’s File No. 167973, records of said county;

TOGETHER WITH tidelands of the second class, as conveyed by the State of Washington, situate in front of, adjacent to and abutting upon said Tract 28 and extending to extreme low tide.

PARCEL 14:

All of Section 24, the North 900 feet of Government Lot 1, the North 1,056 feet of Government Lot 3, as measured along the West line thereof, All of Government Lot. 2, and the West 1/4 of Section 25;

TOGETHER WITH tidelands of the second class as conveyed by the State of Washington, situate in front of, adjacent to, and abutting thereon;

EXCEPT Thorndyke County Road right of way No. 9, all in Township 27 North, Range 1 West, in Jefferson County, Washington.

PARCEL 15:

Government Lots 3 and 4 and the South 1/2 of the Northwest 1/4 and the Southwest 1/4 of Section 3;
Government Lots 1, 2 and the Southeast 1/4 of the Northeast 1/4, Section 4;
the Northeast 1/4 of the Northeast 1/4 and the West 1/2 of the Northeast 1/4, Section 9;
the North 1/2 of the Northwest 1/4, Section 10;
the Southwest 1/4 of the Northwest 1/4, Section 14;
the Southeast 1/4 of the Northeast 1/4, Section 28;

All in Township 27 North, Range 2 West, W.M., in Jefferson County, Washington.

PARCEL 16:

Government Lots 1, 2, 3 and 4, Section 19;
the South 1/2 of the Southwest 1/4 of the Northwest 1/4;
the North 1/2 of the Northwest 1/4, EXCEPT right of way, if any, of Teal Lake County Road;
the Northwest 1/4 of the Northeast 1/4, Section 27;
the East 1/2 of the Northwest 1/4 of the Northeast 1/4;
the Southwest 1/4 of the Northeast 1/4;
the South 1/4 of the Southeast 1/4 of the Northeast 1/4, EXCEPT right of Teal Lake County Road;
the Southeast 1/4, EXCEPT right of way of Teal Lake County Road, Section 28;
the Northwest 1/4, the South 1/2 of the Southwest 1/4;
the Northeast 1/4 of the Southwest 1/4;
the Southwest 1/4 of the Northeast 1/4;
the East 1/2 of the Northwest 1/4 of the Southwest 1/4;
the West 1/2 of the Southeast 1/4, Section 29;
Government Lots 1, 2, 3 and 4;
the East 1/2 of the West 1/2;
the Northeast 1/4;
the South 1/2 of the Southeast 1/4;
the Northwest 1/4 of the Southeast 1/4;
the West 1/2 of the Northeast 1/4 of the Southeast 1/4, Section 30;
the West 1/2;
the Northeast 1/4;
the West 1/2 of the Southeast 1/4;
the Northeast 1/4 of the Southeast 1/4 of Section 31;
the East 1/2 of the Northeast 1/4 and the Northwest 1/4 of the Northeast 1/4;
and that portion of the Northeast 1/4 of the Southeast 1/4 lying Northerly of the Northerly right of way margin of State Highway 104 as conveyed to the State of Washington by instrument recorded under Auditor’s File No. 161495;
the Northwest 1/4 and the Northwest 1/4 of the Southwest 1/4 of Section 32;

EXCEPT right of way of State Highway No. 104, as conveyed to the State of Washington by instruments recorded under Auditor’s File Nos. 175315 and 190277;

ALSO EXCEPT County Road right of way as conveyed in Auditor’s File No. 108201;

EXCEPT that portion thereof described as follows:

Beginning at the Northeast Section corner of said Section 27;
thence South 89° 51’ 30” West, 1,269.11 feet to the True Point of Beginning;
thence South 0° 08’ 30” East, 405.00 feet;
thence South 89° 51’ 30” West 160.00 feet;
thence North 0° 08’ 30” West, 110.00 feet;
thence North 89° 51’ 30” East, 150.00 feet;
thence North 0° 08’ 30” West 295.00 feet;
thence North 89° 51’ 30” East 10.00 feet to the True Point of Beginning;

EXCEPT that portion thereof described as follows:

Beginning at Mile Post 8.87 on SR 104 at the intersection of the Beaver Valley County Road;
thence North 18° 43’ 40” East a distance of 375 feet;
thence North 71° 16’ 20” West a distance of 35 feet to the True Point of Beginning;
thence continuing North 71° 16’ 20” West a distance of 190 feet;
thence North 18° 43’ 40” East a distance of 280 feet;
thence South 71° 16’ 20” East a distance of 190 feet;
thence South 18° 43’ 40” West a distance of 280 feet along the existing county right of way line to the Point of Beginning;

EXCEPT right of way for State Highway 104 as conveyed to the State of Washington by instrument recorded under Auditor’s File No. 175315;

ALSO EXCEPT right of way of Beaver Valley Road as conveyed to Jefferson County by instrument recorded under Auditor’s File No. 255052;

ALSO EXCEPT that portion of Government Lot 2 said Section 30, lying southeasterly of a line beginning at a point opposite Highway Engineer’s Station (hereinafter referred to as HES) 493+35 on the SR 104 survey line of SR 104, Browns Lake to South Point Road and 75 feet Northeasterly therefrom;
thence Northeasterly to a point opposite HE5 493+79.06 and 151.63 feet Northeasterly therefrom and the end of this line description;

All in Township 28 North, Range 1 East, W.M., in Jefferson County, Washington.

PARCEL 17:

Government Lot 1, Government Lot 2, Government Lot 5, Government Lot 6, the West 30 acres of Government Lot 4; the Southeast 1/4 of the Northwest 1/4, and the West 1/2 of the Southwest 1/4, Section 15; Government Lots 1 and 2, the West 1/2, and the Northwest 1/4 of the Southeast 1/4, Section 22; EXCEPT Ludlow Beach Tracts No. 2, as per plat recorded in Volume 3 of Plats, page 28, TOGETHER WITH tidelands of the second class as conveyed by the State of Washington, situate in front of, adjacent to and abutting said Government Lot 1, Section 15;

ALSO EXCEPT Tala Shores No. 1, 2 and 3 as per plats recorded in Volume 4 of Plats, pages 28 and 29; Volume 4 of Plats, page 49, and Volume 5 of Plats, pages 5 and 6, respectively;

ALSO EXCEPT that portion of said Northwest 1/4 of the Southeast 1/4, Section 22, lying Northeasterly of County Road No. 6, also known as Magnolia Boulevard, as conveyed by deed recorded under Auditor’s File No. 173385;

ALSO EXCEPT the South 520 feet of the South 1/2 of the Northwest 1/4 of the Southeast 1/4 of said Section 22;

ALSO EXCEPT the South 520 feet of the East 1/2 of the Southeast 1/4 of the Northeast 1/4 of the Southwest 1/4 of said Section 22;

ALSO EXCEPT Watson County Road right of way;

ALSO EXCEPT Ludlow–Paradise County Road No. 6 right of way;

ALSO EXCEPT the following described Parcels A, B, C and D;

A.            That portion of Government Lot 1 and that portion of Government Lot 2 said Section 15, described as follows:

Beginning at the 1/4 corner common to Sections 15 and 16, Township 28 North, Range 1 East, W.M., and running thence along the Section line between said Sections North 0° 09’ 06” West 824.19 feet to the meander corner between said Sections;
thence South 4° 22’ 37” East 109.82 feet;
thence North 30° 04’ 43” East 575.63 feet;
thence North 25° 53’ 53” East 205.25 feet to the Southwest corner of the tract herein described and the True Point of Beginning;
thence South 63° 39’ 02” East 592.00 feet;
thence North 26° 21’ 45” East 400.00 feet;
thence North 63° 39’ 02” West 572.08 feet;
thence South 37° 42’ 23” West 113.19 feet;
thence South 25° 53’ 53” West 289.03 feet to the True Point of Beginning; including intervening land, if any, between the above described tract and the Government Meander line and bounded by the extended side lines thereof;

TOGETHER WITH tidelands of the second class, situate in front of, adjacent to and abutting thereon.

B.            That portion of Government Lot 1 and that portion of Government Lot 2 said Section 15, described as follows:

Beginning at the 1/4 corner common to Sections 15 and 16, Township 28 North, Range 1 East, W.M., and running thence along the Section line between said Sections, North 0° 09’ 06” West 824.19 feet to the meander corner between said Sections;
thence South 4° 22’ 37” East 109.82 feet;
thence North 30° 04’ 43” East 280.44 feet to the Southwest corner of the Tract herein described and the True Point of Beginning;
thence South 63° 39’ 02” East 609.47 feet;
thence North 26° 21’ 45” East 499.81 feet;
thence North 63° 39’ 02” West 592.00 feet;
thence South 25° 53’ 53” West 205.25 feet;
thence South 30° 04” 43” West 295.19 feet to the True Point of Beginning; including intervening land, if any, between the above described tract and the Government Meander line;

TOGETHER WITH tidelands of the second class, situate in front of, adjacent to and abutting thereon.

C.            That portion of Government Lot 1 said Section 15, described as follows:

Beginning at the 1/4 corner common to Sections 15 and 16, Township 28 North, Range 1 East, W.M., and running thence along the Section line between said Section, North 0° 09’ 06” West 824.19 feet to the Meander corner between said Sections;
thence South 4° 22’ 37” East 109.82 feet;
thence North 30° 04’ 43” East 180.23 feet to the True Point of Beginning;
thence South 63° 39’ 02” East 615.97 feet;
thence North 26° 21’ 45” East 100.00 feet;
thence North 63° 39’ 02” West 609.47 feet;
thence South 30° 04’ 43” West 100.21 feet to the True Point of Beginning;
including intervening land, if any, between the above described tract and the Government Meander line;

TOGETHER WITH tidelands of the second class, situate in front of, adjacent to, and abutting thereon.

D.            Beginning at a point 617.61 feet East and 637 feet South of the Northwest 1/4 of the Northeast 1/4 of the Northwest 1/4 of said Section 22;

thence East for a distance of 208.71 feet;

thence South, for a distance of 208.71 feet;

thence West for a distance of 208.71 feet; thence North for a distance of 208.71 feet to the Point of Beginning;

All in Township 28 North, Range 1 East, W.M., in Jefferson County, Washington.

PARCEL 18:

The Southeast 1/4 of the Southwest 1/4;
the Southwest 1/4 of the Southeast 1/4;
Government Lot 1 and that portion of the Northeast 1/4 of the Southeast 1/4 lying Southerly of the Southerly right of way line of State Highway No. 9–E, also known as State Route 104, as conveyed by deeds recorded under Auditor’s File Nos. 161495 and 175315, All in Section 32, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington;

TOGETHER WITH tidelands of the Second Class as conveyed by the State of Washington, situate in front of, adjacent to and abutting said Government Lot 1;

EXCEPT Secondary State Highway No. 9–E right of way (Port Ludlow to South Point);

ALSO EXCEPT that portion of County road right of way as conveyed by deed recorded under Auditor’s File No. 108201;

ALSO EXCEPT State Highway No. 9–E (SR 104) right of way as conveyed by deed recorded under Auditor’s File No. 190277;

ALSO EXCEPT the following described Tract:

The South 1,200 feet of the Southeast 1/4 of the Southeast 1/4 of Section 32, Township 28 North, Range 1 East, W.M., lying Easterly of Secondary State Highway No. 9–E, Port Ludlow to South Point, as conveyed by Deed filed July 21,1948 under Auditor’s File No. 114515;

TOGETHER WITH adjoining tidelands as conveyed by Deed filed March 27, 1893 in Volume 40 of Deeds, pages 307 to 313 and by Deed filed September 24, 1912 in Volume 79 of Deeds, pages 383 and 384, records of Jefferson County, Washington.

PARCEL 19:

The South 1/2 of the Northeast 1/4, the North 1/2 of the Southeast 1/4, Section 2;
Government Lots 5 and 6, Section 6 and that portion of Government Lot 7 and the West 3/4 of the Southeast 1/4 of the Southwest 1/4 lying Southerly of S.R. 104 in Section 6;
Government Lots 1, 2, 3 and 4, the East 1/2 of the Northwest Quarter, the Northeast Quarter, the Northeast 1/4 of the Southwest 1/4, the North 1/2 of the Southeast 1/4 of the Southwest 1/4, the North 1/2 of the Southeast 1/4, the North 1/2 of the Southwest 1/4 of the Southeast 1/4, and the Southeast 1/4 of the Southeast 1/4 in Section 7;

EXCEPT that portion of the Northeast 1/4 of Section 7, lying Northerly of SR 104 right of way as conveyed by deeds recorded under Auditor’s File No. 175315 and 185446;
All that portion of Section 8, lying Southerly of SR 104 right of way as conveyed by deeds recorded under Auditor’s File No. 175315 and 185446;
the East 1/2 of the Northeast 1/4 of the Northeast 1/4, the Southeast 1/4 of the Northeast 1/4, the Southeast 1/4 of the Northwest 1/4, the West 1/2 of the Southwest 1/4, that portion of the Southwest 1/4 of the Northeast 1/4 East of road in Section 10;
the Southeast 1/4 of the Northeast 1/4, the Northwest 1/4 of the Southwest 1/4, the South 1/2 of the Southwest 1/4, the North 1/2 of the Southeast 1/4, the Southwest 1/4 of the Southeast 1/4, Section 11;
the South 1/2 of the Northwest 1/4, the Southwest 1/4 and the South 25 acres of the Northwest 1/4 of the Southeast 1/4; EXCEPT that portion, if any, lying within the North 15 acres of said Northwest 1/4 of the Southeast 1/4, All in Section 12;
the North 1/2 of the Northwest 1/4, the Southeast 1/4 of the Northwest 1/4,

the South 1/2, Section 13;
All of Section 14;
the East 1/4 of the Northeast 1/4, the Southeast 1/4, Section 15;
the Southwest 1/4 of the Northwest 1/4, the Northwest 1/4 of the Southwest 1/4, the Southwest 1/4 of the Southeast 1/4, Section 17;
Government Lots 1, 2, 3 and 4 and the East 3/4, Section 18;
the Northeast 1/4; the East 1/2 of the Southwest 1/4; and the Southeast 1/4;
the South 1/2 of Government Lot 4, Section 19;
the West 1/2; the West 1/2 of the Northeast 1/4, the Northwest 1/4 of the Southeast 1/4, Section 20;
the North 1/2 of the Southeast 1/4, the Southeast 1/4 of the Southeast 1/4, the East 1/2 of the Southwest 1/4 of the Southeast 1/4, Section 21; the Northeast 1/4, the Southwest 1/4, the Southeast 1/4, Section 22;
All of Section 23;
All of Section 24;
All of Section 25;
All of Section  26;
the North 1/2, the West 1/2 of the Southwest 1/4, the Southeast 1/4 of the Southwest 1/4;
the South 1/2 of the Southeast 1/4 and the South 1/2 of the Northeast 1/4 of the Southeast 1/4, Section 27;
the East 1/2, the Northwest 1/4 of the Northwest 1/4, EXCEPT the West 542’ thereof, the Southeast 1/4 of the Northwest 1/4, the Northeast 1/4 of the Southwest 1/4, Section 28;
the West 1/2, Section 29;

the Northeast 1/4; the East 1/2 of the Northwest 1/4 and the Southeast 1/4 of the Southeast 1/4 of Section 30, Township 28 North, Range 1 West, W.M.;
Government Lots 1 and 2, the Northwest 1/4 of the Northeast 1/4;
the East 1/2 of the Northeast 1/4;
the East 1/2 of the Northwest 1/4, Section 31;
the East 1/2 of the Southwest 1/4, Section 32;
All of Section 35;
All of Section 36;
All in Township 28 North, Range 1 West, W.M., in Jefferson County, Washington;

EXCEPT State Highway No. 104 right of way as conveyed by deeds recorded under Auditor’s File Nos. 175315; 185446 and 339073;
ALSO EXCEPT Tarboo Lake County road right of way as conveyed by deeds recorded under Auditor’s File Nos. 115537 and 191519;
ALSO EXCEPT Sandy Shore Lake County road right of way No. 14;
ALSO EXCEPT Lords Lake Loop County road right of way;
ALSO EXCEPT Quilcene – Chimacum County road right of way;
ALSO EXCEPT from Section 5 Eaglemount Road right of way as conveyed by instrument recorded under Auditor’s File No. 73802;
ALSO EXCEPT county road right of way within the Southeast 1/4 of the Northwest 1/4, Section 10 as conveyed in deed recorded in Volume 1 of Road Waivers, page 114;
ALSO EXCEPT Larson Lake County Road right of way in Sections 11, 12, 13, 14, and 15;

ALSO EXCEPTING THEREFROM said Northeast 1/4, Section 15, as follows:

Beginning at the Northeast corner of said Section 15 and running thence Southerly along the East line of said Section 15 a distance of 30 feet, more or less, to the Southerly right of way line of Secondary State Highway No. 9–E;
said point being the initial point of beginning;
thence Southerly along said East line of said Section 100 feet;
thence South 88° 42’ West 200 feet;
thence North 100 feet, more or less, to said Southerly right of way line;
thence Easterly along said Southerly right of way line 200 feet, more or less, to the initial point of beginning;

ALSO EXCEPT the North 700 feet of the West 1/2 of the Northeast 1/4 lying Easterly of County right–of–way, commonly known as the Quilcene–Chimacum Road, said Section 20;

PARCEL 20:

That portion of the East 1/2 of the Southeast 1/4 of Section 9, in Township 28 North, Range 1 West, W.M., which lies East of the Port Townsend – Quilcene County Road as originally traveled, being more particularly bounded and described as follows:

Beginning at a point 660 feet West of the corner common to Sections 9, 10, 15 and 16 of said Township and Range, running thence along the County Road, North 8° 30’ West, 404 feet;
thence North 702 feet;
thence North 15° 30’ East, 473 feet;
thence North 20° 45’ East 384 feet;
thence North 6° 15’ East 693 feet;
thence North 22° 15’ East 75 feet to the North boundary line of the East 1/2 of the Southeast 1/4 of said Section 9;
thence East, 330 feet to the quarter section corner;
thence South to the Southeast corner of said Section 9;
thence West 660 feet to the place of beginning;
said tract being designated on the County Assessor’s Plat and Description Book as Tax No. 3 in said Section 9;

All situate in the County of Jefferson, State of Washington.

PARCEL 21:

The East 3/4 of the South 1/2 of Section 10;

EXCEPT right of way of Snow Creek Road as conveyed to Jefferson County by instrument recorded under Auditor’s File No. 217789;

ALSO EXCEPT that portion thereof, if any, lying within the City of Port Townsend Water Works Pipe Line as conveyed to the City of Port Townsend, by instrument recorded in Volume 54 of Deeds, pages 579 and 580;

The Southwest 1/4;
those portions of the South 1/2 of the North 1/2 and the Southeast 1/4, lying Westerly of State Highway No. 101 as conveyed to the State of Washington by instrument recorded in Volume 94 of Deeds, page 599 and under Auditor’s File No. 153102;
Section 11;

EXCEPT that portion thereof, if any, lying within the City of Port Townsend Water Works Pipe Line as conveyed to the City of Port Townsend, by instrument recorded in Volume 54 of Deeds, pages 579 and 580;

The Southwest 1/4 of the Northwest 1/4 and the Northwest 1/4 of the Southwest 1/4, Section 13;
the Southwest 1/4, Section 14;
the Northeast 1/4;
the Northwest 1/4 of the Southwest 1/4;
the East 1/2 of the Southeast 1/4;
the East 1/2 of the Southwest 1/4 of the Southeast 1/4;
the North 1/2 of the Northwest 1/4;
the Southwest 1/4 of the Northwest 1/4;
Section 15, EXCEPT that portion thereof conveyed to Jefferson County for Snow Creek Road by instrument recorded under Auditor’s File No. 217790;
the Northeast 1/4 of the Southwest 1/4;
AND the West 1/2 of the Southeast 1/4 of the Southwest 1/4, Section 23;

EXCEPT Snow Creek County Road right–of–way;

The Southeast 1/4 of the Southeast 1/4 and that portion of the West 1/2 of the Northwest 1/4, as described in Parcel 21 of instrument recorded January 24, 1966, in Volume 169 of Deeds, page 634, records of Jefferson County, Washington, Section 24;
the Northwest 1/4, the North 1/2 of the Southwest 1/4, the Southeast 1/4 of the Southwest 1/4, the Southwest 1/4 of the Southeast 1/4, Section 26;
All in Township 28 North, Range 2 West, W.M., in Jefferson County, Washington;

PARCEL 22:

The Southeast 1/4 of the Northeast 1/4, the Southeast 1/4 of the Northwest 1/4, the Southeast 1/4 of the Southeast 1/4, the East 760 feet of the Southwest 1/4 of the Southwest 1/4 of Section 22, Township 28 North, Range 2 West, W.M., in Jefferson County, Washington;

TOGETHER WITH an easement as described in instrument recorded April 20, 1962, in Volume 158 of Deeds, page 11, records of Jefferson County, Washington.

EXCEPT Snow Creek County usage road right of way, as disclosed by County Resolution recorded under Auditor’s File No. 286585.

PARCEL 23:

The West 1/2 of Government Lot 1, the Northeast 1/4 of Government Lot 1, the East 1/2 of the Northeast 1/4, the North 1/2 of the Southwest 1/4 of the Southwest 1/4, the North 1/2 of the Southeast 1/4, Section 23, Township 28 North, Range 2 West, W.M.;

EXCEPT that portion conveyed by Quit Claim Deed from Crown Zellerbach Corporation to Jefferson County in instrument dated October 23, 1968, and recorded under Auditor’s File No. 198129;

ALSO EXCEPT that portion described in instrument recorded November 20, 1981, in Volume 157 of Official Records, page 135, under Auditor’s File No. 275616, records of Jefferson County, Washington;

ALSO EXCEPT Lords Lake Leland County usage road right of way and Snow Creek County usage road right of way, as disclosed by County Resolution recorded under Auditor’s File No. 286585.

PARCEL 24:

The North 1/2 of the Southeast 1/4, the Southwest 1/4 of the Southeast 1/4, the Northeast 1/4 of the Southwest 1/4, that portion of the Southeast 1/4 of the Southwest 1/4 as described in instrument recorded January 24, 1966, in Volume 169 of Deeds, page 634, records of Jefferson County, Washington, All in Section 25, Township 28 North, Range 2 West, W.M.;

EXCEPT that portion of the Northeast 1/4 of the Southwest 1/4 and the North ten acres of the Southeast 1/4 of the Southwest 1/4, Section 25, Township 28 North, Range 2 West, W.M., which lies South of the county road known as Lake Leland Cut–off Road and West of State Highway No. 9.

PARCEL 25:

The Southwest 1/4 of the Northwest 1/4, the Southwest 1/4, the Northeast 1/4 of the Northeast 1/4, the East 760 feet of the North 1/2 of the Northwest 1/4 of the Northwest 1/4, the East 920 feet of the South 1/2 of the Northwest 1/4 of the Northwest 1/4 in Section 27, Township 28 North, Range 2 West, W.M.

PARCEL 26:

The West 1/2 of the Southwest 1/4, Section 33, Township 28 North, Range 2 West, W.M.;

EXCEPT the West 396 feet thereof, which lies in Clallam County;

EXCEPT U.S. Forest Service usage road commonly known as Bon Jon Road.

PARCEL 27:

The South 1/2 of the Northeast 1/4;
the East 1/2 of the Southeast 1/4 of the Northwest 1/4;
the Northeast 1/4 of the Southwest 1/4;
the North 1/2 of the Southeast 1/4;
and the Southeast 1/4 of the Southeast 1/4, in Section 13;
the Northeast 1/4; and the Northeast 1/4 of the Southeast 1/4, in Section 24;

All in Township 29 North, Range 1 West, W.M., in Jefferson County, Washington.

PARCEL 28:

The East 1/2 of Section 21;
the West 1/2 of the Northwest 1/4;
the Southwest 1/4;
the Northwest 1/4 of the Southeast 1/4 of Section 22;
the Northwest 1/4 of the Northwest 1/4;
the South 1/2 of the Southwest 1/4 of Section 26;
the North 1/2 of the North 1/2;
the South 1/2 of Section 27;
the East 1/2;
the Southeast 1/4 of the Southwest 1/4;
the East 924 feet of the Southwest 1/4 of the Southwest 1/4;
Section 28;
the East 1/2 of Section 33;
All of Section 34;
All of Section 35; EXCEPT the South 1/2 of the Southeast 1/4 of the Southeast 1/4 of the Northeast 1/4;
ALSO EXCEPT the East 1/4 of the Southeast 1/4;

All in Township 29 North, Range 2 West, W.M.

All Situate in the County of Jefferson, State of Washington.

EXHIBIT A

JEFFERSON COUNTY, WASHINGTON

LEGAL DESCRIPTIONS

Parcels 1-55 are all located in Jefferson County, Washington:

PARCEL 1:

Those portions of Government Lot 1, Section 4, Township 27 North, Range 1 East, W.M., Jefferson County, Washington, lying Westerly of Secondary State Highway No. 9-E, right of way (Port Ludlow to South Point Road).

Situate in the County of Jefferson, State of Washington.

PARCEL 2:

The North 1/2 of the Northeast 1/4 and the North 1/2 of the Southeast 1/4 of the Northeast 1/4 of Section 18, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington;

TOGETHER WITH that portion of the West 1/2 of the Northwest 1/4 of Section 17, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington, lying North of Oak Bay Road.

Situate in the County of Jefferson, State of Washington.

PARCEL 3:

That portion of the Southeast 1/4 of Section 18, Township 28 North, Range 1 East, W.M., Jefferson County, Washington, lying Northerly of Oak Bay Road.

Situate in the County of Jefferson, State of Washington.

PARCEL 4:

One square acre in the Southwest corner of the Southwest 1/4 of the Southeast 1/4 of the Northeast 1/4 of Section 18, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 5:

The Southwest 1/4 of the Northeast 1/4, Section 18, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 6:

That portion of the South 850.00 feet of Section 18, lying Southerly of Oak Bay Road;

EXCEPT right of way for Beaver Valley Road;

TOGETHER WITH the Northeast 1/4 of Section 19;

ALSO TOGETHER WITH the West 1/2 of the Northwest 1/4 of Section 20;

EXCEPT any portion thereof lying within Jefferson County Tax Lot No. 2 (Port Ludlow Golf Course) if any, as described in deed recorded September 15, 1998, under Auditor’s File No. 414414;

All in Township 28 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 7:

The East 1/2 of the West 1/2 of the Southeast 1/4 of Section 19 and in the Southeast 1/4 of Section 18, Township 28 North, Range 1 East, W.M., in Jefferson County, Washington;

EXCEPT right of way for Beaver Valley Road.

Situate in the County of Jefferson, State of Washington.

PARCEL 8:

The Southwest 1/4 of Section 20, Township 28 North, Range 1 East, W.M., Jefferson County, Washington;

EXCEPT the North 1/2 of the Northeast 1/4 of the Southwest 1/4 thereof;

TOGETHER WITH the South 3/4 of the West 1/2 of the West 1/2 of the Southeast 1/4 of said Section 20.

Situate in the County of Jefferson, State of Washington.

PARCEL 9:

The East 1/2 of the Northeast 1/4 of Section 28, Township 28 North, Range 1 East of the Willamette Meridian;

EXCEPT the South ten acres of the Southeast 1/4 of the Northeast 1/4 of said Section 28;

AND EXCEPT the right of way of the Teal Lake Road, as conveyed on October 9, 1909 in Volume 1 of Road Waivers, pages 31 and 32.

Situate in the County of Jefferson, State of Washington.

PARCEL 10:

The Southwest 1/4 of the Northwest 1/4; the South 1/2 of the Northwest 1/4 of the Northwest 1/4; the West 1/2 of the Southwest 1/4; the North 1/2 of the Southeast 1/4 of the Southwest 1/4, in Section 18, Township 29 North, Range 1 East, W.M., Jefferson County, Washington;

EXCEPT that portion of said North 1/2 of the Southeast 1/4 of the Southwest 1/4 as conveyed to Lucille M. Powell by instrument recorded June 2, 1995, under Auditor’s File No. 382696;

ALSO EXCEPT right of way for Oak Bay Road.

Situate in the County of Jefferson, State of Washington.

PARCEL 11:

Government Lots 5, 7 and 8, in Section 19, Township 29 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 12:

The West 1/2 of Government Lot 2, Section 30, Township 29 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 13:

The North 1/2 of Government Lot 4 and the North 1/2 of the Northeast 1/4 of the Southwest 1/4, Section 30, Township 29 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 14:

The East 1/2, EXCEPT Government Lot 1; the East 1/2 of the Northwest 1/4; the South 1/2 of Government Lot 4; the Southeast 1/4 of the Southwest 1/4; and the South 1/2 of the Northeast 1/4 of the Southwest 1/4; all in Section 30, Township 29 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 15:

The North 1/2 of the Northwest 1/4 of the Northeast 1/4; Government Lot 2; the West 1/2 of the Southeast 1/4 of the Northwest 1/4; the East 1/2 of the Northeast 1/4 of the Southwest 1/4; and the Southeast 1/4 of the Southwest 1/4, in Section 31, Township 29 North, Range 1 East, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 16:

That portion of Government Lot 1, Section 5, Township 27 North, Range 1 West, W.M., in Jefferson County, Washington, lying Westerly of Quilcene-Center Road as conveyed to Jefferson County by deed recorded August 5, 1932 under Auditor’s File No. 68839, records of Jefferson County;

EXCEPT the North 920 feet thereof;

Situate in the County of Jefferson, State of Washington.

PARCEL 17:

The North 920 feet of Government Lot 1, (Northeast 1/4 of the Northeast 1/4) of Section 5, Township 27 North, Range 1 West, W.M., in Jefferson County, Washington;

Lying West of the Quilcene-Center County Road, as conveyed to Jefferson County by deed recorded August 5, 1932 under Auditor’s File No. 68839, records of Jefferson County, Washington;

EXCEPT the North 10 acres thereof.

Situate in the County of Jefferson, State of Washington.

PARCEL 18:

The South 1/2 of Government Lot 4; the Southwest 1/4 of the Northwest 1/4; and the Southwest 1/4; ALL in Section 1, Township 28 North, Range 1 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 19:

The South 1/2 of the Southeast 1/4 of Section 2, Township 28 North, Range 1 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 20:

Those portions of the Southwest quarter of the Southwest quarter of Section 4, the South half of the Southeast quarter, and the South half of the Southeast quarter of the Southwest quarter of Section 5, and of Section 8, All in Township 28 North, Range 1 West, W.M., described as follows:

a)             That portion of the Southwest quarter of the Southwest quarter of said Section 4 lying Southerly and Westerly of the centerline of Chimacum Creek;

b)            Those portions of the South half of the Southeast quarter and the South half of the Southeast quarter of the Southwest quarter of said Section 5 lying Southerly of the centerline of Chimacum Creek;

c)             That portion of said Section 8 lying Northerly of State Highway 104, less right-of-way for said highway.

Situate in the County of Jefferson, State of Washington.

PARCEL 21:

Those portions of Section 5, Township 28 North, Range 1 West, W.M., described as follows:

The Southeast quarter of the Northeast quarter, Government Lot 2, the South half of the Southeast quarter of the Southeast quarter lying Northerly of the centerline of Chimacum Creek, the Southwest of the Southeast quarter lying Northerly of the centerline of Chimacum Creek, the Northwest quarter of the Southeast quarter, the Northeast quarter of the Southwest quarter, and Government Lot 2 and 4, all of said Section 5.

Less right-of-way for County road.

Situate in the County of Jefferson, State of Washington.

PARCEL 22:

Those portions of Section 5, Township 28 North, Range 1 West, W.M., described as follows:

The Southwest quarter of the Northeast quarter, that portion of the Southeast quarter of the Southwest quarter lying Northerly of the centerline of Chimacum Creek.  The South half of the Northwest quarter, and Government Lot 3, all of said Section 5.

Situate in the County of Jefferson, State of Washington.

PARCEL 23:

Government Lot 4, Section 6, Township 28 North, Range 1 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 24:

The West 1/2 of the Southwest 1/4 and the West 1/2 of the East 1/2 of the Southwest 1/4 of Section 9, All in Township 28 North, Range 1 West, W.M., in Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 25:

The North 1/2 of the Northeast 1/4 and the Southwest 1/4 of the Northeast 1/4 of Section 11, Township 28 North, Range 1 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 26:

The North 1/2 of the Northwest 1/4 of Section 12, Township 28 North, Range 1 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 27:

Government Lots 1, 2 and 3 and that portion of Government Lot 4 lying Easterly of the Easterly right-of-way of State Highway No. 9,

The South 1/2 of the Northwest 1/4, the Southwest 1/4 of the Northeast 1/4, the Southwest 1/4, the North 1/2 of the Southeast 1/4, the Southwest 1/4 of the Southeast 1/4;

ALSO that portion of the Southeast 1/4 of the Southeast 1/4 described as Blocks 6 to 15 inclusive, and Blocks 26 to 35 inclusive of Somerville, as per plat recorded in Volume 2 of Plats, page 63, records of Jefferson County, Washington.

EXCEPT that portion conveyed from Crown Zellerbach Corporation, to Bruce Brown and Linda Brown in instrument dated December 9, 1983, and recorded under Auditor’s File No.  287660;

ALSO EXCEPT that portion conveyed to the City Port Townsend by deed dated October 13, 1993 and recorded May 23, 1994 under Auditor’s File No. 372115.

All in Section 4, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 28:

The West 1/2 of the Northeast 1/4;

And the Northwest 1/4, Section 9, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 29:

The Northeast 1/4 of the Northeast 1/4, all those portions of the Southwest 1/4 of the Northeast 1/4, and Government Lots 1 and 2, lying East of the Easterly boundary of State Highway No. 9, the Northwest 1/4 of the Southeast 1/4, that portion of the Northeast 1/4 of the Southeast 1/4 as described in instrument recorded June 28, 1945, in Volume 117 of Deeds, page 224, records of Jefferson County, Washington;

the Southeast 1/4 of the Southeast 1/4, the Southeast 1/4 of the Southwest 1/4, the Southwest 1/4 of the Southeast 1/4;

ALSO that portion of Government Lot 3, lying Southeasterly of State Highway; the East 660 feet of Government Lot 4 and that portion of the West 660 feet of Government Lot 4, lying Southeasterly of the State Highway No. 9;

All in Section 17, Township 29 North, Range 1 West;

EXCEPT that portion thereof, described in deed and easement dated December 23, 1976, and recorded under Auditor’s File No.  239261, to Maurice L. Plaster, et al;

EXCEPT that portion, if any, as described in instrument recorded under Auditor’s File No.  239261, records of Jefferson County, Washington;

EXCEPT Moon Lake and all lands within a radius of 75 feet wide surrounding said lake;

EXCEPT State Highway No. 9, right-of-way;

EXCEPT Railroad in Government Lot 4 as conveyed by deeds recorded in Volume 28 of Deeds, pages 525 and 526 and in Volume 29 of Deeds, pages 127 to 129, Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 30:

That portion of Government Lot 5, Section 19, lying Southerly of State Highway No. 9, as conveyed to the State of Washington by instrument recorded in Volume 102 of Deeds, page 207, under Auditor’s File No. 68633;

The Southeast 1/4 of the Southeast 1/4 of Section 19, Township 29 North, Range 1 West;

EXCEPT that portion of said Government Lot 5, described as follows:

Beginning at the intersection of the East line of said subdivision with the South line of State Highway No. 20 right of way;

thence South along said South right of way line 99.0 feet;

thence South 01m 26’ 13” East 700 feet more or less to the South line of said Government Lot 5;

thence Easterly 66 feet more or less to the Southeast corner of said Government Lot 5;

thence North 01m 21’ 20” East along the East line of said Government Lot 5 to the point of beginning.

Situate in the County of Jefferson, State of Washington.

PARCEL 31:

The Southeast 1/4 of the Southeast 1/4 in Section 19, Township 29 North, Range 1 West, W.M., Jefferson County, Washington;

EXCEPT that portion lying Northwesterly of the easement of Puget Sound Power & Light Company, as recorded March 7, 1975 under Auditor’s File No. 227268.

Situate in the County of Jefferson, State of Washington.

PARCEL 32:

That portion of the Southwest 1/4 of the Southeast 1/4, lying Westerly of a line drawn from a point 200 feet West of the Northeast corner of said subdivision to a point 200 feet East of the Southwest corner of said subdivision;

All in Section 19, Township 29 North, Range 1 West;

EXCEPT City of Port Townsend Pipe Line right-of-way;

ALSO EXCEPT right of way of Primary State Highway No. 9-E.

Situate in the County of Jefferson, State of Washington.

PARCEL 33:

The South 1/2 of the Northeast 1/4, the West 1/2 of the Northeast 1/4 of the Northeast 1/4, the Northwest 1/4 of the Northeast 1/4, the Northwest 1/4, the South 1/2;

All in Section 20, Township 29 North, Range 1 West;

EXCEPT that portion, if any, as described in instrument recorded under Auditor’s File No.  239261, records of Jefferson County, Washington;

ALSO EXCEPT Moon Lake and all lands within a radius of 75 feet wide surrounding said lake;

ALSO EXCEPT that portion of the Southwest 1/4 of the Northwest 1/4 lying Northwesterly of the Puget Sound Power & Light easement recorded March 7, 1975 under Auditor’s File No. 227268.

Situate in the County of Jefferson, State of Washington.

PARCEL 34:

The Southwest 1/4 of the Southwest 1/4, the West 1/2 of the Northwest 1/4 of the Southwest 1/4, Section 21, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 35:

The Southeast 1/4 of Section 21, Township 29 North, Range 1 West, EXCEPT right-of-way of County Road as conveyed to Jefferson County by instrument recorded in Volume 1 of Road Waivers, pages 142 and 143;  ALSO EXCEPT that portion conveyed to Gerald W. Phillips, et ux by deed recorded January 7, 1988 under Auditor’s File No. 312370, records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 36:

The Southwest 1/4 of the Southwest 1/4 of Section 22, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 37:

Tracts 1 through 8 inclusive of Stewart Garden Tracts, as per plat recorded in Volume 2 of Plats, page 90, records of Jefferson County, Washington;

Situate in the County of Jefferson, State of Washington.

PARCEL 38:

That portion of the South 1/4 of the Northeast 1/4 of the Southeast 1/4 of Section 25, Township 29 North, Range 1 West, W.M., in Jefferson County, Washington, lying Easterly of the Chimacum-Beaver Valley County Road right of way as conveyed by Deed recorded under Auditor’s File No. 160634 records of said County;

TOGETHER WITH a permanent, non-exclusive easement for a 60 foot easement for ingress, egress and utilities, the centerline of which is described as follows:

Beginning at the intersection of the North line of the South 1/2 of the South 1/2 of the Southeast 1/4 of the Southeast 1/4 of said Section 25, and the Easterly margin of the Chimacum-Beaver Valley County Road (#12);

thence North 16m 31’ 30” East 176.21 feet;

thence North 54m 20’ 30” East 176.11 feet;

thence North 32m 58’ 30” West 268.03 feet;

thence North 13m 25’ 00” West 174.18 feet;

thence North 21m 53’ 00” East 96.59 feet;

thence North 33m 40’ 30” West 139.75 feet;

thence North 2m 22’ 00” West 130.45 feet to the South line of the South 1/2 of the Northeast 1/4 of the Southeast 1/4 of said Section 25, and the terminus of said line.

Situate in the County of Jefferson, State of Washington.

PARCEL 39:

The West 1/2 of the Northwest 1/4, the West 1/2 of the Southwest 1/4 of the Southwest 1/4, Section 28, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 40:

The East 1/2, the Northwest 1/4, the East 1/2 of the Southwest 1/4, the Southwest 1/4 of the Southwest 1/4, Section 29, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 41:

The Northeast 1/4 of the Northeast 1/4; the North 1/2 of the Southeast 1/4 of the Northeast 1/4, and that portion of the Southwest 1/4 of the Southeast 1/4, as described in instrument recorded August 10, 1955, in Volume 140 of Deeds, page 598, records of Jefferson County, Washington;

the East 1/2 of the Southwest 1/4, the East 1/2 of the Northwest 1/4, Government Lots 2, 3, 4 and that portion of Government Lot 1, as described in instrument recorded December 19, 1946, in Volume 119 of Deeds, page 611, records of Jefferson County, Washington;

All in Section 30, Township 29 North, Range 1 West;

EXCEPT Old Eaglemount County Road right-of-way.

Situate in the County of Jefferson, State of Washington.

PARCEL 42:

The Southwest 1/4 of the Northeast 1/4, the Northeast 1/4 of the Northwest 1/4; the Northeast 1/4 of the Northeast 1/4, Section 31, Township 29 North, Range 1 West;

EXCEPT that portion as conveyed to Puget Southern Properties, by Crown Zellerbach Corporation, in instrument recorded under Auditor’s File No.  287326;

EXCEPT Old Eaglemount County Road right of way;

ALSO EXCEPT Lind County usage road as disclosed by Jefferson Public Works Department.

Situate in the County of Jefferson, State of Washington.

PARCEL 43:

The Northeast 1/4, the North 1/2 of the Southeast 1/4, the North 1/2 of the Northwest 1/4, the Southeast 1/4 of the Northwest 1/4, and those portions of the Southwest 1/4 of the Northwest 1/4, and the North 1/2 of the Southwest 1/4, lying Northeasterly of State Highway No. 9;

All in Section 32, Township 29 North, Range 1 West.

Situate in the County of Jefferson, State of Washington.

PARCEL 44:

That portion of the Southwest 1/4 of the Southwest 1/4 of Section 32, Township 29 North, Range 1 West, W.M., Jefferson County, Washington, lying Southerly of Old Eaglemount Road.

Situate in the County of Jefferson, State of Washington.

PARCEL 45:

The Northeast 1/4 of the Northeast 1/4, the East 1/2 of the Northwest 1/4 of the Northeast 1/4, the South 1/2 of the Northeast 1/4, the South 1/2 of the Northwest 1/4, the West 1/2 of the Northwest 1/4 of the Northwest 1/4, the North 1/2 of the Southwest 1/4, the North 1/2 of the Southeast 1/4 of the Southwest 1/4, the North 1/2 of the Southeast 1/4, the Southwest 1/4 of the Southeast 1/4;

All in Section 33, Township 29 North, Range 1 West;

EXCEPT Gibbs Lake County usage road, as disclosed by Jefferson County Public Works Department.

ALSO EXCEPT right of way for West Egg & I Road, as conveyed to Jefferson County by deed recorded April 26, 1996, under Auditor’s File No. 390603.

Situate in the County of Jefferson, State of Washington.

PARCEL 46:

That portion of the Northwest 1/4 of the Southwest 1/4, as described in instrument recorded April 19, 1960, in Volume 152 of Deeds, page 373, records of Jefferson County, Washington;

All in Section 34, Township 29 North, Range 1 West;

EXCEPT that portion conveyed by Quit Claim Deed to Jefferson County from Crown Zellerbach Corporation in instrument dated June 11, 1981;

EXCEPT Gibbs Lake County Road usage road as disclosed by Jefferson County Public Works Department;

ALSO EXCEPT therefrom said Township 29 North, Range 1 West the Port Townsend Gravity Water Supply Pipe Line right of way as conveyed and/or condemned by proceedings in Volume H and K of County Commissioners meeting, pages 254 and 528, respectively, and Volume 54 of Deeds, pages 302 and 303, records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 47:

The Northwest 1/4 of the Northeast 1/4 of Section 27, Township 27 North, Range 2 West, W.M., Jefferson County, Washington;

EXCEPTING THEREFROM all that portion thereof described in the Deed executed by John Seaton, etux, to the United State of America, recorded November 3, 1911, under Auditor’s File No. 34023;

AND EXCEPTING THEREFROM all that portion thereof described in the Deed executed by Francis S. Meyer, etux, to Charles J. Beck, etux, recorded June 11, 1932, under Auditor’s File No. 68529;

ALSO EXCEPTING THEREFROM all that portion thereof lying within State Route 101 and that portion lying Northerly of the Big Quilcene River.

Situate in the County of Jefferson, State of Washington.

PARCEL 48:

That portion of Government Lots 5 and 6 and the South 1/2 of the Northwest 1/4 of the Southwest 1/4 lying Northeasterly of Fuller County Road right-of way, the North 1/2 of the Northwest 1/4 of the southwest 1/4 EXCEPT the West 132 feet thereof, the Southeast 1/4 of the Northwest 1/4, the

Northeast 1/4 of the Southwest 1/4, Government Lot 3, that portion of Government Lot 4 lying Southeasterly of Port Townsend Southern Railroad right-of-way, that portion of the North 1/2 of the North 1/2 of the Southwest 1/4 of the Northwest 1/4 lying southeasterly of the Port Townsend Southerly Railroad right-of-way, that portion of the abandoned Port Townsend Southern Railroad right-of-way lying within the North 1/2 of the north 1/2 of the Southwest 1/4 of the Northwest 1/4 and within Government Lot 4, as conveyed by deed recorded May 20, 1890 in Volume 27 of Deeds, page 507 and 508, records of Jefferson County, Washington;

All in Section 1, Township 28 North, Range 2 West, W.M., in Jefferson County, Washington.

EXCEPT Olympic Highway right-of-way;

ALSO EXCEPT State Highway No. 9, State Highway No. 9-E, and State Highway 104 rights of ways;

ALSO EXCEPT the Port Townsend Gravity Water Supply line as conveyed by deed recorded March 16, 1905 under Auditor’s File No. 20471 (Volume 54 of Deeds, pages 579-580), records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 49:

That portion of the South 1/2 of the North 1/2 of the Southwest 1/4 of the Northwest 1/4, Section 1, Township 28 North, Range 2 West, W.M., in Jefferson County, Washington, described as follows:

Beginning at a point on the East line of the Southwest 1/4 of the Northwest 1/4 of said Section 1 which is North 1m12’41” West, 669.96 feet from the Southeast corner of said Southwest 1/4 of the Northwest 1/4;

thence continuing North 1m12’41” West, along said East line 312.18 feet to the Northeast corner of said South 1/2 of the North 1/2 of the Southwest 1/4 of the Northwest 1/4;

thence North 89m59’07” West, along the North line of said South 1/2 of the North 1/2 of the Southwest 1/4 of the Northwest 1/4, 493.65 feet;

thence South 1m12’41” East, 112.19 feet;

thence South 89m59’07” East, 443.65 feet;

thence South 1m12’41” East, 199.99 feet;

thence North 89m59’07” East, 50.00 feet to The Point of Beginning.

Situate in the County of Jefferson, State of Washington.

PARCEL 50:

That portion of the former railway right of way of the Port Townsend Southern Railroad as conveyed by instrument recorded in Volume 27 of Deeds, page 490, under Auditor’s File No. 4578 over and across the Northeast 1/4 of the Southeast 1/4 of Section 14, Township 28 North, Range 2 West, W.M., in Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 51:

The Southwest 1/4 of the Southeast 1/4; the West 1/2 of the Northwest 1/4 of the Southeast 1/4; and that portion of the East 1/2 of the Northeast 1/4 of the Southeast 1/4 lying Easterly of the former Port Townsend Southern Railroad Company right of way as conveyed by instrument recorded in Volume 27 of Deeds, page 490 under Auditor’s File No. 4578, all in Section 14, Township 28 North, Range 2 West, W.M., Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 52:

The North 1/2 of the Northwest 1/4 of the Northeast 1/4 of Section 26, Township 28 North, Range 2 West, W.M., in Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 53:

Government Lots 7, 8 and 9, Section 24, Township 29 North, Range 2 West, that portion of John E. Burns Donation Claim No. 38 and John F. Tukey Donation Land Claim No. 39, as described in instrument recorded March 1, 1966, in Volume 170 of Deeds, page 125, and as described in instrument recorded August 10, 1955, in Volume 140 of Deeds, pages 598 and 599, records of Jefferson County, Washington.

Situate in the County of Jefferson, State of Washington.

PARCEL 54:

The Northwest 1/4 of the Northeast 1/4 of the Northeast 1/4, the Southwest 1/4 of the Northeast 1/4, the Northeast 1/4 of the Southwest 1/4, the Southeast 1/4, the Northwest 1/4 of the Northeast 1/4, the Southeast 1/4 of the Northwest 1/4;

All in Section 36, Township 29 North, Range 2 West;

EXCEPT State Highway No. 101, right of way;

Situate in the County of Jefferson, State of Washington.

PARCEL 55:

That portion of the North 1/2 of the Southwest 1/4 of the Northwest 1/4 of Section 36, Township 29 North, Range 1 West, W.M., lying West of County Road No. 34.016, more particularly described as follows:

Beginning at the Northwest corner of said Section 36 and running thence South 01m 20’ West, along the West line of said Section 36, a distance of 1300.0 feet, more or less, to the Northwest corner of the Southwest 1/4 of the Northwest 1/4 of said Section 36, and the TRUE POINT OF BEGINNING;

thence continuing South 01m 20’ West, along said West line, 520.1 feet;

thence North 29m 30’ East, 443.1 feet;

thence North 48m 30’ East, 121.0 feet;

thence South 89m 00’ East, 253.0 feet to a point in the center line of County Road No. 34.016;

thence North 05m 00’ West, along the center line of said county road 60.2 feet to a point in the North line of said Southwest 1/4 of the Northwest 1/4 of Section 36;

thence North 89m 00’ West, along said North line 537.0 feet to the TRUE POINT OF BEGINNING;

EXCEPT THEREFROM portion lying within County Road No. 34.016.

Situate in the County of Jefferson, State of Washington.

KITSAP COUNTY, WASHINGTON

SECTION 14.  LEGAL DESCRIPTIONS

Parcels 1-71 are all located in Kitsap County, Washington:

PARCEL 1:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 12, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M. IN KITSAP COUNTY, WASHINGTON.
ALSO RESULTANT PARCEL B OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER AUDITOR’S FILE NO. 9502210221; BEING A PORTION OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 12, TOWNSHIP 27 NORTH, RANGE 1 EAST W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 2:

THE EAST OF THE NORTHEAST 1/4;
THE SOUTHEAST 1/4;
THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4;
EXCEPT THAT PORTION CONTAINED WITHIN THE PLAT OF HOOD CANAL ACREAGE TRACTS BLOCK 2, DIVISION NO. 1, AS PER PLAT RECORDED IN VOLUME 5 OF PLATS, PAGE 52, RECORDS OF KITSAP COUNTY WASHINGTON;

ALL IN SECTION 13, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

ALSO TRACTS 1, 13, 15, 16, AND 17 OF HOOD CANAL ACREAGE TRACTS BLOCK 2, DIVISION 1, AS PER PLAT RECORDED IN VOLUME 5 OF PLATS, PAGE 52, RECORDS OF KITSAP COUNTY WASHINGTON;

ALSO LOTS 12 AND 13, HOOD CANAL ACREAGE TRACTS BLOCK 1, DIVISION 4, AS PER PLAT RECORDED IN VOLUME 5 OF PLATS, PAGE 51, RECORDS OF KITSAP COUNTY WASHINGTON;

ALSO LOTS 10 AND 11, HOOD CANAL ACREAGE TRACTS BLOCK 1, DIVISION 2, AS PER PLAT RECORDED IN VOLUME 5 OF PLATS, PAGE 49, RECORDS OF KITSAP COUNTY WASHINGTON;

PARCEL 3:

THE EAST 8 ACRES OF THE WEST HALF OF THE EAST HALF OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4; EXCEPT THE SOUTH 30 FEET THEREOF;
THE EAST HALF OF THE EAST HALF OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4; EXCEPT THE SOUTH 30 FEET, AND EXCEPT THE EAST 50 FEET;

ALL IN SECTION 23, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 4:

THE NORTHEAST 1/4;

THE EAST HALF OF THE NORTHWEST 1/4;

THE NORTHEAST 1/4  OF THE SOUTHWEST 1/4;

THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4;

EXCEPT THE NORTH AND EAST 30 FEET; AND EXCEPT THE SOUTH 50 FEET OF SAID SOUTHEAST 1/4 OF THE SOUTHWEST 1/4;

ALSO THE SOUTHEAST 1/4;

ALL IN SECTION 24, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 5:

THE NORTHEAST 1/4;

THE NORTHWEST 1/4;

EXCEPT THE NORTH HALF OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4;

ALSO THE SOUTHEAST 1/4;

ALL IN SECTION 25, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 6:

THAT PORTION OF SECTION 36. TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTH QUARTER  CORNER OF SAID SECTION 36;

THENCE SOUTH 89°12’32” EAST ALONG THE NORTH LINE OF SAID SECTION 36 A DISTANCE OF 1318.83 FEET TO THE NORTHEAST CORNER OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 36;

THENCE SOUTH 1°24’08” WEST ALONG THE EAST LINE OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 36 A DISTANCE OF 2657.65 FEET TO THE SOUTHEAST CORNER OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 36;

THENCE NORTH 88°32’27” WEST ALONG THE SOUTH LINE OF THE WEST HALF OF THE NORTHEAST QUARTER OF SAID SECTION 36 A DISTANCE OF 1309.44 FEET TO A D.N.R. CONCRETE MONUMENT MARKING THE CENTER OF SAID SECTION 36;

THENCE SOUTH 1°15’42” WEST ALONG THE EAST LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 36 A DISTANCE OF 1363.60 FEET TO A D.N.R. CONCRETE MONUMENT MARKING THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 36;

THENCE NORTH 89°32’10” WEST ALONG THE SOUTH LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 36 A DISTANCE OF 265.02 FEET TO A HALF INCH REBAR WITH A YELLOW CAP IMPRINTED “SEO 20795” THEREINAFTER REFERRED TO AS A REBAR;

THENCE NORTH 7°02’09” WEST 205.20 FEET TO A REBAR;

THENCE NORTH 33°07’04” EAST 100.17 FEET TO A REBAR;

THENCE NORTH 10°34’20” EAST 321.37 FEET TO A REBAR;

THENCE NORTH 15°07’35” WEST 352.62 FEET TO A REBAR;

THENCE NORTH 5°36’46” WEST 311.98 FEET TO A REBAR;

THENCE NORTH 6°55’30” WEST 483.78 FEET TO A REBAR;

THENCE NORTH 10°49’41” WSET 609.38 FEET TO A REBAR;

THENCE NORTH 4°12’47” WEST 157.16 FEET TO A REBAR;

THENCE NORTH 6°19’29” WEST 200.28 FEET TO A REBAR;

THENCE NORTH 37°58’38” WEST 174.02 FEET TO A REBAR;

THENCE NORTH 8°22’06” EAST 318.42 FEET TO A REBAR;

THENCE NORTH 37°05’29” EAST 1080.30 FEET TO THE POINT OF BEGINNING, IN KITSAP COUNTY, WASHINGTON;

PARCEL 7:

THE NORTHEAST 1/4;

THE EAST HALF OF THE NORTHWEST 1/4;

THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4;

THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4;

ALL IN SECTION 36, TOWNSHIP 27 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

EXCEPT THAT PORTION CONVEYED TO GAMBLE VILLAGE WATER AND SEWER COMPANY, A WASHINGTON CORPORATION, BY INSTRUMENT RECORDED UNDER AUDITOR’S FILE NO. 9212300192.

PARCEL 8:

THE NORTHWEST 1/4 OF SECTION 3, TOWNSHIP 26 NORTH, RANGE 2 EAST, W.M.,

IN KITSAP COUNTY, WASHINGTON.

EXCEPT THE EAST 571.71 FEET THEREOF;

ALSO EXCEPT THE SOUTHWEST 1/4 OF SAID NORTHWEST 1/4;

(ALSO KNOWN AS PARCEL C OF 20 ACRE LAND SEGREGATION RECORDED SEPTEMBER 27, 1999 UNDER AUDITOR’S FILE NO. 3209712.)

PARCEL 9:

THE NORTH HALF OF THE NORTHEAST 1/4;

AND THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4, EXCEPT THE NORTH AND EAST 30 FEET FOR ROAD PURPOSES;

ALL IN SECTION 4, TOWNSHIP 26 NORTH, RANGE 2 EAST, IN KITSAP COUNTY, WASHINGTON.

PARCEL 10:

THE EAST HALF OF THE SOUTHEAST 1/4 OF SECTION 4, TOWNSHIP 26 NORTH, RANGE 2 EAST, W.M., IN KITSAP

COUNTY, WASHINGTON.

PARCEL 11:

THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 AND THE EAST HALF OF THE SOUTHWEST 1/4 OF SECTION 3, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

EXCEPT THE SOUTH 30 FEET OF THE WEST 30 FEET OF SAID EAST HALF;

TOGETHER WITH AN EASEMENT FOR ROAD PURPOSES OVER, ALONG AND ACROSS THE NORTH 30 FEET AND THE SOUTH 60 FEET OF THAT PORTION OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 3, LYING EAST OF HANSVILLE COUNTY ROAD AND FOR SAID PURPOSES OVER, ALONG AND ACROSS THE WEST 30 FEET AND THE SOUTH 30 FEET OF THAT PORTION OF SAID SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 LYING WEST OF SAID COUNTY ROAD; AND FOR SAID PURPOSES OVER AND ACROSS THE NORTH 60 FEET OF THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 10, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M. IN KITSAP COUNTY WASHINGTON.

PARCEL 12:

THE EAST HALF OF SECTION 4, TOWNSHIP 27 NORTH, RANGE 2 EAST W.M., IN KITSAP COUNTY, WASHINGTON.

EXCEPT THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION; AND EXCEPT COUNTY ROAD KNOWN AS HANSVILLE ROAD;

TOGETHER WITH AN EASEMENT FOR ROAD PURPOSES OVER, ALONG AND ACROSS THE SOUTH 30 FEET OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4; EXCEPT THE EAST 30 FEET THEREOF.

PARCEL 13:

THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 4, TOWNSHIP 27 NORTH, RANGE 2 EAST W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 14:

PORTIONS OF THE VACATED PLAT OF GAMBLE VILLAGE, VACATED PURSUANT TO COMMISSIONERS JOURNAL VOLUME 15, PAGE 329, LYING WITHIN SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE QUARTER CORNER COMMON TO SECTIONS 6 AND 7; THENCE SOUTH 88° 24’ 47” EAST ALONG THE LINE COMMON TO SECTIONS 6 AND 7, 350.06 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 16° 15’ 37” EAST 161.08 FEET; THENCE SOUTH 73° 44’ 23” EAST, 500.00 FEET; THENCE SOUTH 16° 15’ 37” WEST, 120.00 FEET; THENCE SOUTH 73° 44’ 23” EAST, 100.00 FEET; THENCE NORTH 16° 15’ 37” EAST 120.00 FEET; THENCE SOUTH 73° 44’ 23” EAST, 200.00 FEET; THENCE SOUTH 16° 15’ 37” WEST, 240.00 FEET; THENCE NORTH 73° 44’ 23” WEST, 720.00 FEET; THENCE NORTH 16°15’ 37 ‘ EAST, 10 FEET; THENCE NORTH 73° 44’ 23” WEST, 80 FEET; THENCE NORTH 16°15’ 37 ‘ EAST, 68.92 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT ANY PORTION IN THE FORMER LOTS 13, 14, 15, 18 AND 20 THROUGH 24 OF SAID VACATED PLAT;

ALSO BEGINNING AT THE QUARTER CORNER COMMON TO SAID SECTIONS 6 AND 7; THENCE SOUTH 88° 24’ 47” EAST ALONG THE LINE COMMON TO SECTIONS 6 AND 7, 350.06 FEET; THENCE SOUTH 16° 15’ 37” WEST 258.92 FEET; THENCE SOUTH 73° 44’ 23” EAST, 800.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 16° 15’ 37” EAST, 120.00 FEET; THENCE SOUTH 73° 44’ 23” EAST, 60 FEET; THENCE NORTH 16° 15’ 37” EAST, 350.00 FEET; THENCE SOUTH 73° 44’ 23” EAST, 177.26 FEET; THENCE SOUTH 31° 56’ 18” WEST, 109.06 FEET; THENCE SOUTH 15° 17’ 59” EAST, 99.75 FEET; SOUTH 16° 15’ 37” WEST, 280.00 FEET; THENCE NORTH 73° 44’ 23” WEST, 260.00 FEET TO THE TRUE POINT OF BEGINNING.

ALSO THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST W.M., IN KITSAP COUNTY, WASHINGTON; EXCEPT THAT PORTION LYING WITHIN THE VACATED PLAT OF GAMBLE VILLAGE.

PARCEL 15:

THAT PORTION OF SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

PARCEL I:

NORTHWEST QUARTER OF THE NORTHEAST QUARTER EXCEPT THE PLAT OF GAMBLE VILLAGE;

PARCEL II:

SOUTH HALF OF THE NORTHEAST QUARTER

PARCEL III:

NORTHEAST QUARTER OF THE NORTHWEST QUARTER;

PARCEL IV:

SOUTHWEST QUARTER EXCEPT THE NORTHWEST QUARTER THEREOF;

PARCEL V:

WEST HALF OF THE SOUTHEAST QUARTER;

PARCEL VI:

EAST HALF OF THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER EXCEPT THAT PORTION OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER DESCRIBED AS FOLLOWS:

BEGINNING AT THE QUARTER CORNER COMMON TO SECTION 6 AND 7;

THENCE SOUTH 88°24’47” EAST 350.96 FEET;

THENCE SOUTH 16°15’37” WEST 258.92 FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 16°15’37” 380 FEET;

THENCE SOUTH 73°44’23” EAST 800 FEET;

THENCE NORTH 16°15’37” EAST 380 FEET;

THENCE NORTH 73°44’23” WEST 800 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT THAT PORTION OF THE SOUTHEAST QUARTER AND SOUTHWEST QUARTER CONVEYED BY INSTRUMENT

RECORDED UNDER AUDITOR’S FILE NO. 9212300189, IN KITSAP COUNTY WASHINGTON;

PARCEL 16:

THE WEST HALF OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 17:

THAT PORTION OF THE SOUTH HALF OF SECTION 7 AND THE NORTH HALF OF THE NORTH HALF OF SECTION 18, BOTH IN TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTIN 7;

THENCE SOUTH 1°20’14” WEST ALONG THE NORTH-SOUTH CENTER LINE OF SAID SECTION 7 A DISTANCE OF 2666.45 FEET TO THE CENTER OF SAID SECTION 7 AND THE TRUE POINT OF BEGINNING;

THENCE NORTH 88°59’21” WEST ALONG THE EAST-WEST CENTER LINE OF SAID SECTION 7 A DISTANCE OF 1338.56 FEET TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 7;

THENCE SOUTH 11°36’17” WEST 1643.39 FEET TO A HALF INCH REBAR WITH A YELLOW CAP IMPRINTED “SEO 20795” HEREINAFTER REFERRED TO AS A REBAR;

THENCE SOUTH 0°14’46” EAST 351.75 FEET TO A REBAR;

THENCE SOUTH 8°18’05” EAST 281.72 FEET TO A REBAR;

THENCE SOUTH 25°57’05” EAST 228.36 FEET TO A REBAR;

THENCE SOUTH 27°52’59” EAST 158.84 FEET TO A REBAR;

THENCE SOUTH 50°50’55” EAST 1231.20 FEET TO A REBAR;

THENCE NORTH 81°09’44” EST 654.90 FEET TO A REBAR;

THENCE NORTH 28°18’10” EAST 504.97 FEET TO A REBAR;

THENCE NORTH 44°56’37” EAST 603.45 FEET TO A REBAR;

THENCE NORTH 4°16’22” WEST 996.96 FEET TO A REBAR;

THENCE NORTH 13°51’41” WEST 560.41 FEET TO A REBAR;

THENCE NORTH 12°24’01” EAST 209.75 FEET TO A REBAR;

THENCE NORTH 18°55’00” WEST 373.13 FEET TO A REBAR;

THENCE NORTH 2°56’28” EAST 262.07 FEET TO THE EAST-WEST CENTER LINE OF SAID SECTION 7;

THENCE NORTH 88°59’21” WEST ALONG SAID CENTER LINE 544.13 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT ANY PORTION LYING WITHIN SECTION 18, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY WASHINGTON;

PARCEL 18:

THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 9, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 19:

THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 9, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 20:

THE WEST HALF OF THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4;
THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
EXCEPT THE SOUTH 30 FEET AND THE EAST 30 FEET THEREOF;

THE EAST 3/4 OF THE NORTH HALF OF THE SOUTHWEST 1/4;

AND THE WEST HALF OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4;
EXCEPT THE NORTH 30 FEET THEREOF;

ALL IN SECTION 15, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M.,

IN KITSAP COUNTY, WASHINGTON.

PARCEL 21:

THAT PORTION OF THE SOUTH HALF OF SECTION 7 AND THE NORTH HALF OF THE NORTH HALF OF SECTION 18, BOTH IN TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 7;
THENCE SOUTH 1°20’14” WEST ALONG THE NORTH-SOUTH CENTER LINE OF SAID SECTION 7 A DISTANCE OF 2666.45 FEET TO THE CENTER OF SAID SECTION 7 AND THE TRUE POINT OF BEGINNING;
THENCE NORTH 88°59’21” WEST ALONG THE EAST-WEST CENTER LINE OF SAID SECTION 7 A DISTANCE OF 1338.56 FEET TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 7;
THENCE SOUTH 11°36’17” WEST 1643.39 FEET TO A HALF INCH REBAR WITH A YELLOW CAP IMPRINTED “SEO 20795” HEREINAFTER REFERRED TO AS A REBAR;
THENCE SOUTH 0°14’46” EAST 351.75 FEET TO A REBAR;
THENCE SOUTH 8°18’05” EAST 281.72 FEET TO A REBAR;
THENCE SOUTH 25°57’05” EAST 228.36 FEET TO A REBAR;
THENCE SOUTH 27°52’59” EAST 158.84 FEET TO A REBAR;
THENCE SOUTH 50°50’55” EAST 1231.20 FEET TO A REBAR;
THENCE NORTH 81°09’44” EST 654.90 FEET TO A REBAR;
THENCE NORTH 28°18’10” EAST 504.97 FEET TO A REBAR;
THENCE NORTH 44°56’37” EAST 603.45 FEET TO A REBAR;
THENCE NORTH 4°16’22” WEST 996.96 FEET TO A REBAR;
THENCE NORTH 13°51’41” WEST 560.41 FEET TO A REBAR;
THENCE NORTH 12°24’01” EAST 209.75 FEET TO A REBAR;
THENCE NORTH 18°55’00” WEST 373.13 FEET TO A REBAR;
THENCE NORTH 2°56’28” EAST 262.07 FEET TO THE EAST-WEST CENTER LINE OF SAID SECTION 7;
THENCE NORTH 88°59’21” WEST ALONG SAID CENTER LINE 544.13 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT ANY PORTION LYING WITHIN SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY WASHINGTON;

PARCEL 22:

ALL OF SECTION 18, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT STATE HIGHWAY;

EXCEPT THE FOLLOWING:

THAT PORTION OF THE SOUTH HALF OF SECTION 7 AND THE NORTH HALF OF THE NORTH HALF OF SECTION 18, BOTH IN TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 7;
THENCE SOUTH 1°20’14” WEST ALONG THE NORTH-SOUTH CENTER LINE OF SAID SECTION 7 A DISTANCE OF 2666.45 FEET TO THE CENTER OF SAID SECTION 7 AND THE TRUE POINT OF BEGINNING;
THENCE NORTH 88°59’21” WEST ALONG THE EAST-WEST CENTER LINE OF SAID SECTION 7 A DISTANCE OF 1338.56 FEET TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 7;
THENCE SOUTH 11°36’17” WEST 1643.39 FEET TO A HALF INCH REBAR WITH A YELLOW CAP IMPRINTED “SEO 20795” HEREINAFTER REFERRED TO AS A REBAR;
THENCE SOUTH 0°14’46” EAST 351.75 FEET TO A REBAR;
THENCE SOUTH 8°18’05” EAST 281.72 FEET TO A REBAR;
THENCE SOUTH 25°57’05” EAST 228.36 FEET TO A REBAR;
THENCE SOUTH 27°52’59” EAST 158.84 FEET TO A REBAR;
THENCE SOUTH 50°50’55” EAST 1231.20 FEET TO A REBAR;
THENCE NORTH 81°09’44” EST 654.90 FEET TO A REBAR;
THENCE NORTH 28°18’10” EAST 504.97 FEET TO A REBAR;
THENCE NORTH 44°56’37” EAST 603.45 FEET TO A REBAR;
THENCE NORTH 4°16’22” WEST 996.96 FEET TO A REBAR;
THENCE NORTH 13°51’41” WEST 560.41 FEET TO A REBAR;
THENCE NORTH 12°24’01” EAST 209.75 FEET TO A REBAR;
THENCE NORTH 18°55’00” WEST 373.13 FEET TO A REBAR;
THENCE NORTH 2°56’28” EAST 262.07 FEET TO THE EAST-WEST CENTER LINE OF SAID SECTION 7;
THENCE NORTH 88°59’21” WEST ALONG SAID CENTER LINE 544.13 FEET TO THE TRUE POINT OF BEGINNING;

AND EXCEPT ANY PORTION LYING WITHIN SECTION 7, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY WASHINGTON;

TOGETHER WITH TIDE LANDS OF THE SECOND CLASS, AS CONVEYED BY THE STATE OF WASHINGTON, SITUATE IN FRONT OF, ADJACENT TO AND ABUTTING UPON THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 18;

PARCEL 23:

THE NORTHWEST 1/4 OF THE NORTHEAST 1/4;
THE WEST HALF;
THE WEST HALF OF THE SOUTHEAST 1/4; AND
THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;

ALL IN SECTION 19, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 24:

THE WEST HALF OF THE EAST HALF OF SECTION 33, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

ALSO THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION;
EXCEPT PORTION CONVEYED TO KITSAP COUNTY FOR ROAD PURPOSES BY INSTRUMENT RECORDED UNDER AUDITOR’S FEE NO. 817693.

PARCEL 25:

THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 28, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THE NORTH 140 FEET OF THE WEST 180 FEET THEREOF.

PARCEL 26:

THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 29, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON,
EXCEPT THAT PORTION LYING EASTERLY OF SUQUAMISH-PORT GAMBLE ROAD.

PARCEL 27:

THE EAST 53.33 ACRES OF THE SOUTHEAST 1/4; EXCEPT THE EAST 50 FEET THEREOF TO KITSAP COUNTY PER RESOLUTION NO 087-1990 DATED 2/26/1990; ALSO EXCEPT THE NORTH 209 FEET OF THE WEST 209 FEET OF THE EAST 53.33 ACRES OF THE SOUTHEAST 1/4 OF SECTION 29, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 28:

THE NORTH HALF;
THE SOUTHWEST 1/4; EXCEPT THE WEST, SOUTH, AND EAST 50 FEET THEREOF;
THE NORTH HALF OF THE SOUTHEAST 1/4;
THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4; EXCEPT THE WEST AND SOUTH 50 FEET AND THE EAST 30 FEET THEREOF;
AND THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4; EXCEPT THAT PORTION OF THE FOLLOWING DESCRIBED TRACT LYING SOUTHEASTERLY OF BOND ROAD, TO-WIT:

BEGINNING AT THE SOUTHEAST CORNER OF SECTION 30;
THENCE NORTH 1° 27’ 26” WEST 485.77 FEET;
THENCE SOUTH 89° 16’ 34” WEST 481.05 FEET;
THENCE SOUTH 1° 27’ 26” EAST 485.77 FEET;
THENCE NORTH 89° 16’ 34” WEST 481.05 FEET TO THE TRUE POINT OF BEGINNING;

EXCEPT FROM THE ABOVE PORTION THOSE PARCELS CONVEYED TO KITSAP COUNTY FOR BOND ROAD RELOCATION BY DEEDS RECORDED UNDER AUDITOR’S FEE NO. 846386 AND 857704;

ALL IN SECTION 30, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 29:

THAT PORTION OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 LYING NORTHWESTERLY OF COUNTY ROAD;

THE WEST HALF OF THE NORTHEAST 1/4; EXCEPT PORTION CONVEYED TO KITSAP COUNTY BY DEED RECORDED UNDER AUDITOR’S FEE NO. 753899;

THE NORTHEAST 1/4 OF THE NORTHWEST 1/4; EXCEPT THE NORTH 50 FEET; AND EXCEPT THE SOUTH 30 FEET;

THE NORTHWEST 1/4 OF THE NORTHWEST 1/4; EXCEPT THE NORTH 50 FEET; AND EXCEPT THE SOUTH 50 FEET;

THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4; EXCEPT THE WEST 50 FEET; AND EXCEPT THE NORTH, SOUTH AND EAST 30 FEET;
AND THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4; EXCEPT THE WEST AND SOUTH 30 FEET;
ALL IN SECTION 31, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 30:

THE NORTHEAST 1/4 OF THE NORTHEAST 1/4;
THE WEST HALF OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4;
THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4;
THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
THE EAST HALF OF THE SOUTHWEST 1/4;
AND ALL OF THE SOUTHEAST 1/4;
ALL IN SECTION 32, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 31:

THE NORTH HALF OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4;
THE SOUTH HALF OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4;
THE SOUTH HALF OF THE SOUTH HALF OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
THE NORTH HALF OF THE SOUTHWEST 1/4;
THE WEST HALF OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4;
THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4; EXCEPT THAT PORTION LYING SOUTHEASTERLY OF THE NORTHERLY LINE OF COUNTY ROAD;
AND THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 33, TOWNSHIP 27 NORTH, RANGE 2 EAST W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 32:

THE SOUTH HALF OF THE SOUTHWEST 1/4 OF SECTION 34, TOWNSHIP 27 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON; EXCEPT THE EAST 571.71 FEET THEREOF; (ALSO KNOWN AS PARCEL B OF 20 ACRE LAND SEGREGATION RECORDED UNDER AUDITOR’S FEE NO. 3209712.)

PARCEL 33:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHWEST 1/4 LYING NORTH OF THE PLATS OF SHORE WOODS, ACCORDING TO THE PLAT RECORDED IN VOLUME 12 OF PLATS, PAGES 1 AND 2, RECORDS OF KITSAP COUNTY; AND SHORE WOODS NO. 3, ACCORDING TO THE PLAT RECORDED IN VOLUME 12 OF PLATS, PAGE 23, RECORDS OF KITSAP COUNTY, LYING EAST OF THE EASTERLY MARGIN OF BEAVER ROAD EXTENDED SOUTHERLY;
ALL IN SECTION 20, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 34:

THAT PORTION OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 20, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, LYING SOUTHERLY OF THE SOUTHERLY BOUNDARY OF THE PLAT OF SHORE WOODS, AS PER PLAT RECORDED IN VOLUME 12 OF PLATS, PAGE 1 AND 2, RECORDS OF KITSAP COUNTY WASHINGTON;

ALSO

THAT PORTION OF THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 20, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, LYING SOUTHERLY OF THE SOUTHERLY BOUNDARY OF THE PLAT OF SHORE WOODS NO. 2, AS PER PLAT RECORDED IN VOLUME 12 OF PLATS, PAGE 44 AND 45, RECORDS OF KITSAP COUNTY WASHINGTON;

PARCEL 35:

ALL OF SECTION 28, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT THE EAST HALF OF THE SOUTHEAST 1/4 THEREOF;
AND EXCEPT THAT PORTION CONVEYED TO HANSVILLE WATER DISTRICT OF KITSAP COUNTY, WASHINGTON, A MUNICIPAL CORPORATION, BY DEED RECORDED UNDER AUDITOR’S FEE NO. 7907310189.

PARCEL 36:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 20, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON LYING SOUTHERLY AND EASTERLY OF COUNTY ROAD KNOWN AS HOOD CANAL DRIVE AND WESTERLY OF THE WESTERLY BOUNDARY OF SHORE WOODS, AS PER PLAT RECORDED IN VOLUME 12 OF PLATS, PAGES 1 AND 2, RECORDS OF KITSAP COUNTY;
ALSO
THAT PORTION OF GOVERNMENT LOT 1 IN SAID SECTION 20, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, LYING SOUTHERLY OF SAID HOOD CANAL DRIVE AND EASTERLY OF THE EASTERLY BOUNDARY OF HOOD CANAL SHORES, AS PER PLAT RECORDED IN VOLUME 8 OF PLATS, PAGE 62, RECORDS OF KITSAP COUNTY;
ALSO
THAT PORTION OF GOVERNMENT LOT 4 IN SECTION 29, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, LYING EASTERLY OF THE EASTERLY BOUNDARY OF HOOD CANAL SHORES, AS PER PLAT RECORDED IN VOLUME 8 OF PLATS, PAGE 62, RECORDS OF KITSAP COUNTY;
ALSO
THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 29, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT PORTION CONTAINED IN PLAT OF SHORE WOODS, AS PER PLAT RECORDED IN VOLUME 12 OF PLATS, PAGES 1 AND 2;
ALSO
THAT PORTION OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER AND OF THE NORTHEAST QUARTER

OF THE SOUTHWEST QUARTER AND OF GOVERNMENT LOT 1 IN SECTION 29, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON, LYING EASTERLY OF THE EASTERLY BOUNDARIES OF PLATS OF HOOD CANAL SHORES AS PER PLAT RECORDED IN VOLUME 8 OF PLATS, PAGE 62; AND HOOD CANAL SHORES NO. 2, AS PER PLAT RECORDED IN VOLUME 9 OF PLATS, PAGE 17, RECORDS OF KITSAP COUNTY;
EXCEPT THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 48 OF HOOD CANAL SHORES NO. 2, S PER PLAT RECORDED IN VOLUME 9 OF PLATS, PAGE 17;
THENCE NORTH 8°50’36” WEST, ALONG THE EASTERLY LIMITS OF SAID LOT 48, A DISTANCE OF 150 FEET;
THENCE NORTH 81°09’24” EAST 85 FEET;
THENCE SOUTH 8°50’36” EAST 150 FEET;
THENCE SOUTH 81°09’24” WEST 85 FEET TO THE POINFT OF BEGINNING;
AND EXCEPT THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

THAT PORTION OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER IN SECTION 29, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON CONVEYED TO J. ROBERT AND FRANCES B. SULTHOFF BY INSTRUMENT RECORDED UNDER ANDITOR’S FILE NO. 9405020261;

ALSO EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 49 OF THE SAID PLAT OF HOOD CANAL SHORES NO. 2;
THENCE NORTH 17°07’37” WEST 90 FEET;
THENCE NORTH 72°52’23” EAST 85 FEET;
THENCE SOUTH 17°07’37” EAST 90 FEET;
THENCE SOUTH 12°34’07” EAST 185 FEET, MORE OR LESS, TO A POINT WHICH BEARS NORTH 8°50’36” WEST AND NORTH 81°09’24” EAST 85 FEET FROM THE SOUTHEAST CORNER OF LOT 48 OF SAID HOOD CANAL SHORES NO. 2;
THENCE SOUTH 81°09’24” WEST 25 FEET;
THENCE NORTH 12°34’07” WEST 180.22 FEET;
THENCE SOUTH 72°52’23” WEST 60 FEET TO THE POINT OF BEGINNING;

AND EXCEPT THAT PORTION THEREOF LYING WITHIN THE FOLLOWING DESCRIBED TRACT DESIGNATED AS TRACT “X”:

BEGINNING AT THE NORTHEAST CORNER OF LOT 35 OF SAID HOOD CANAL SHORES NO. 2;
THENCE SOUTHERLY, ALONG THE EASTERLY BOUNDARY OF SAID LOT 35 TO THE SOUTHEAST CORNER THEREOF;
THENCE NORTH 59°26’54” EAST 470.00 FEET;
THENCE NORTH 30°33’06” WEST 259.93 FEET;
THENCE SOUTH 59°26’54” WEST 454.23 FEET TO THE POINT OF BEGINNING;
ALSO
THE EAST HALF OF SECTION 29, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT PORTION LYING IN PLAT OF SHORE WOODS NO. 2, AS PER PLAT RECORDED IN VOLUME 12 OF PLATS, PAGES 44 AND 45, RECORDS OF KITSAP COUNTY;
AND EXCEPT PORTION LYING IN SAID TRACT “X” AFORESAID;
ALSO THE NORTH 60 FEET OF LOT 50, HOOD CANAL SHORES NO. 2, ACCORDING TO PLAT RECORDED IN VOLUME 9 OF PLATS, PAGE 17, RECORDS OF KITSAP COUNTY, WASHINGTON.

PARCEL 37:

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER;

EXCEPT THE WEST AND NORTH 30 FEET;
THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER;
THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER;

EXCEPT THE SOUTH 60 FEET CONVEYED TO KITSAP COUNTY FOR ROAD BY INSTRUMENT RECORDED UNDER AUDITOR’S FILE NO. 817693;

AND THE SOUTHEAST QUARTER OF THE SOUTHEST QUARTER;

EXCEPT A PLOT OF LAND 100 FEET BY 100 FEET STARTING AT THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE EAST 100 FEET;
THENCE SOUTH 100 FEET;
THENCE WEST 100 FEET;
THENCE NORTH 100 FEET TO THE POINT OF BEGINNING;

AND EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER;
THENCE EAST 627 FEET;
THENCE SOUTH 418 FEET;
THENCE WEST 627 FEET;
THENCE NORTH 418 FEET; TO THE POINT OF BEGINNING;

EXCEPT CEMETERY;
ALL IN SECTION 32, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 38:

THE WEST HALF OF THE EAST HALF OF SECTION 33, TOWNSHIP 28 NORTH, RANGE 2 EAST, W.M., IN KITSAP COUNTY, WASHINGTON; EXCEPT PORTION CONVEYED TO KITSAP COUNTY FOR ROAD PURPOSES BY INSTRUMENT RECORDED UNDER AUDITOR’S FEE NO. 817693.

PARCEL 39:

THE NORTH HALF OF THAT PART OF THE NORTH HALF OF THE SOUTHWEST QUARTER, SECTION 3, TOWNSHIP 23 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF SAID SECTION 3, A DISTANCE NORTH 0°00’20” EAST 1373.15 FEET FROM THE SOUTHWESTERLY CORNER OF SAID SECTION 3;

THENCE ALONG THE WEST LINE OF SAID SECTION 3, NORTH 0°00’20” EAST 338.42 FEET;
THENCE NORTH 86°55’21” EAST 1437.08 FEET;
THENCE SOUTHERLY ALONG THE WESTERLY MARGIN OF THE OLD NAVY YARD HIGHWAY ON A CURVE TO THE LEFT HAVING AN INITIAL COURSE OF SOUTH 11°04’23” WEST AND A RADIUS OF 413.00 FEET, A DISTANCE OF 50.30 FEET;
THENCE SOUTH 4°04’40” WEST 283.29 FEET;
THENCE SOUTH 86°37’13” WEST 1410.61 FEET TO THE POINT OF BEGINNING;
EXCEPT ROADS;
AND EXCEPT THE SOUTH 30 FEET OF THE EAST 400 FEET OF THE ABOVE DESCRIBED PROPERTY.

PARCEL 40:

THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 20, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 41:

THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 20, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT ROAD.

PARCEL 42:

THE WEST HALF OF THE NORTHEAST 1/4;
THE NORTHWEST 1/4;
THE SOUTHWEST 1/4;
THE WEST HALF OF THE SOUTHEAST 1/4;
AND THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 28, TOWNSHIP 24 NORTH RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THAT PORTION CONVEYED TO KITSAP COUNTY BY DEED RECORDED UNDER AUDITOR’S FEE NO. 1057947;
TOGETHER WITH AN EASEMENT FOR ROAD PURPOSES OVER, ALONG AND ACROSS ALL LOGGING ROADS CROSSING THE EAST HALF OF THE NORTHEAST 1/4 OF SAID SECTION 28, AS RESERVED IN DEED RECORDED SEPTEMBER 1, 1972, UNDER AUDITOR’S FEE NO. 1029691.

PARCEL 43:

THE NORTH HALF;
THE EAST HALF OF THE SOUTHWEST 1/4;
THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4;
AND THE NORTH HALF OF THE SOUTHEAST 1/4;
ALL IN SECTION 29, TOWNSHIP 24 NORTH, RANGE 1 EAST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT PORTIONS CONVEYED TO KITSAP COUNTY FOR ROAD PURPOSES BY DEEDS RECORDED UNDER AUDITOR’S FEE NOS. 750383, 924625, 981361, AND 9111150305.

PARCEL 44:

THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 30, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 45:

THE NORTHEAST 1/4;
THE EAST HALF OF THE NORTHWEST 1/4;
AND GOVERNMENT LOTS 1, 2, AND 3, IN SECTION 31, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP
COUNTY, WASHINGTON;
EXCEPT PANTHER LAKE COUNTY ROAD;

PARCEL 46:

THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4;
EXCEPT THAT PORTION OF THE SOUTH HALF THEREOF LYING EASTERLY OF PANTHER LAKE NORTH TO TAHUYEH COUNTY ROAD;
THE SOUTHWEST 1/4;
EXCEPT THAT PORTION THEREOF LYING SOUTHEASTERLY OF TIGER LAKE COUNTY ROAD;
THAT PORTION OF THE WEST HALF OF THE SOUTHEAST 1/4 LYING NORTHERLY OF TIGER LAKE COUNTY ROAD;
THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;
AND THAT PORTION OF THE NORTHEAST 1/4 OF THE SOUTHEAST 1/4 LYING WEST OF MISSION LAKE ROAD AND SOUTHERLY OF FEDENK COUNTY ROAD;
ALL IN SECTION 32, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THOSE PORTIONS CONVEYED TO KITSAP COUNTY FOR ROAD PURPOSES BY DEEDS RECORDED UNDER AUDITOR’S FEE NO. 759947,767382, AND 924624.

PARCEL 47:

THE EAST HALF;
THE EAST HALF OF THE WEST HALF;
THE WEST HALF OF THE SOUTHWEST 1/4;
AND THE SOUTH HALF OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4;
ALL IN SECTION 33, TOWNSHIP 24 NORTH, RANGE 1 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THAT PORTION CONVEYED TO KITSAP COUNTY FOR ROAD PURPOSES BY INSTRUMENT RECORDED UNDER AUDITOR’S FEE NO. 1057947.

PARCEL 48:

THE EAST HALF;
THE SOUTHWEST 1/4;
AND THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 19, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THE NORTH HALF OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF THE SOUTHEAST 1/4 THEREOF.

PARCEL 49:

THE EAST HALF;
THE SOUTHWEST 1/4;
AND THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
ALL IN SECTION 20, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT COUNTY ROAD;
AND EXCEPT THAT PORTION OF SAID SOUTHEAST 1/4 OF THE NORTHWEST 1/4 LYING WESTERLY OF DEWATTO ROAD.

PARCEL 50:

THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 20, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN

KITSAP COUNTY, WASHINGTON.

PARCEL 51:

ALL OF SECTION 21, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT THE NORTHWEST 1/4 OF THE NORTHEAST 1/4;
AND EXCEPT THE WEST QUARTER OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 THEREOF.

PARCEL 52:

THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 21, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 53:

THE SOUTH HALF OF THE NORTHEAST 1/4;
THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4;
THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4;
AND THE SOUTH HALF OF THE SOUTHEAST 1/4;
ALL IN SECTION 22, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 54:

THE NORTHEAST 1/4 OF THE NORTHEAST 1/4;
THE EAST HALF OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4;
AND THE NORTHEAST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 22, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 55:

THE WEST HALF OF THE NORTHWEST 1/4;
THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4;
AND THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 23, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON

PARCEL 56:

THE WEST HALF OF THE SOUTHWEST 1/4 OF SECTION 23, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 57:

THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 24, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 58:

THE WEST HALF;
THE WEST HALF OF THE EAST HALF;
THE NORTHEAST 1/4 OF THE NORTHEAST 1/4;
AND THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 25, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 59:

ALL OF SECTION 26, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON

PARCEL 60:

ALL OF SECTION 27, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 61:

ALL OF SECTION 28, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 62:

THE EAST HALF OF SECTION 29, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;
EXCEPT RIGHT-OF WAY FOR COUNTY ROAD.

PARCEL 63:

THE EAST HALF OF THE NORTHEAST 1/4; EXCEPT COUNTY ROAD NO 102;
AND THE NORTHWEST 1/4 OF THE NORTHEAST 1/4;
ALL IN SECTION 31, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 64:

ALL OF SECTION 32, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON;

EXCEPT COUNTY ROAD.

PARCEL 65:

ALL OF SECTION 33, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 66:

THE NORTHEAST 1/4;
AND THE WEST HALF;
ALL IN SECTION 34, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 67:

THE EAST HALF OF THE SOUTHEAST 1/4;
THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4;
ALL IN SECTION 34, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 68:

ALL OF SECTION 35, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 69:

THE SOUTH HALF OF THE NORTHEAST 1/4;
THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
THE EAST HALF OF THE SOUTHWEST 1/4;
AND THE SOUTHEAST 1/4;
ALL IN SECTION 36, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 70:

THE NORTH HALF OF THE NORTH HALF;
THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4;
AND THE WEST HALF OF THE SOUTHWEST 1/4;
ALL IN SECTION 36, TOWNSHIP 24 NORTH, RANGE 2 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCEL 71:

THE EAST HALF;
AND THE EAST HALF OF THE SOUTHWEST 1/4;

ALL IN SECTION 36, TOWNSHIP 24 NORTH, RANGE 3 WEST, W.M., IN KITSAP COUNTY, WASHINGTON.

PARCELS 1 THROUGH 71, INCLUSIVE ARE SITUATE IN THE COUNTY OF KITSAP, STATE OF WASHINGTON.

MASON COUNTY, WASHINGTON
LEGAL DESCRIPTIONS

Parcels 1-22A are all located in Mason, County, Washington:

PARCEL 1:

All that portion, if any, of a tract of tidelands conveyed by the State of Washington to The Puget Mill Company in deed recorded August 21, 1984, in Volume V of Deeds, page 560, Auditor’s File No. 7735, AND all that portion, if any, of a tract of tidelands conveyed by the State of Washington to The Puget Mill Company in deed recorded June 21, 1913, in Volume 28 of Deeds, page 131, Auditor’s File No. 28335, which lie Southerly of the North line of Section six (6), Township twenty-two (22) North, Range one (1) West, W.M., extended Westerly, and which lie Easterly of the North and South centerline of said Section six (6) extended Northerly;

EXCEPTING therefrom, all that portion thereof conveyed to Elmer Beard, et ux, in Warranty Deed recorded March 1, 1934, Auditor’s File No. 72452 and Correction Warranty Deed recorded April 4, 1934, Auditor’s File No. 72658;

EXCEPTING therefrom, all that portion thereof conveyed to C.G. Nichols, et ux, in Warranty Deed recorded July 31, 1936, Auditor’s File No. 78820; and,

EXCEPTING therefrom, all that portion thereof conveyed to Sam B. Theler, et ux, in Quit Claim Deed recorded September 7, 1939, Auditor’s File No. 90369.

Parcel No. 12206 11 70430.

PARCEL 2:

All of Section four (4), Township twenty-three (23) North, Range one (1) West, W.M., excepting therefrom the Southeast quarter (SE ¼) of the Southeast quarter (SE ¼) of said Section four (4).

Parcel Nos. 12304 00 00000, 12304 41 00000, 12304 42 00000 and 12304 43 00000.

PARCEL 3:

All those portions of Government Lots one (1) and five (5), and of the Southeast quarter (SE ¼) of the Northeast quarter (NE ¼), lying Easterly of the Easterly right-of-way line of Tiger Mission Road, County Road No. 89870; the East half (E ½) of the Southeast quarter (SE ¼); All that portion of the West half (W ½) of the Southeast quarter (SE ¼), lying Easterly of the Easterly right-of-way line of Tiger Mission Road, County Road No. 89870 and lying Southerly of the Southerly right-of-way line of Bear Creek-Dewatto Road, County Road No. 79800; all that portion of Government Lot two (2), lying Westerly of the Westerly right-of-way line of Tiger Lake Road West, County Road No. 88910; AND all that portion of Government Lot three (3) lying Northerly of the Northerly right-of-way line of Tiger Lake Road West, County Road No. 88910 and lying Easterly of the Easterly right-of-way line of Bear Creek-Dewatto Road, County Road No. 79800, all in Section five (5), Township twenty–three (23) North, Range one (1) West, W.M.

Parcel Nos. 12305 11 00000, 12305 13 00000, 12305 14 00000, 12305 21 00000, 12305 22 00000, 12305 40 00000 and 12305 40 04000.

PARCEL 4:

All of Section eight (8), Township twenty-three (23) North, Range one (1) West, W.M., excepting therefrom the West half (W ½) of the West half (W ½) of said Section eight (8), and excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800.

Parcel No. 12308 00 00000.

PARCEL 4A:

TOGETHER WITH a permanent easement for the construction, reconstruction, use and maintenance of a road or roads for access, 60 feet in width, as granted by the State of Washington in instrument recorded April 29, 1975, Auditor’s File No. 299539.

PARCEL 5:

The West half (W ½) of the Northeast quarter (NE ¼); the Northwest quarter (NW ¼); the Northwest quarter (NW ¼) of the Southwest quarter (SW ¼); AND all that portion of the Northeast quarter (NE ¼) of the Southwest quarter (SW ¼), lying Northerly of the Northerly right-of-way line of the Bear Creek-Dewatto Road, County Road No. 79800, excepting therefrom, all that portion thereof which lies Southerly of the Northerly line of a tract of land sold to Charles Benson in Real Estate Contract recorded December 20, 1939, Auditor’s File No. 91522, all in Section nine (9), Township twenty-three (23) North, Range one (1) West, W.M., excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800.

Parcel Nos. 12309 00 01000 and 12309 31 00000.

PARCEL 6:

The West half (W ½) of the Northeast quarter (NE ¼); the Northwest quarter (NW ¼); AND the North half (N ½) of the Southwest quarter (SW ¼), all in Section seventeen (17), Township twenty-three (23) North, Range one (1) West, W.M.

Parcel Nos. 12317 20 00000 and 12317 30 01000

PARCEL 7:

Government Lots two (2), three (3) and four (4), Section one (1), Township twenty-three (23) North, Range two (2) West, W.M.

Parcel Nos. 22301 12 00000 and 22301 20 00000.

PARCEL 8:

Government Lots one (1), two (2), three (3) and four (4); the Southwest quarter (SW ¼) of the Northwest quarter (NW ¼); AND the Northwest quarter (NW ¼) of the Southwest quarter (SW ¼), all in Section two (2), Township twenty-three (23) North, Range two (2) West, W.M.; excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800.

Parcel Nos. 22302 11 00000, 22302 12 00000, 22302 20 00000, 22302 23 00000 and 22302 32 00000.

PARCEL 9:

Government Lots one (1) and two (2), and the South half (S ½) of the Northeast quarter (NE ¼), all in Section three (3), Township twenty-three (23) North, Range two (2) West, W.M., excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800.

Parcel Nos. 22303 10 00000 and 22303 13 00000

PARCEL 10:

Government Lots three (3) and four (4); the South half (S ½) of the Northwest quarter (NW ¼); AND the West half (W ½) of the Southwest quarter (SW ¼), all in Section four (4), Township twenty-three (23) North, Range two (2) West, W.M., excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800, and excepting therefrom right-of-way for Tahuya-Blacksmith Road, County Road No. 70670.

Parcel Nos. 22304 20 00000, 22304 20 00010 and 22304 30 00000.

PARCEL 11:

All of Section five (5), Township twenty-three (23) North, Range two (2) West, W.M., excepting therefrom right-of-way for Bear Creek-Dewatto Road, County Road No. 79800, and excepting therefrom right-of-way for Tahuya-Blacksmith Road, County Road No. 70670.

Parcel Nos. 22305 11 00000, 22305 12 00000, 22305 13 00000, 22305 14 00000, 22305 21 00000, 22305 22 00000, 22305 23 00000, 22305 24 00000, 22305 31 00000, 22305 32 00000, 22305 33 00000, 22305 34 00000, 22305 41 00000, 22305 42 00000, 22305 43 00000 and 22305 44 00000.

PARCEL 12:

The South half (S ½) of the Northeast quarter (NE ¼); Government Lots one (1) through seven (7), both inclusive; the Southeast quarter (SE ¼) of the Northwest quarter (NW ¼); the Southeast quarter (SE ¼) of the Southwest quarter (SW ¼); AND the Northwest quarter (NW ¼) of the Southeast quarter (SE ¼), all in Section six (6), Township twenty-three (23) North, Range two (2) West, W.M., excepting therefrom right-of-way for Dewatto-Holly Road, County Road No. 76690.

Parcel Nos. 22306 10 00000, 22306 11 00000, 22306 12 00000, 22306 21 00000, 22306 22 00000, 22306 23 00000, 22306 24 00000, 22306 32 00000, 22306 33 00000, 22306 34 00000 and 22306 42 00000.

PARCEL 13:

All of Section seven (7), Township twenty-three (23) North, Range two (2) West, W.M.; excepting therefrom the Southeast quarter (SE ¼) of the Southeast quarter (SE ¼) of said Section seven (7), and excepting therefrom, those portions thereof particularly described as follows:

1)                                             One square acre in the Northwest corner of the Northwest quarter (NW ¼) of the Southwest quarter (SW ¼), as dedicated to the public in instrument recorded June 6, 1930, Auditor’s File No. 63808

2)             The West 84.26 feet of the South 391.26 feet of the North 600 feet of Government Lot three (3), of said Section seven (7)

EXCEPTING from all the foregoing, right-of-way for Dewatto-Holly Road, County Road No. 76690.

Parcel Nos. 22307 10 00000, 22307 20 00000, 22307 22 00000, 22307 23 00000, 22307 31 00000, 22307 31 00020, 22307 32 00000, 22307 33 00000, 22307 34 00000, 22307 40 00000, and 22307 43 00000

PARCEL 14:

The Northeast quarter (NE ¼), excepting therefrom the Southeast quarter (SE ¼) of said Northeast quarter (NE ¼); the Northwest quarter (NW ¼); the Southwest quarter (SW ¼); AND the West half (W ½) of the Southeast quarter (SE ¼), all in Section eight (8), Township twenty-three (23) North, Range two (2) West, W.M.; excepting therefrom right-of-way for Tahuya-Blacksmith Road, County Road No. 70670.

Parcel Nos. 22308 10 00000, 22308 20 00000, 22308 30 00000, 22308 30 00010 and 22308 40 00000.

PARCEL 15:

Government Lot two (2), AND the Northwest quarter (NW ¼), all in Section seventeen (17), Township twenty-three (23) North, Range two (2) West, W.M.; excepting therefrom right-of-way for Tahuya-Blacksmith Road, County Road No. 70670.

Parcel Nos. 22317 13 00000 and 22317 20 00000.

PARCEL 16:

The Northeast quarter (NE ¼) of the Northwest quarter (NW ¼), AND Government Lot one (1), all in Section eighteen (18), Township twenty-three (23) North, Range two (2) West, W.M.

Parcel Nos. 22318 21 00000 and 22318 22 00000.

PARCEL 17:

All of Section one (1), Township twenty-three (23) North, Range three (3) West, W.M.

Parcel Nos. 32301 00 00000, 32301 20 00000

PARCEL 18:

The East half (E ½) of the Southeast quarter (SE ¼), AND the Southeast quarter (SE ¼) of the Northeast quarter (NE ¼), all in Section two (2), Township twenty-three (23) North, Range three (3) West, W.M.

Parcel No. 32302 40 00000.

PARCEL 19:

The Southeast quarter (SE ¼) of the Northeast quarter (NE ¼); the Southeast quarter (SE ¼) of the Southwest quarter (SW ¼); the North half (N ½) of the Southeast quarter (SE ¼); AND the Southwest quarter (SW ¼) of the Southeast quarter (SE ¼); all in Section eleven (11), Township twenty-three (23) North, Range three (3) West, W.M.

Parcel Nos. 32311 14 00000, 32311 34 00000, 32311 40 00000 and 32311 43 00000.

PARCEL 20:

The North half (N ½); the North half (N ½) of the Southwest quarter (SW ¼); AND the Southeast quarter (SE ¼), all in Section twelve (12), Township twenty-three (23) North, Range three (3) West, W.M.; excepting therefrom, all that portion of the East half (E ½) of said Southeast quarter (SE ¼), particularly described as follows:

BEGINNING at the East quarter corner of said Section twelve (12); thence West, along the North line of said Southeast quarter (SE ¼), 710.5 feet; thence South 550 feet; thence East 505.5 feet; thence South 95.5 feet; thence North 55°20’ East, 80 feet; thence East 140 feet, to the East line of said Section twelve (12); thence North, along said East line, 600 feet, to the POINT OF BEGINNING.

Parcel Nos. 32312 00 01000, 32312 30 00000, 32312 40 00000, 32312 41 00000 and 32312 44 00000.

PARCEL 21:

The West half (W ½) of the Northeast quarter (NE ¼); the Northeast quarter (NE ¼) of the Northwest quarter (NW ¼); AND the South half (S ½) of the Northwest quarter (NW ¼), all in Section fourteen (14), Township twenty-three (23) North, Range three (3) West, W.M.

Parcel No. 32314 00 01000.

PARCEL 22:

The Northwest quarter (NW ¼) of the Northeast quarter (NE ¼); the Southeast quarter (SE ¼) of the Northwest quarter (NW ¼); the Northeast quarter (NE ¼) of the Southwest quarter (SW ¼); the Northwest quarter (NW ¼) of the Southeast quarter (SE ¼); AND the Southeast quarter (SE ¼) of the Southeast quarter (SE ¼), all in Section twenty-two (22), Township twenty-three (23) North, Range three (3) West, W.M.

Parcel Nos. 32322 00 00000 and 32322 44 00000.

PARCEL 22A:

TOGETHER WITH and SUBJECT TO a perpetual, non-exclusive easement for road and utility purposes, 60 feet in width, as described in instrument recorded December 21, 1990, Auditor’s File No. 520273.

CLALLAM COUNTY, WASHINGTON

LEGAL DESCRIPTIONS

Parcel A:

The west 396 feet of the Southwest Quarter of Section 33, Township 28 North, Range 2 West, W.M., Clallam County, Washington.

Parcel B:

The West half of the Northeast Quarter in Section 30 Township 30 North, Range 2 West, W.M., Clallam County, Washington.

Parcel C:

The North half of the Southwest Quarter of the Southwest Quarter and the Southwest Quarter of the Southwest Quarter of the Southeast Quarter;

EXCEPT the South 30 feet, all in Section 35, Township 30 North, Range 5 West, W.M., Clallam County, Washington.

Parcel D:

The Southwest Quarter of the Southwest Quarter of the Southwest Quarter of Section 35, Township 30 North, Range 5 West, W.M., Clallam County, Washington.

Situated in the County of Clallam, State of Washington.

EXHIBIT E

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Timber Cruise Specifications

Each Timber Cruise shall be conducted using such forest sampling methods as are necessary to produce an estimate of timber volume on the Timberlands aged thirty-five (35) years and older with an accuracy within a range of 7% at the confidence level of not less than 95%.  The Timber Cruise shall cover all Timber and Land within the Timber Property, and the results of such Cruise shall be reported in acres, board feet Scribner, and other units, as the case may be, for each Category of Land and Timber set forth on Exhibit C of this Agreement.  The Cruise shall be supported by maps showing the location of sample plots.  The Cruise data shall be tallied separately and dated for each sample plot and the plot location keyed on a map and flagged on the ground in a manner which will accommodate an independent field audit of timber cruise measurements.  The classifications, specifications and utilization limits set forth in Section 9.6 of this Agreement shall control for all purposes of the Timber Cruise.

Calculation of Land acreage shall be based upon:

1.             Surveys (to the extent currently available) and aerial photographs of the Property, timber type maps and such other available information generally utilized by professional foresters; and

2.             Standards of calculation and measurement generally used in the commercial forestry industry.

Determination of Pre-Merchantable Timber acreage by age classes (ages 1-29 years) shall comply with the following guidelines:

1.             A fully stocked stand shall consist of at least 350 well spaced stems per acre or 60 square feet of basal area per acre, measured at DBH; and

2.             Timber volumes shall not include any trees of merchantable size class located in stands classified as Pre-Merchantable Timber.

Determination of Sub-Merchantable Timber acreage by age classes (ages 30-44 years) shall comply with the following guidelines:

1.             A fully stocked stand shall consist of at least 350 well spaced stems per acre or 60 square feet of basal area per acre, measured at DBH; and

2.             Timber volumes shall not include any trees of merchantable size class located in stands classified as Sub-Merchantable Timber.

EXHIBIT F

TO NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Mortgages covering the Timber Property

1.     That certain Timberland Deed of Trust and Security Agreement with Assignment of Rents by and between Borrower, as Grantor, and John Hancock Mutual Life Insurance Company, as Beneficiary, dated April 29, 1992, and recorded on April 29, 1992, in volume 371, pages 237–332, Jefferson County, Washington official records, as amended by instrument recorded August 26, 1992, in Volume 385, Pages 204-206, Jefferson County, Washington official records, as amended by instrument recorded on June 14, 1993, in Volume 417, Pages 297-299, Jefferson County, Washington official records, as amended by instrument recorded on December 29, 1995, in Volume 542, Pages 447 and 448, Jefferson County, Washington official records, as amended by instrument recorded on December 30, 1999, in Volume 666, Pages 274 and 278, Jefferson County, Washington official records, and as amended by instrument dated of even date herewith (such Deed of Trust, as amended previously and as may be amended hereafter, is herein referred to as the “1992 Deed of Trust”) given to secure that certain Promissory Note dated April 29, 1992, made by Borrower in favor of John Hancock Mutual Life Insurance Company in the original amount of $16,000,000, as amended by instruments dated May 25, 1993, December 19, 1995, and December 20, 1999, and instrument dated of even date herewith (such Promissory Note, as amended previously and as may be amended hereafter, is herein referred to as the “1992 Note”).

2.     That certain Timberland Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing by and between Borrower, as Grantor, and John Hancock Life Insurance Company, as Beneficiary and agent for itself and the Holders, recorded in the official records of Jefferson, Kitsap, Mason and Clallam Counties, Washington, given to secure payment of certain fixed rate senior secured notes dated of even date herewith in the aggregate principal amount of $30,000,000.

EXHIBIT G

TO

NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Map of Timber Property set forth on following page.

EXHIBIT H

TO

NOTE PURCHASE AGREEMENT

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Intentionally Omitted

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

__________________________________

NOTE PURCHASE AGREEMENT

__________________________________

Dated: March 29, 2001

$30,000,000 Fixed Rate

Senior Secured Notes

Due April 1, 2011